As filed with the Securities and Exchange Commission _____________	Registration No._______________

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Pre-Effective Amendment No. 2
To
Form SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CONECTISYS CORPORATION
(Name of small business issuer in its charter)

Conectisys Corporation
(Exact name of Registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	6035 (Primary Standard Industrial Classification Code Number)	84-1017107 (I.R.S. Employer Identification No.)

24730 Ave. Tibbitts,
Suite 130,
Valencia, California 91355
(Address of principal executive offices)

24730 Ave. Tibbitts
Suite 130
Valencia, California 91355
(661) 295-6763
(Address and telephone number of principal executive offices)

24730 Ave. Tibbitts
Suite 130
Valencia, California 91355
(Address principal place of business or intended principal place of business)

Robert A. Spigno, President
Conectisys Corporation
24730 Ave. Tibbitts
Suite 130
Valencia, California 91355
(Name and address of agent for service)

(661) 295-6763

(Telephone number, including area code, of agent for service)

Approximate date of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Maximum Aggregated Offering Price (2)	Amount of Registration Fee
Common Stock, no par value per share	4,411,765 (3)	$ 0.1925 (4)	$ 849,265	$ 213
Total	4,411,765	$ 0.1925	$ 849,265	$ 213 (5)

(1) Represents the shares of Common Stock being registered for offer by the Company in connection with a financing (the "Subscription Agreement"). The Company is required pursuant to the Subscription Agreement (Section 7g) to register 200% of the number of shares required to meet the Company's obligations to the Subscriber. Consequently, such number of Common Shares is subject to adjustment and could be materially less than such estimated amount depending upon factors that cannot be predicted by the Company at this time, including, among others, the future market price of the Common Stock. This presentation is not intended to constitute a prediction as to the future market price of the Common Stock or as to the number of shares of Common Stock issuable upon exercise of the convertible debenture. (See "Risk Factors").

(2) Estimated solely for purposes of computation of the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933.

(3) Represents the shares that, in good faith, the Company anticipates it would be required to issue pursuant to a six (6) month, 8% Convertible Debenture dated April 12,2001. The conversion price is the lower of 80% of the average of the three (3)lowest closing prices of the common stock during the thirty (30) days immediately preceding the (a) Subscription Date and (b) conversion date. Includes (a) 2,205,883 shares representing the conversion of the 8% Debenture, and (b) 2,205,882 shares representing reserve shares that may be needed to account for market fluctuations in the price of the common stock prior to the conversion of the Debenture.

(4) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (c) based upon the average of the bid and asked price of the common stock on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers on June 15, 2001.The actually base price of each share issued pursuant to the Convertible Debenture would be $.136 as per the terms indicated in Section 4 (1)(b) of the Convertible Debenture.

(5) Fee previously paid with original filing on March 19, 2001 File No. 333-57192.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      INFORMATION CONTAINED IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO
      THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE
      SOLD NOR OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS
      PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE
      ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL
      PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

        TABLE OF CONTENTS                                Page

        Management's Discussion and

        Certain Relationships and

        Market For Common Equity

      Prospectus
      Subject to Completion Preliminary Prospectus Dated June 15,2001

      CONECTISYS CORPORATION
      4,411,765 Shares of Common Stock

      This prospectus covers the offer and sale of an estimated 4,411,765 shares of our common stock.
      The common stock is being offered and sold by certain of our security holders.

      The selling security holders may without limitation offer their shares of common stock for sale through public or private transactions, on or off the United States exchanges, at prevailing market prices, or at privately negotiated prices. See "Plan of Distribution." The Company will bear all expenses in connection with the preparation of this prospectus.

      THE PROCEEDS AND DETERMINING THE OFFERING PRICE

      All proceeds from the sale of the common stock under this prospectus will go to the selling shareholders.
      The Company will not receive any proceeds from sales of the common stock offered by the selling shareholders.

      Since 1994 the Company's shares have been publicly traded on the electronic over-the-counter bulletin board (OTC-BB).  Bid and asked quotations are reported on the OTC-BB under the symbol CNES.
      There is no assurance that the trading market for the Common Stock on the OTC-BB will continue. The Company intends to continue trading its Common Stock, including the shares of Common
      Stock, which are the subject of this Offering, under the symbol "CNES". On June 12, 2001 the closing price of our common stock was  $.19 per share.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTARY IS A CRIMINAL OFFENSE.

      THE SECURITIES OFFERED HEREBY ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF
      RISK. SEE "RISK FACTORS" below.

      THE DATE OF THIS PROSPECTUS IS June __, 2001. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION
      OR TO MAKE REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, GIVEN OR MADE, SUCH INFORMATION OR
      REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS
      DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN
      OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS
      PROPSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY
      TIME SUBSEQUENT TO ITS DATE.

      The Company will furnish its stockholders with annual reports containing audited financial statements and such information as the Company deems appropriate or law may require as. The
      Company's fiscal year ends on September 30, of each year.

      AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and in accordance therewith, is required to file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Accordingly such annual and quarterly reports, and other information can be inspected and copied at the public reference facility of the SEC at Room
      1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices
      located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison
      Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the
      Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington,
      D.C. 20549, at prescribed rates. Additionally, the Company is required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR")
      system. The SEC maintains a Web site at www.sec.gov or at www.freedgar.com that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

      PROSPECTUS SUMMARY

      The following is a summary of certain selected information contained elsewhere in this Prospectus and is qualified in its entirety by the more detailed information and financial statements set forth in the
      Prospectus. Prospective investors are urged to read this Prospectus in its entirety.

      Unless otherwise indicated herein, all references to the Company shall include references to the
      Company's subsidiaries, United Telemetry Company, Inc. ("UTC") and eEnergyServices.com, Inc.
      ("eEnergyServices.com").

      THE COMPANY

      Since 1995 the Company has been a developmental commercial telecommunications company.
      ConectiSys has developed systems and products for the wireless telemetry markets.  Specifically,
      ConectiSys has developed a low-cost Automatic Meter Reading ("AMR") solution for both residential and
      commercial markets.   The product is called H-Net (H-Net is a trademark of ConectiSys Corporation) and is marketed by UTC.  H-Net utilizes a proprietary communication protocol for two-way communication using a wireless radio network.  This technology enables the Company to deliver a low-cost wireless network, which is inexpensive to deploy and operate.  The technology may also be utilized for other remote data acquisition and/or control applications, where traditional communication is not available because of cost.

      The ConectiSys network architecture includes a second component, the Network Operating Center or "NOC".  The H-Net wireless network AMR data will be transmitted to the NOC.  The NOC is a state of the art operating center built to support one million wireless meter reading devices, responding with readings four times an hour, twenty four hours a day. The H-Net Network will be deployed with several up-
      link capabilities including ISM band or satellite.

      Through the NOC, the Company will offer a full array of value added services to the utility distribution industry in addition to the AMR data. These services will include energy management, data archiving and e-commerce systems, which will allow an end-user access to real-time data for evaluation and cost analysis via the Internet using standard web browsers.  eEnergyServices.com will provide accounting and financial transaction services.  Energy suppliers, energy brokers and energy service providers along with energy consumers are the potential customers for these services.

      There is currently no dominant AMR technology in the market, today.  The Company believes the
      UTC and eEnergyServices.com wireless network model presents an effective, low-cost, total solution for the AMR market.

      Third Generation Product - ConectiSys' H-Net Wireless AMR Network has released its third generation network designed exclusively for electrical meter reading. The H-Net wireless network adds one more step to its commercial release for the utility industry at large.

      ConectiSys also has plans for research and development to evolve its H-Net Wireless AMR
      Network into an integrated, two-way, electric power telemetry and control system. The system under development is a fourth generation product (H-Net-4) stemming from the Company's dedication to the development of internet-based electric power metering solutions. H-Net-4 will combine a Real Time of Use electric power metering system with demand response control capabilities and deliver the complete unified system through high-performance web-based tools. With its third-generation H-Net-3 AMR system now in testing, ConectiSys believes that its technology will enable the power distributor to selectively disable a selected breaker(s) through a series of relays for electric load conservation/shedding requirements without the necessity to disable an entire household or commercial facility. This would be accomplished through the H-Net Wireless AMR Network and by the installation of simple wireless communication control devices at the end user's electrical beaker panel.  Through H-Net's two-way Wireless Network energy distributors could control power consumption in real time thus allowing the implementation of various energy conservation programs. Access to use information and programmable controls of electrical loads will be made available through an integrated Internet based control panel.

      The Company office is located at 24730 Avenue Tibbitts, Suite #130, Valencia, California 91355.
      Telephone (661) 295-6763; Facsimile (661) 295-5981; e-mail conectisys@qnet.net; Website
      www.conectisys.net.

      THE OFFERING

      Common Stock Registered by Company and Offered by the Selling Security Holders----4,411,765 Shares

      Common Stock Outstanding
      Before Registeration-------------------------------------------------------------29,916,182 Shares
      After Registration---------------------------------------------------------------34,327,947 Shares

      Estimated Net Proceeds------------------------------------------------------------------------None

      Risk Factors-----------------------------------The Common Stock offered hereby are speculative and involve a high degree of risk. Investors should carefully
                                                   Consider the risk factors enumerated hereafter before
                                                      Investing in the Common Stock. See "Risk Factors".

      OTC-BB Symbol---------------------------------------------------------------------------------CNES

      Summary Financial Information

      The following table sets forth selected financial information concerning the Company. Qualified reference to the historical consolidated financial statements and notes thereto included elsewhere in this
      Prospectus.

      CONSOLIDATED STATEMENTS OF OPERATIONS

      For the Fiscal Years Ended September 30, 2000; September 30, 1999 (Ten months); November 30, 1998;
      and the Cumulative Period From  December 1, 1990 (Inception) Through September 30, 2000

                                                                     Dec. 1, 1990
                                      Year Ended   Ten Months Ended  (Inception) Through
                                    Sept. 30, 2000  Sept. 30, 1999    Sept. 30, 2000
                                      -----------     -----------     -----------
                                        (AUDITED)       (AUDITED)      (AUDITED)

      Net revenues                    $         0     $    25,655     $   517,460
      Cost of sales                       110,466          94,434         529,791
                                      -----------     -----------     -----------
      Gross profit (loss)                (110,466)        (68,779)       (12,331)

      Operating expenses:
       General and administrative       3,387,331         928,186      13,345,823
       Bad debt write-offs                     -               -        1,680,522
                                      -----------     -----------     -----------
      Loss from operations             (3,497,797)       (996,965)   (15,038,676)

      Non-operating income (expense)      (79,113)       (326,866)    (2,127,716)
      Minority interest                        -               -          62,500
                                      -----------     -----------     -----------
      Net loss                        $(3,576,910)    $(1,323,831)  $(17,103,892)
                                      ===========     ===========   ==============
      Weighted average shares
       outstanding -
       basic and diluted               17,948,218      12,244,646
      Net loss per share -
       basic and diluted              $      (.20)    $      (.11)
                                      ===========     ===========

      (1) Shortened fiscal year because Company changed its fiscal year end from November 30 to September 30 in 1999.

      RISK FACTORS

      AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS,
      PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CONSIDER CAREFULLY, IN ADDITION TO THE OTHER INFORMATION
      CONTAINED IN THIS PROSPECTUS (INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO), THE FOLLOWING FACTORS:

      A WORKING CAPITAL DEFICIT

      For the fiscal year ending September 30, 2000 the Company recorded a net loss of  $3,576,910.
      At September 30, 2000 the Company had a working capital deficit of  $888,172. From inception (December
      1, 1990) through the fiscal year end September 30, 2000 the Company had a total net loss of  $17,103,892.
      For at least the current fiscal year, the Company is likely to incur losses from operations. There can be no assurance that the Company will achieve profitability at any time in the near future or, if achieved, sustain such profitability. (See Financial Statements).

      CONECTISYS CORPORATION HAS LIMITED OPERATING HISTORY

      ConectiSys Corporation is a new venture that has engaged in researching, engineering, and developing its H-Net technologies since August 1995, and which has only recently begun deployment of a pilot project and has generated no revenues for the past fiscal year.  As such, there is no guarantee that revenue or profits will ever, in fact, occur. (See Financial Statements).

      The Company is a developmental company and plans to deploy its H-Net in 2002, engaging large-
      scale cost reduction runs for the production and subsequent sale of the H-Net.  The Company's continued
      success will depend in part on its ability to deal with the problems, expenses, and delays frequently associated with establishing a relatively new product.  Inasmuch as the Company will be required to make significant expenditures in connection with the development of its H-Net System, including the purchase of equipment, new hires, and operating expenses, the Company anticipates that losses will occur until such time as revenues are sufficient to offset the Company's operating costs.  There can be no assurance that the
      Company will generate significant revenues or ever achieve profitability.  Future losses are likely to occur before the Company's operations will become profitable, and there is no assurance that the Company's operations will ever attain profitability.

      LIMITED CAPITAL; NEED FOR ADDITIONAL CAPITAL.

      ConectiSys Corporation presently has limited operating capital.  Current revenue from its H-Net
      System sales and revenue from the licensing of its H-Net technology may only be sufficient to maintain its presence in the market, and the Company is dependent upon receipt of proceeds from this Offering or elsewhere to expand its business through operations.  Upon completion of the Offering, even if the entire
      Offering amount is raised, the amount of capital available to the Company will be limited, and may not be sufficient to enable the Company to fully develop its business without additional financing.  Any inability to obtain additional financing when needed would have a material adverse effect on the Company, requiring it to curtail its expansion efforts.

      Private Equity Credit Line Agreement  ("PECL Agreement")

      On May 1, 2001, the Company entered into a New Private Equity Credit Line Agreement
      ("PECL Agreement") with a group of private investors ("Investors") to provide financing to the Company in an aggregate amount of $15.0 million through the sale of restricted common stock for a period of thirty-six (36) months. This New PECL Agreement replaces the previous PECL Agreement signed on February 1, 2001. The new PECL Agreement entitles the Company to sell restricted common stock with registration rights, referred to as a
      "Put". The amount of the Put may not exceed the lesser of $500,000 or ten percent (10%)
      of the daily volume weighted average price of the common stock for the twenty-two (22)
      Trading Days after the Put date ("Valuation Period"), multiplied by the reported daily trading volume of the common stock for each such day. Notwithstanding the maximum amount limits, the minimum Put amount is $250,000. There must be at least 30 days between each
      Put and seven (7) days since the last closing of Put. The Purchase Price per Put share of common stock shall be based on the Average Daily Price (the daily volume weighted average price of the common stock) on each separate Trading Day during the Valuation
      Period.  The number of Put shares to be purchased by the Investors shall be determined on a daily basis during each Valuation Period and settled on two Closing Dates defined as the thirteenth (13th) Trading Day following the Put date and the second Trading Day following the Valuation Period. The sale price of the stock is 84% of each Average Daily
      Price during the Valuation Period. If the daily volume of shares of common stock traded on any Trading Day during the Valuation Period is fewer than 100,000 shares of common stock ("Low Volume Day), the Investor shall not be required to purchase the Put shares otherwise to be purchased for such Low Volume Day.  In such case, one-twenty-second
      (1/22nd) of the Investment Amount shall be withdrawn from the Investment Amount for each such Low Volume Day, the Valuation Period will be extended one additional Trading Day for each such Low Volume Day and the withdrawn Investment Amount shall be applied to the corresponding extended day.  The maximum number of Low Volume Days for which such extensions shall be permitted is five days.  The Investors may elect not to have such amount withdrawn from the Investment Amount and instead purchase Put Shares corresponding to any Low Volume
      Day.  The Company has 45 days after close of the Put sale to file and have effective a registration statement in place for the Put shares purchased.

      Warrants - The investors are also entitled to purchase common stock from the Company through
      Warrants. The investors have the right to purchase one (1) share common stock for every $2.00 in common stock purchased pursuant to a Put by the Company. The exercise price of the Warrants shall be equal to 120% of the lowest closing bid price during the Valuation Period of the Put.
      The Warrants are exercisable for four (4) years from the date of issuance.

      There is no assurance that the Company will be able to draw sufficient funds from the PELC Agreement to fund its future operations and the deployment of H-Net.(See "Plan of Distribution" section below for more detailed information).

      NO DIVIDENDS

      ConectiSys Corporation does not currently pay cash dividends on its Common Stock and does not anticipate paying such dividends at any time in the immediate future, although dividends are planned once the Company has obtained reasonable profitability.  At present, the Company will follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business.

      ENFORCEABILITY OF PATENTS; DEPENDENCE ON PROPRIETARY RIGHTS

      ConectiSys Corporation does rely on its unique H-Net technology, as well as certain trademarked and patented pending products.  There can be no assurance that patents and/or confidentiality or invention assignment agreements will not be breached, or that the Company will have adequate remedies for any such breaches.  Although the Company is not aware of any infringement of intellectual property rights held by third parties, there can be no assurance that the Company is not infringing on the intellectual property rights of others.  Litigation against the Company, whether or not successful, regarding patents, or infringement by the Company of the patent rights or trademarks of others, could have a material adverse effect on the
      Company's business.  There can be no assurance that patents or trademark registrations, which may be applied for, issued to, or licensed by the Company will not be challenged or circumvented by competitors or found to be overly broad so as to fail to protect adequately the Company's technology or to provide it with any competitive advantage.

      APPLICABILITY OF LOW PRICED STOCK RISK DISCLOSURE REQUIREMENTS

      The Shares of the Company will most likely be considered low-priced securities under rules promulgated under the Exchange Act.  Under these rules, Broker-Dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the Broker-Dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-Dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer.  The likely effect of these restrictions will be a decrease in the willingness of Broker-Dealers to make a market in the stock, decreased liquidity of the stock, and increased transaction costs for sales and purchases of the stock as compared to other securities.

      Trading in our securities is conducted on the OTC Bulletin Board. As long as the common stock is not quoted on the Nasdaq National Market or at any time that we have less than $2,000,000 in net tangible assets, trading in the common stock is covered by Rule 15g-9 under the Securities Exchange Act of 1934 for non-Nasdaq and non-exchange listed securities. Under that rule, broker-dealers who recommend covered securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

      The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exemptions. Such exemptions include an equity security listed on Nasdaq and an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three (3) years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three (3) years; or (iii) average revenue of at least
      $6,000,000 for the proceeding three (3) years. Unless such an exemption is available, the regulations require the delivery of a disclosure schedule explaining the penny stock market and the risks associated therewith prior to any transaction involving a penny stock. If our common stock continues to be subject to the regulations on penny stocks, that factor could have a severe adverse effect on the market liquidity for the common stock due to these limitations on the ability of broker-dealers to sell the common stock in the public market.

      LIMITED LIABILITY OF MANAGEMENT

      ConectiSys Corporation has adopted provisions to its Articles of Incorporation and Bylaws which limit the liability of its Officers and Directors, and, according to the Colorado Corporations Code, provide that a director shall not be personally liable to the Company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitute: (i) a violation of the criminal law; (ii) a transaction from which the director derived an improper personal benefit; (iii) a circumstance under which the liability provisions for unlawful distributions are applicable; (iv) in a proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the Company, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the Company or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

      VOTING CONTROL BY EXISTING SHAREHOLDERS

      As of the date of this Prospectus there are 29,916,182 shares of Common Stock issued and outstanding, and 140,020 shares of Class A Preferred Stock with 100 to 1 voting rights. That means that the
      Board of Directors and Officers of the Company control 22,427,293 (Out of a total possible votes of
      43,918,182, Common and Class A Preferred voting stock or 51%) before the Offering. Even if all the
      Offering Shares are sold, it is more than likely that Robert A. Spigno, the Board of Directors and Officers of the Company would continue to control a large portion of the outstanding shares (46.4% of the voting stock after Offering).  The Company's Board of Directors would control the dividend policy, as well as other major decisions affecting the Company, such as management and personnel, wages, acquisitions, partnerships, and financing. These matters will be significantly influenced and controlled by such individuals.

      RISK OF DILUTION/SHARES ELIGIBLE FOR FUTURE SALE

      Prior to this Offering, 29,916,182 shares of Common Stock were outstanding. Upon completion of the offering, the Company will have outstanding 34,327,947 shares of Common Stock. All of the shares of
      Common Stock sold in this Offering will be freely tradeable without restriction or limitation under the
      Securities Act, except any shares purchased by any of the Company's "affiliates," as the term is defined under the Securities Act. Of the remaining 29,916,182 shares, approximately 13,000,000 will be "restricted"
      shares within the meaning of Rule 144 adopted under the Act (the "Restricted Shares"). The Restricted
      Shares outstanding on the date hereof were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Securities Act and may only be sold if they are registered under the Securities Act or unless an exemption from registration, such as an exemption provided by Rule 144 under the Securities Act, is available.

      Additionally, the Company may be required to register a large amount, up to $15,000,000 worth, of additional shares of common stock under the Private Equity Line of Credit Agreement ("PELC"). These
      shares would be sold at a discount to the then current market price (84% of the market price). Thus, the shares would be sold at below the market price on the close of the sale.  All of the shares of common stock sold under the PELC Agreement require the Company to register the shares sold within 45 days of the sale and thus upon an effective registration statement would be freely tradeable without restriction or limitation. If the Company sells shares under the PELC Agreement, it will be required to file an additional registration statement for those shares, a process which will be costly and time consuming. The issuance and registration of these shares will dilute the common stock per share net tangible book value and may result in a decline in our stock price.

      Generally, Rule 144 provides that a holder of restricted shares of an issuer which maintains certain available public information, where such shares are held for a minimum of one year or more, may sell in
      "brokers' transactions" every three months the greater of: (a) an amount equal to one percent of the
      Company's outstanding shares (34,327,947 after giving effect to the Offering) or (b) an amount equal to the average weekly volume of trading in such securities during the preceding four calendar weeks prior to the sale.  A Form 144 must also be filed with SEC notifying that agency of the shares being sold pursuant to
      Rule 144.  Persons who are not affiliates of the Company may sell shares beneficially owned for at least two years at the time of the proposed sale without regard to volume or manner of sale restrictions.

      The Company has options outstanding to purchase 4,805,409 shares of restricted stock and
      1,000,000 shares of Class B Preferred Stock, which is convertible at a rate of 10 to 1 into restricted
      Common Stock or 10,000,000 shares of restricted Common Stock. The Company has a total of 14,805,409 in Options for restricted common stock including the Options for Class B Preferred Stock.

      The introduction of such Common Stock listed above in the form of options, warrants and restricted common stock into the public market could have an adverse effect upon the prices of the
      Common Stock and the issuance of these shares will dilute the common stock per share net tangible book value and may result in a decline in our stock price.

      SPECULATIVE NATURE OF INVESTMENT

      Investment in the Securities offered hereby is extremely speculative and involves a high degree of economic risk, which may result in a complete loss of investment.  This investment is only for those investors who can afford to assume such risks for a substantial period of time, who have no need for liquidity, and who are able to withstand a loss of all or substantially all of their investment.

      UNCERTAIN SUFFICIENCY OF FUNDS

      The Company believes that the net proceeds to the Company from the sale of the Common Stock offered hereby (assuming that all Common Stock offered hereby is sold) will provide the Company with sufficient capital to expand operation of the Company's proposed H-Net technology until it can begin generating profits from its operations and licensing/revenue sharing from its technology.  Many factors may, however, affect the Company's cash needs, including the Company's possible failure to generate sufficient revenues from operations.  In addition, if less than all of the Common Stock is sold, the Company may not have sufficient capital to fund operations until sufficient revenues are being generated and may be unable to find suitable financing on terms acceptable to the Company.  This event would significantly increase the risk to those persons who invest in this offering (See "Use of Proceeds").

      QUALIFIED REPORT OF INDEPENDENT ACCOUNTANTS; GOING CONCERN

      The Company's independent accountant's report on the Company's financial statements includes an explanatory paragraph to the effect as of September 30, 2000, the Company had a deficiency in working capital of approximately
      $890,000, and had incurred continual net losses since its return to the development stage ($2.2 million in 1996,
      $2.7 million in 1997,  $4.9 million in 1998,  $1.3 million in 1999 (ten months), and $3.6 million in 2000, which raises substantial doubt about its ability to continue as a going concern. (See audited financial statements of
      Company). Management's plans for correcting these deficiencies include the future sales of their newly licensed
      products and to raise capital through the      issuance of common stock and from continued officer advances to assist in providing the Company with the liquidity necessary to retire its outstanding debt and meet operating expenses (See Notes 14(a) and 14(b) audited financial statements).  In the longer term, the Company plans to achieve profitability through the operations. There no assurance the Company will have the ability to provide itself with the capital needed to complete H-Net and continue to profitability.

      DEPENDENCE UPON KEY PERSONNEL

      The operations of the H-Net project largely depend upon the skill and effort of Lawrence
      Muirhead, the Company's Chief Technical Officer. The advances made in the H-Net project over the past year have begun to minimize the Company's dependence upon Mr. Muirhead. The H-Net project is now at a stage in development where the absence of Mr. Muirhead would certainly slow the progress of the H-Net project, however, it would most certainly continue through fruition.

      With the implementation of the Company's business strategy, it may become necessary for the
      Company to hire additional experienced, professional individuals to meet its expanding needs. The
      Company has been very successful in utilizing the experience and economic advantages of specialized consultants to further the Company's progress.  The Company intends to participate in the selection of new personnel, as required. Such individuals may include engineers, technicians, marketing personnel or more specialized consultants.

      COMPETITION

      The Company is engaged in a highly competitive segment of an industry, which is very active and will certainly attract new competitors. The Company will be competing against a number of companies, many of which are larger, better capitalized, more established and have greater access to resources necessary to produce a competitive advantage. However, at this point in time there has not emerged a leader in the AMR market place with a viable solution to the AMR question. The Company feels confident that its technology will be embraced by the industry as a standard component to various AMR needs and products.

      FORWARD-LOOKING STATEMENTS; NO ASSURANCE OF ATTAINING FINANCIAL RESULTS

      Certain business and financial information given herein contains forward-looking statements and therefore may involve known and unknown risks and uncertainties and other factors that may cause the actual results, performance and achievements of the Company to be materially different from those expressed or implied by such forward-looking statements.  Some of the factors that may cause such material differences are set forth as risk factors under this section.  Although the Company intends to amend and/or update this information as changes occur, there can be no assurance that the information will be completely current in conjunction with the Company's actual financial performance during 2001.

      USE OF PROCEEDS

      The shares of common stock offered hereby are being registered for the account of the selling security holders identified in this prospectus. See "Selling Shareholders." All net proceeds from the sale of the common stock will go to the security holders who offer and sell their shares of common stock. The principal purpose of this offering is to effect an orderly disposition of the selling shareholders' shares. We will not receive any part of the proceeds from such sales of common stock.
      CAPITALIZATION

 The following table sets forth the capitalization of the company at September 30, 2000. This table should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations"
 and the Consolidated Financial Statements of the Company and the notes thereto appearing elsewhere in this
 Prospectus.

       Stockholders' Equity
       Class A Preferred Stock, $1.00 par value; 1,000,000 authorized; 140,020 issued                        140,020
       Convertible Class B Preferred Stock, $1.00 par value; 1,000,000 authorized;-0- issued                     -
       Common Stock, no par value; 250,000,000 authorized; 23,527,738 issued                                16,187,421
       Stock Options Exercisable (3,207,154 Common; 9,980 Class A
           Preferred Stock & 1,000,000 Class B Preferred Stock)                                                999,975
       Stock Subscriptions Receivable (61,800 Common Shares)                                                 (15,450)
       Accumulated Deficit                                                                            (18,181,634)
             Total Stockholders' Equity (Deficit)                                                       (869,668)
       Debt                                                                                              1,155,406
               Total Capitalization                                                                        285,738

      DETERMINATION OF OFFERING PRICE

      The price of the Common Stock of 4,411,765 shares of this Offering shall be determined at the time of the conversion of the Promissory Note. The Investors may elect at any time during the six (6) month Promissory
      Note to convert money owing under the Note to common stock. The conversion price is the lower of 80% of the average of the three (3) lowest closing prices of the common stock during the thirty (30) days immediately preceding the (a) Subscription Date and (b) Conversion Date. The investors do not have to convert the Note but could simply accept full payment in cash on the due date of the Note.

      MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following discussion should be read in conjunction with the Financial Statements and
      Notes thereto of the Company included elsewhere in this Prospectus.

      General

      Statements in this Form SB-2/A concerning our business outlook or future economic performance;
      anticipated profitability, expenses or other financial items; and statements concerning assumptions made or exceptions as to any future events, conditions, performance or other matter are "forward-looking statements" as that term is defined under the Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties and other factors which would cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, (i) the uncertain acceptance of the H-Net Wireless Network; (ii) competition; and  (iii) the loss of services of certain key individuals could have a material adverse effect on our business, financial condition or operating results.

      Corporate History

      The Company was incorporated under the laws of Colorado on February 3, 1986, to analyze and invest in business opportunities as they may occur.

      In September 1995, the Company acquired 80% of the outstanding stock of Technilink, Inc., a
      California corporation, and 80% of the outstanding stock of Primelink, Inc., a Kansas corporation, in exchange for an aggregate of 200,000 shares of the Company's common stock.  Both Primelink and
      Technilink were start-up companies with no material operating activity.

      The acquisitions of these companies occurred in connection with the signing of the license agreements.  The Company issued a total of 700,000 shares of common stock and assumed a loan of
      $400,000 to acquire the licenses and the Corporations.  The only major assets acquired from Primelink and
      Technilink were the licenses and technology. The assets were valued at $1,750,000, the fair market value of common stock issued.

      On July 15, 1998 United Telemetry Company, Inc. was incorporated in the State of Nevada as a wholly owned subsidiary of the Company.

      On July 22, 1998, the Company acquired the remaining 20% interest in Technilink, Inc. for 50,000 shares of the Company's common stock valued at $59,247.

      On January 15, 2000 eEnergyServices.com, Inc. was incorporated in the State of Nevada as a wholly owned subsidiary of the Company.

      In March 2000 the Company consolidated Primelink and United Telemetry Co., Inc. with all operations being conducted under United Telemetry Co., Inc., and consolidated the operations of
      Technilink and eEnergyServices.com, Inc. with all operations being conducted under eEnergyServices.com, Inc.

      Overview

      H-Net Pilot Program

      On February 15, 2000 the Company successfully launched its H-Net Pilot in Los Angeles,
      California. Although the initial pilot was small, it was a working model showing the capabilities of H-Net.
      The Company's much-awaited deployment of the H-Net Automatic Meter Reading (AMR) pilot demonstrated H-Net's technology which acquires real time data from an electric meter, processes this data to show power usage and cost, and can display this information via the Internet.

      In September 2000 the Company a 2nd-generation pilot. Additionally, the Company engineered a portable H-Net Wireless Network that is capable of demonstrating the H-Net System anywhere in the country.

      Based upon H-Net's success in its initial pilots in proving H-Net as a viable system of administration and reporting for the AMR market place, the Company is currently releasing its 3rd-generation pilot for 2001. The Company expects to begin testing H-Net with third parties (beta testing) in the 2nd quarter of 2001. The Company is in the process of development of H-Net 4th-generation for commercial deployment in 2002.

      H-Net At Work

      H-Net is new technology developed to allow energy companies to have a wireless network of intelligent power meters, each unit talking to each other and passing date back and forth, allowing real-time power consumption data and statistics to be generated. All this is done using established Internet connections in conjunction with technology designed by the Company. The Company believes that H-Net will save money all along the transmission line. Energy Service Providers (ESPs) will save money by efficiently collecting accurate load profiles and using this nearly real-time power usage data to competitively bid for energy in the newly deregulated energy market.

      Detailed information and charts can be easily generated and distributed to authorized readers.
      Using a web browser, an Energy Service Provider can tell exactly how much power a metropolitan area, a neighborhood, or even an individual house is using since each individual H-Net unit has a unique identifier.
      Customers will have the ability to check their electric usage and billing rates in real time through the e-
      commerce services of eEnergyServices.com, Inc., a wholly owned subsidiary of the Company.

      The H-Net Wireless Network Vision

      H-Net will provide an energy or utility company with the ability to provide its customers with information through the Internet. The site could provide energy usage data that would show when energy is used every 15 minutes of every day and the related costs to each of its customers, allowing its customers to analysis, identify and capture cost savings opportunities.

      The H-Net System will open both educational and sales opportunities for the customer and energy companies alike. The purchasing power produced by accurate historical and real time data facilitates efficient and cost saving advanced power purchasing. The H-Net System will allow the monitoring of energy levels of its customers and will ensure that the utility are aware of any delivery problems including power outages and energy thefts.  When a regional area suffers a heavy storm, the H-Net System will provide a power company with the ability to determine which of its customers does not have electric power, without the aid of customers' service phone calls allowing service crews can be dispatched more efficiently. Using H-Net, the utility company knows precisely when each customer's service is restored and the exact duration of the outage.

      H-Net will not only enhance safety but also convenience, allowing energy to be remotely connected and disconnected, with all billing transactions completely automated. With H-Net Internet connections, customers can request energy service on-line and discover that there are alternatives for time-
      of-use rates with incentives for managing energy consumption at different times. Since H-Net allows the customer information system to link directly to the meter, orders initiated by the customer can be automatically implemented. The H-Net is monitoring the customer's meter constantly and meter reads are gathered and displayed on 15-minute intervals, 24 hours a day/ 7 days a week/ 365 days a year.

      Energy companies will be able to implement innovative sales offerings of energy such as pre-pay status, and provide detailed customer usage and pricing information, allowing customers to utilize the ability to purchase additional energy via the Internet.

      Energy prices are constantly changing, and energy purchasing and trading is a critical function of energy companies. H-Net will provide customers and utilities with reliable and accurate energy usage records. Customers could be offered special incentives to use energy at off-peak times improving energy utilization and conservation during critical peak periods.
      H-Net  would allow the distribution of energy generation more simply and inexpensively with energy usage and other vital information flowing directly, precisely and electronically through the entire energy supply line. Energy purchasers can make precise forecasts of purchasing, eliminating volatile wholesale energy prices. H-Net allows customers who are getting ready to terminate or switch energy service providers to use the Internet to inform the current energy company of the change. At a precise time, selected by the customer, H-Net reads the meter, passes the information to the current energy provider's system to produce a final bill, and disconnects the meter. The new meter data from that point forward is automatically routed to the new energy provider. Billing delays and settlement time lags are non-existent.
      A customer can pay the bills electronically - all at a very low cost to the utility company. Low transaction costs will speed the path towards an open, competitivemarket.

      H-Net can provide lower energy costs; quicker transactions with less paperwork and less potential for errors; increase asset utilization; customer satisfaction will be enhanced through choice and costs savings, thus increasing customer loyalty.

      Marketing

      We have recently begun our effort to market our products and services. We have implemented a public relations and marketing campaign along with establishing a relationship with the State of California in an attempt to facilitate a long-term solution for the energy needs of the State.

      Recent Financing

      Convertible Debenture

      On April 12, 2001 the Laurus Master Fund, Ltd. loaned the Company $300,000 pursuant to a Subscription Agreement and secured by a six (6) month Convertible Debenture with simple interest accruing at the annual rate of eight percent (8%).
      Interest is payable commencing September 30, 2001 in arrears and continuing quarterly thereafter. The Debenture conversion price is the lower of 80% of the average of the three (3) lowest closing prices of the common stock during the thirty (30) days immediately preceding the (a) Subscription Date (April 12, 2001) and (b) conversion date.  The
      Subscription Agreement requires the Company to file a Registration Statement to register 200% of the shares that maybe required in anticipation of the Debenture being converted to common stock. Additionally, three of the Company's officers further secured the loan through the use of their personal common stock holdings in the Company. The officers provided an aggregate of 4,772,860 shares of restricted common stock as further collateral for the loan pursuant to a Security
      Agreement. Conectisys also issued common stock purchase warrants with the right to purchase 1 million shares of Common
      Stock with an exercise price of $.192

      The Company anticipates that the $300,000 Convertible Debenture will be converted into shares in accordance with the terms of the debenture.

      Private Equity Credit Line Agreement  ("PECL Agreement")

      On May 1, 2001, the Company entered into a New Private Equity Credit Line Agreement
      ("PECL Agreement") with a group of private investors ("Investors") to provide financing to the Company in an aggregate amount of $15.0 million through the sale of restricted common stock for a period of thirty-six (36) months. This New PECL Agreement replaces the previous PECL Agreement signed on February 1, 2001. The new PECL Agreement entitles the Company to sell restricted common stock with registration rights, referred to as a
      "Put". The amount of the Put may not exceed the lesser of $500,000 or ten percent (10%)
      of the daily volume weighted average price of the common stock for the twenty-two (22)
      Trading Days after the Put date ("Valuation Period"), multiplied by the reported daily trading volume of the common stock for each such day. Notwithstanding the maximum amount limits, the minimum Put amount is $250,000. There must be at least 30 days between each
      Put and seven (7) days since the last closing of Put. The Purchase Price per Put share of common stock shall be based on the Average Daily Price (the daily volume weighted average price of the common stock) on each separate Trading Day during the Valuation
      Period.  The number of Put shares to be purchased by the Investors shall be determined on a daily basis during each Valuation Period and settled on two Closing Dates defined as the thirteenth (13th) Trading Day following the Put date and the second Trading Day following the Valuation Period. The sale price of the stock is 84% of each Average Daily
      Price during the Valuation Period. If the daily volume of shares of common stock traded on any Trading Day during the Valuation Period is fewer than 100,000 shares of common stock ("Low Volume Day), the Investor shall not be required to purchase the Put shares otherwise to be purchased for such Low Volume Day.  In such case, one-twenty-second
      (1/22nd) of the Investment Amount shall be withdrawn from the Investment Amount for each such Low Volume Day, the Valuation Period will be extended one additional Trading Day for each such Low Volume Day and the withdrawn Investment Amount shall be applied to the corresponding extended day.  The maximum number of Low Volume Days for which such extensions shall be permitted is five days.  The Investors may elect not to have such amount withdrawn from the Investment Amount and instead purchase Put Shares corresponding to any Low Volume
      Day.  The Company has 45 days after close of the Put sale to file and have effective a registration statement in place for the Put shares purchased.

      Warrants - The investors are also entitled to purchase common stock from the Company through
      Warrants. The investors have the right to purchase one (1) share common stock for every $2.00 in common stock purchased pursuant to a Put by the Company. The exercise price of the Warrants shall be equal to 120% of the lowest closing bid price during the Valuation Period of the Put.
      The Warrants are exercisable for four (4) years from the date of issuance.
      (See "Plan of Distribution" section below for more detailed information).

      Results of Operations

      The Company realized a net loss from operations of $710,402 for the six (6) months ending March 31, 2001.
      The Company had no revenue for the six (6) months of the fiscal year 2001.

      The Company realized a net loss from operations of $3,576,910 for the fiscal year end September
      30, 2000. The Company for the fiscal year end 1999 had a net loss from operations of $1,323,831. The
      Company had no revenue for the fiscal year end September 30, 2000 and $25,655 for the fiscal year 1999.

      Plan of Operation

      Loss on operations for the Company for the six (6) month period ending March 31, 2001 decreased from the same period last year.  Loss on operations for the Company for the fiscal year end September 30, 2000 increased 170%
      from the prior year for the same period.  These losses are attributed to the Company's continued research and development associated with its H-Net Wireless Network, marketing and general expenses.  The Company will, over the next 12 months, rely on additional funding through the sale of common stock

      Liquidity and Capital Resources

      As of March 31, 2001, the Company had a working capital deficit of $1,349,485 consisting of $147,644 in current assets and $1,497,129 in current liabilities.

     As of December 31, 2000, the Company had a working capital deficit of $1,230,721 consisting of $165,197 in current assets and $1,395,918 in current liabilities.

      As of March 31, 2001, the Company had a negative working capital of $1,349,485 consisting of $147,644 in current assets and $1,497,129 in current liabilities as compared to negative working capital of $1,727,994 for the same period last year.

      As of December 31, 2000, the Company had a negative working capital of $1,115,721 consisting of $165,197 in current assets and $1,395,918 in current liabilities as compared to negative working capital of $2,111,873 for the same period last year.

      As of fiscal year end September 30, 2000, the Company had a working capital deficit of  $888,172 consisting of $192,234 in current assets and $1,080,406 in current liabilities.  The Company had a working capital deficit of  $$2,070,074 at fiscal year end 1999. The Company is dependent on achieving profitable operations through the success of its subsidiaries to continue as a going concern.

      The Company had total assets of $220,968 as of March 31, 2001, and total liabilities of $1,497,129.  Shareholder deficit is $1,276,161, as compared to a deficit of $1,631,362 as of September 30, 2000.

      The Company had total assets of $285,538 as of the fiscal year end September 30, 2000 and total liabilities of
      $1,155,406.  Shareholder deficit is $869,868 as compared to a deficit of $1,935,002 fiscal year end 1999. The
      Company issued 9,539,376 shares of common stock for cash and services during the fiscal year ending September
      30, 2000.

      Cash Flows

      The Company had a net loss for the 2nd quarter ending March 31, 2001, of $710,402.  The cash used in operations toward this loss was $208,811.

      The Company had a net loss for the fiscal year ended September 30, 2000 of  $3,756,910.  The cash used in operations toward this loss was $933,861.  The largest area of loss was the result of non-cash transactions to the Company. Services to the Company that were not paid with cash totaled $2,136,459.  The Company issued shares for $823,975 of stock restricted under Rule 144 and incurred $182,000 in debt to finance the operating losses for the fiscal year ended September 30, 2000.

      CONECTISYS CORPORATION BUSINESS

      ConectiSys is a developmental company in the business of telecommunications with an emphasis on the development and deployment of products and services to satisfy energy conservation and deregulation legislation that is sweeping the country. This legislation has created new deregulated Energy
      Service Provider (ESP) markets, and with it higher prices for electric energy in the short run, thus driving
      the need for increased conservation.   Since 1995, ConectiSys has been developing technology that it believes to be a leader in the research and development within both Residential and Commercial wireless
      Automatic Meter Reading (AMR) markets that is an essential part of both energy conservation and deregulation.

      ConectiSys has developed a new commercial wireless network, which it calls H-Net. H-Net is a two-way communication network that is a low cost method to read electric meters. Along with H-Net, the
      Company will offer a full array of energy services to the utility industry, including data archiving which will allow end-users the ability to view real-time data, thus giving them the ability to instantly evaluate and provide cost savings, all via the Internet.  The Company's technologically advanced H-Net Wireless
      Network will bring an effective, low-cost total (turn-key) solution to the AMR market.

      ConectiSys' Network Operating Center (NOC) is a state of the art computer network. Each
      NOC has been designed to support the reading of one million wireless meter-reading devices, four times an hour, twenty-four hours a day.  The NOC will provide access to the energy providers via the Internet, of real time energy usage from remote locations anywhere in the world.  Additionally, the Company will provide accounting and educational services to consumers of energy. This H-Net System should enable
      ConectiSys to be the leading nationwide provider of telecommunication networks to the utility industry.

      ConectiSys' subsidiary, United Telemetry Co., Inc. (UTC), markets and sells the hardware used in the actual AMR of the H-Net Wireless Network. ConectiSys' other subsidiary, eEnergyServices.com, Inc., is the information gathering and sorting end of the Company, providing the information collected by H-Net and displaying the results through the Internet.

      The restructuring of the utility market in the United States has provided the impetus for developing low-cost AMR solutions. The mandates require reading meters much more frequently than the current practice of once a month, thus making the manual meter reading techniques currently in use cost prohibitive. Direct use of the existing infrastructure via modems or pagers costs substantially more than customers are currently paying for meter reading, making it inefficient and an unacceptable alternative.
      Hence, the need for a new technology which can simultaneously meet performance and price requirements of this market.

      H-Net's telemetry is designed specifically for the AMR market. It features low deployment and operating costs due to its towerless plug-and-play architecture, while providing meter readings every fifteen minutes. Considering that this corresponds to 96 reads per day or almost 3000 reads per month, even at a cost of one cent per read this would lead to an unacceptable monthly surcharge of thirty dollars ($30.00)
      per month. Traditional SCADA systems cost much more than one cent per read and are therefore also clearly unacceptable. In comparison, manual monthly meter reads costs about one dollar ($1.00) per month.
      H-Net is designed to meet the low cost of the traditional system while providing the high performance required by modern AMR.

      The utility industry in California is in disarray; energy prices are extremely high and deficits are growing. The utility industry is desperately preparing to comply with the mandates set by energy deregulation by requesting emergency price increases from the State of California. California has responded by preparing plans to increase production of energy within the state and increase the conservation of electricity, specifically that of residential users, in the future. The economic boom of the last eight years has created a tremendous increase in demand for electric power in California and throughout the country dictating that usually abundant surpluses of electric power are no longer available to states like California. Local utility companies have been searching for AMR products to meet the requirements of conservation and deregulation, both of which require that an electric meter be read at least one (1) time each day with real time readings.

      All products attempting to fill the AMR void are being evaluated against traditional meter reading methods for cost, accuracy and reliability.  AMR telemetry and products have proven thus far too costly, which has prevented any substantial deployment of any one AMR product solution. As such there is no dominant AMR technology or equipment supplier in the marketplace today.  Less than 1/10 of one percent of all domestic electric meters are connected to an AMR System.

      The Company believes that the H-Net System wireless network, produced by UTC and operated by eEnergyServices.com, provides an effective, low-cost, total solution for the AMR market.

      The Company's deployment of the first two generations of the H-Net System Wireless Automatic
      Meter Reading technology was deployed and operational in the first and third quarters of 2000 respectively.
      These pilots demonstrated the acquisition of real time data from the H-Net System, the processing of this data to show power usage and cost, the preparation of simulated bills and real-time power usage summaries suitable for power purchasing. The Company expects its third generation pilot and beta testing (third party testing) to begin in the second quarters of 2001.

      ConectiSys also has plans for research and development to evolve its H-Net Wireless AMR
      Network into an integrated, two-way, electric power telemetry and control system. The system under development is a fourth generation product (H-Net-4) stemming from the Company's dedication to the development of internet-based electric power metering solutions. H-Net-4 will combine a Real Time of Use electric power metering system with demand response control capabilities and deliver the complete unified system through high-performance web-based tools. With its third-generation H-Net-3 AMR system now in testing, ConectiSys believes that its technology will enable the power distributor to selectively disable a selected breaker(s) through a series of relays for electric load conservation/shedding requirements without the necessity to disable an entire household or commercial facility. This would be accomplished through the H-Net Wireless AMR Network and by the installation of simple wireless communication control devices at the end user's electrical breaker panel.  H-Net's two-way Wireless Network energy distributors could control power consumption in real time thus allowing the implementation of various energy conservation programs. Access to use information and programmable controls of their electrical loads will be made available through an integrated Internet based control panel.

      Competition

      ITRON - Provider of AMR systems, Itron has installed systems worldwide, with a total of
      15.4 million units. Itron provides "drive-by" AMR equipment, which can migrate to a fixed-wireless system.

      CELL-NET - Provider of fixed-network wireless AMR systems, Cell-Net has installed 6 systems, with a total of 1.5 million units, in Kansas City (KCPL), Minneapolis
      (NSP), San Francisco (PG&E), Indianapolis (IP&L), and Puget Sound Power.
      Cell-Net has technology alliances with the major electric meter manufacturers.
      Recently purchased by Schlumberger.

      SCHLUMBERGER - Resource Management Systems Div. has deployed 38-meter reading systems, with a total of _ million units, which includes low-tech hand-held readers.
      Their Electric Meter Division is in an alliance with their recent acquisition of
      Cell-Net

      HUNT -  Provider of power line carrier AMR, Hunt has installed 200 systems, with a total of 200 thousand units.  System capabilities include substation switching. The market niche for Hunt Technologies is Rural Electric Cooperatives.

      METRICOM - A provider of wireless communication networks, Metricom fixed-wireless networks are installed in the San Francisco Bay Area, Seattle, Washington D.C.,
      and 10 universities.  Metricom and Whisper Communications, Inc., in
      Sunnyvale, CA, have formed an alliance to provide AMR systems.  Systems are installed at KN Energy and Pacific Gas & Electric Company.

      Market

      United States utilities hold 251 million meters. Companies small and large are seeking cost effective solutions to the new governmental mandate of meter reading once every day.  Currently, a market leader does not exist.  The AMR market has been defined as a multi-billion dollar opportunity.  ConectiSys believes that it can capture 1% National market share and 10% of the California energy market.

      National Automatic Electric Meter Reading Figures        Meters
            Total Electric Meters in United States          125,000,000
            U.S. market share approx. 1%                      1,250,000
            Meters in California                             12,500,000
            California Market Share Approx. 10%               1,250,000

      The utility industry is rapidly, although reluctantly, preparing to comply with the mandates set by energy deregulation. Local utility companies have begun AMR pilot tests in designated communities.
      Typically several AMR approaches are being co-developed simultaneously to increase the likelihood of finding a potential solution. These various AMR pilot test projects are evaluated against traditional meter reading methods for cost, accuracy and reliability.  The primary basis for acceptance of any AMR solution is the cost comparison versus historical costs. AMR telemetry and products have proven thus far to be cost prohibitive, which has prevented any substantial deployment of any one AMR solution.

      Marketing Strategy

      Phase I - Pilot Testing & Marketing Alliances

      Initial market targets are:Meter Manufacturers (OEM's), Utility Deregulation Commission,
      Internet Service Providers (ISP's), Utility Distribution companies and Energy Service Providers (ESP's).

      Pilot Test of 3rd Generation smart meters. Deployed locally in the Los Angeles greater metropolitan area.  This pilot specifically targets the residential AMR market and serves to prove out the H-
      Net System. Conclusions made from environmental testing coupled with accurate and reliable data transmissions will allow a larger area network of 500 or more meters to be deployed.

      4th Generation H-Net Smart Meters. The Company is current in the cost -reduction development of its 4th generation
      H-Net for commercial release and deployment in 2002.

      Introducing the OEM to the H-Net networks and product lines.  Once ConectiSys has captured product certification and market recognition, the Company will seek to integrate our telemetry products as a value-added enhancement to the OEM's Smart-Meter product lines. This is expected to result in joint development and marketing agreements and strategic alliances with several Smart-Meter makers with long-
      term license agreements possible.

      Integration of e-commerce software package will provide support of the H-Net server-side archival and purchase prompt software package. The package will provide electronic billing and payment capabilities.  It will also afford electronic cash disbursements for generators, brokers, distributors, state and local taxes which includes state social engineering model where applicable, Energy Service Providers and service related costs program.

      Introducing the Generators of Power to the H-Net networks and product lines. The generators will acquire real-time power consumption orders four times an hour, 24 hours a day, 7 days a week.
      ConectiSys will offer a cost effective simulation program, which will serve as an analytical tool to prove out its cost saving assumptions through real-time purchasing.  Conclusions based on simulations will allow dynamic modeling relative to projecting market share and rate of growth. The simulation will effectively demonstrate savings to the end user of power and further, increase the bottom line to the generators of power. This will result in agreements with several generators, benefiting HNet deployment, ESP's and their customers.

      Introducing Internet Service providers to the United Telemetry network & products.
      ConectiSys will offer eEnergyServices.com franchise opportunities to the AMR market. The Company will target ISP's with an existing customer base and lease its local area networks to the new ESP. ConectiSys will allow the ISP's to participate as a franchisee, and provide state and governmental applications as required. This will create new and substantial revenues while creating a new class of ESP through marketing agreements provided by ConectiSys.

      Sales and Marketing Programs

      The Company will produce a video presentation, power point, and web site tours of the H-Net
      Wireless Network, featuring all of its attributes, summarizing test results and showing the pilot test project
      at work.   Computer-generated graphics, in tape and CD ROM formats, will show the H-Net Network in a variety of application situations.  This will be part of the sales kit used by sales agents and Company management.

      The Company will launch a targeted marketing program to energy providers and administrators. A public relations firm or publicity agent will be retained to generate product-use stories and features in selected trade and business publications.  Press kits will be prepared with photo-caption stories and reprints of these stories will be used in marketing campaigns and agents' sales kits.

      Management will join selected trade organizations that serve the energy industry, and may participate in national and international trade shows as a possible source of new business.  Trade ads will be featured in selected trade journals that are circulated to energy service providers, energy plant managers
      and energy purchasing agents.   An advertising agency may be retained to provide these services.

      The Company will sponsor seminars and/or trade conferences in key markets where purchasing personnel will be invited to a presentation on cutting edge technology of energy service management.  The
      H-Net Wireless Network will be featured, showing the services, revenues and savings realized by using
      H-Net.

      The Company will prepare technical bulletins and manuals that present and discuss all of the ramifications of the H-Net Wireless Network.  The Company will develop a high-tech Customer Service
      Department that will feature an interactive web site on the Internet to develop sales and answer technical questions.

      Distribution Strategy

      In order to move the product to market as expeditiously as possible, the Company plans to form strategic partnerships with various industry leaders in the utility markets, ISP, generators and meter manufacturers, this includes joint venture and license agreements, as well as strategic alliances.

      The Company believes that its beta pilot programs will form the basis of future sales efforts and provide the Company with solid, nationally recognized references.

      The Company intends to form a relationship with a national leasing company to provide for leasing services to its customers.

      The Company is seeking to establish strategic relationships to expand its manufacturing and sales efforts which will be gained through the Company's United States strategic partners who also have foreign manufacturing and sales teams in place.

      Operations:  Headquarters, Manufacturing, Marketing, Distribution, And Government Regulation

      During the initial design and engineering phases for the products, the Company has maintained a low overhead and will do so until manufacturing and sales are underway.  Staffing is expected to be initiated as needed during the coming months, including Managerial, Clerical, Administration, Sales,
      Marketing, and Customer Service.

      The Company will lease suitable office facilities for its operations within the Southern California area.  The Company will initially utilize existing manufacturers to produce its products and so will not have a short term need to lease or build manufacturing facilities.  See "Use of Proceeds".

      ConectiSys H-Net System Technology Progress

      - ConectiSys has designed and tested a mathematical simulator (the assumptions) for the H-Net product line.

      - Alpha prototype units have been designed and tested.  CNES expects to begin its full-scale beta pilots in the first quarter of fiscal year 2002.

      - Patents for the H-Net product lines have been filed with the U.S. Patent office.  Current status is patent pending.

      - On-going premise testing and environmental testing have proven successful. H-Net digital and analogue boards are in first stage cost reduction.

      - H-Net has been operating in a pilot program since February 2000.

      - H-Net's local and large area network software has been designed in parallel with the communicator hardware. Site surveys for initial deployment have been completed.

      - The ConectiSys Network Operation Center is fully functional and ready to receive field data.
        Protocol conversion software is currently in design.

      - Meter manufacturers have delivered their developmental smart meters.  The ConectiSys engineering staff and hardware designers have evaluated the products and are preparing the communication hardware for an embedded retrofit. CNES anticipates deployment of large-scale networks (1,000 units) in fiscal 2002.

      - 4th Generation H-Net in cost-reduction development phase with release and deployment expected in 2002.

      - The Company is developing an alternate market entry or a secondary target.  The plan would include selling meters directly to the local utilities and forming licensing agreements and strategic alliances.

      Facilities

      The Company's principal operation center is located at 24370 Avenue Tibbitts, Suite 130, Valencia,
      California 91355.  This 1000 sq. ft. space is leased for $1,244.50 per month.

      MANAGEMENT

      Name                    Age       Position

      Mr. Robert A. Spigno     46       Chairman of the Board of Directors and CEO

      Mr. Rodney W. Lighthipe  54       President

      Mr. Lawrence Muirhead    41       Chief Technical Officer and Director

      Ms. Patricia A. Spigno   43       Chief Financial Officer, Treasurer and Secretary

      Ms. Melissa Weger        24       Corporate Administrator and Director

      The term of office of each director of the Company ends at the next annual meeting of the
      Company's stockholders or when such director's successor is elected and qualifies. The next annual meeting of stockholders has not been set for 2002.

      The following is a brief description of the business background of the directors/key employees of the Company.

      Robert A. Spigno, Chairman of the Board of Directors & Chief Executive Officer

      Mr. Spigno has been Chief Executive Officer and Chairman of the Board of the Company since August
      1995.  Mr. Spigno brings over 25 years of experience in executive management and majority ownership of several privately held companies.  He has been instrumental from concept to profitability in each of his companies, and offers ConectiSys the vision needed for the years ahead.

      Rodney W. Lighthipe, President

      Mr. Lighthipe is the newly appointed President of the Company. Mr. Lighthipe was formerly the
      Power Contracts Manager from 1974-1980 for Southern California Edison in which he opened new transmission paths throughout the Western United States and Canada for the purchase and sale of bulk electrical power. He was also Research Manager from 1980-1987 and organized an International
      Consortium of Companies for the design, construction and operation of the world's largest Coal
      Gasification plant.

      Mr. Lighthipe also served as the Director of Research from 1992-1996 for San Diego Gas &
      Electric and was responsible for the development and deployment of new technologies.  Major projects included the installation of photovoltaics in remote areas and the launch of a "smart card" project employing residential telephone systems.

      Mr. Lighthipe also acted as a Consulting Engineer in the energy and telecommunications fields as well as serving two tours of duty in Vietnam as a Lieutenant in the United States Navy.

      Lawrence P. Muirhead, Member of the Board of Directors and Chief Technology Officer

      Mr. Muirhead, with his background in the Star Wars program, and later the development of the
      Airbag,  is the inventor of H-Net. Mr. Muirhead has been with the Company for over two and a half years and he combines his excellent record of academic achievement with 18 years of engineering and research experience in the aerospace industry to help lead the Company in new product development and deployment.

      Melissa Weger, Member of the Board of Directors and Corporate Administrator

      Ms. Weger was appointed as a Director in November 1999 and she was elected as a Director by the shareholders on March 15, 2000. Ms. Weger has been a great asset to the Company since her arrival in
      1998. Along with her public relations responsibilities, Ms. Weger manages the daily office activities of the
      Company.  Her efforts include the drafting and publishing of the Company's press releases as well as responding to inquires of the Company's shareholders.

      Patricia A. Spigno, Chief Financial Officer, Secretary and Treasurer

      Ms. Spigno has been an officer of the Company since 1995. She has served in past as a Director until 1997. Ms. Spigno brings 22 years experience in accounting and asset management.  This multi-
      talented individual adds professional stability and is the cornerstone of the Company's corporate staff. Ms.
      Spigno is the former spouse of Robert A. Spigno, the Company's CEO.

      Committees of the Board of Directors

      The Company has a Stock Option Committee, which currently is composed of Robert A. Spigno,
      Lawrence Muirhead and Melissa Weger. The Committee reviews all option grants under the Company's
      Non-Qualified Stock Option and Stock Bonus Plan.

      The Company has an Advisory Committee to advise the Board of Directors, its executive officers and its technical staff, from time to time on various industry-related issues. The Advisory Committee is headed by the Company's President, Rodney Lighthipe and presently consists of the following energy industry experts:

      Dr. Hugo Pomrehn

      Dr. Pomrehn was nominated by President Bush on June 28, 1992 to serve as the Under Secratary of Energy, and was confirmed by the United States Senate for that position on September 29, 1992. As Under
      Secretary to Admiral James Watkins, Dr. Pomrehn was the third-ranking official at the U.S. Department of Energy, which employed approximately 170,000 federal and contractor personnel and had an annual buget of $20 billion. Dr. Pomrehn's professional career covers a braod spectrum of energy and environmental technologies. He has been engaged in engineering and management consulting in the energy and nuclear fields for more than 30 years. He also was Vice President of the Bechtel Corporation.

      Aaron R. Sokol

      Mr. Sokol is a Vice President at Deutsche Bank Alex Brown. Mr. Sokol's responsibilities include providing innovative and customized solutions in order to preserve and enhance one's wealth. He is also responsible for new business development as well as global financial advisory services for existing and prospective clients.
      Mr. Sokol joined Deutsche Bank Alex Brown from Los Angeles-based Scudder Kemper Investments, Inc. Mr. Sokol has also served as an Assistant Vice President at First Chicago Capital Markets, Inc., and prior to that, worked in Corporate Finance at Nations Bank Capital Markets, Inc. Mr. Sokol earned a J.D. from Boston University School of Law and a M.B.A. in Finance and New Venture Management from the University of Southern California.

      Larry W. Siler

      Mr. Siler is currently Manager of Fuel Transportation for Edison Mission Energy in Chicago,
      Illinois. Mr. Siler was the Coal Supply Superintendent for Commonwealth Edison Company in Chicago
      from 1988 to 1999. From 1986 to 1988 he was a Management & Engineering Consultant in Austin, Texas.
      He also held positions as the Fuels Manager, Engineering Supervisor, Staff Engineer and Fuels Engineer
      for the Lower Colorado River Authority from 1973 to 1986. Mr. Siler graduated with a Bachelor of
      Science degree from the University of Texas at Austin in 1970.

      Tod O'Connor

      Mr. O'Connor acted as Director of Government Relations for two Edison International Inc.
      subsidiaries, Southern California Edison RD&D Department and Edison Technology Solutions from 1993 to 1999. He also worked with Pacific Enterprises and its subsidiary, Southern California Gas Co. from 1989 to 1993, and MARC Associates' Status Group in Washington DC, 1988-1989. He was a Legislative Aide in
      the United States House of Representatives where he advised House Speaker Thomas P. (Tip) O'Neill on pending legislation and proposed federal regulations, as well as the Democratic Steering and Policy
      Committee from 1980 to 1981. Mr. O'Connor is currently President of O'Connor Consulting Services, Inc.
      in Woodland Hills, California. Mr. O'Connor has Masters of Law degree in Labor Law from Georgetown
      University Law Center, Washington, DC, 1983 and a Juris Doctor from Suffolk University Law School in
      1980.

      The Advisory Board members received each 100,000 shares of restricted common stock as compensation for their service.

      EXECUTIVE COMPENSATION

      Compensation for services in all capacities rendered to the Company for the fiscal year end September 30, 2000 with anticipated fiscal year 2001 compensation to all directors and officers, and as atotal group as follows:

                                                                                     Other Annual  All Other
       Name and Principal Position              Fiscal Year     Salary     Bonus(1)  Compensation Compensation

       Robert A. Spigno, CEO & Director             2000      $160,000     $80,000        -0-         -0-
                                                    2001      $160,000     $80,000        -0-         -0-

       Rodney W. Lighthipe, President               2001      $120,000     -Stock-(2)     -0-       $25,000(3)
                                                    2000       $10,000       -0-          -0-       $25,000

       Patricia A. Spigno, Secretary & Treasurer    2001       $80,000     $40,000        -0-         -0-
                                                    2000       $80,000     $40,000        -0-         -0-

       Lawrence Muirhead, CTO & Director            2001      $150,000       -0-          -0-         -0-
                                                    2000      $150,000       -0-          -0-         -0-

       Melissa Weger,Corp. Administrator & Director 2001       $36,400       -0-          -0-         -0-
                                                    2000       $36,400       -0-          -0-         -0-

       All Executive Officers and Directors         2000      $436,400    $120,000        -0-         -0-
        as a group                                  2001      $546,400    $120,000        -0-         -0-

      (1) All bonuses paid in restricted common stock.
      (2) Project bonuses based upon milestones achieved of up to 650,000 shares of restricted common stock.
      (3) 100,000 shares of restricted common stock as hiring bonus.

      As of fiscal year 2000, the Directors of the Company do not receive compensation for their services as directors but may be reimbursed for their reasonable expenses for attending board meetings.

      The Company has plans for profit sharing, insurance, and stock option plans for the benefit of its officers, directors or other employees for fiscal year 2001, but has not yet adopted any such programs.

      In November 1999, the Company established a Non-Qualified Stock Option and Stock Bonus Plan
      for independent consultants to the Company. The Plan authorized the issuance of up to one (1) million shares of common stock. In furtherance of the Plan the Company filed an S-8 Registration Statement in
      December 1999. The purpose of the Plan is to compensate independent consultants of the Company through the granting of non-qualified stock options (as described in Sections 83 and 421 of the Internal
      Revenue Code).  Shares of stock covered by stock options and stock bonuses consist of 1,000,000 shares of
      the common stock of the Company.   The entire registration has been filled. 750,000 shares were issued to consultants under the Plan for services rendered and 250,000 shares were issued at $.50 per share pursuant to a Performance Award Option to a Consultant. The entire 250,000-share option was exercised during the
      2nd quarter ending March 31, 2000 resulting in  $125,000 in cash to the Company.

      In September 2000, the Company amended its Non-Qualified Stock Option and Stock Bonus Plan for independent consultants to the Company. The Amended Plan authorized the issuance of up to one (1)
      million shares of common stock. In furtherance of the Amended Plan the Company filed an S-8
      Registration Statement in September 2000. The purpose of the Amended Plan is to further compensate independent consultants of the Company through the granting of non-qualified stock options (as described in Sections 83 and 421 of the Internal Revenue Code).  Shares of stock covered by stock options and stock bonuses consist of 1,000,000 shares of the common stock of the Company. The entire registration has been filled. 600,000 shares were issued to consultants; and 400,000 shares were issued at $.085 per share pursuant to 500,000 shares in Stock Options to Consultants, which were exercised during the 2nd quarter resulting in
      $34,000 in cash to the Company.

      Employment Agreements

      1. The CEO of the Company, Mr. Spigno, entered into an agreement dated October 2, 1995 (which was amended in July 24, 1996, August 11, 1997, September 1, 1999, and March 27, 2000) for a period of five years through April 1, 2005, and he is entitled to receive a base salary of $160,000 per year.  He shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued
      employment.  The staying bonus will be compensated for with the Company's restricted common stock.
      He is also granted an option to purchase up to 2,000,000 shares of the Company's restricted common stock at a price $.3864 per share.

      2. The President of the Company, Mr. Lighthipe, entered into an agreement dated September 11,
      2000 for an initial period of six months and that has been extended through September 30, 2001, and he is entitled to receive a base salary of $120,000 per year.  Mr. Lighthipe was issued 100,000 shares of restricted common stock as hiring bonus. He shall further receive performance bonuses (paid in restricted common stock) upon successful completion of specific milestones pertaining to the implementation and deployment of H-Net. The incentive package could net Mr. Lighthipe up to 650,000 shares of restricted common stock. He is also granted an option to purchase up to 100,000 shares of the Company's restricted common stock at a price $.38 per share.

      3. The Secretary and Treasurer of the Company, Ms. Spigno, entered into an Agreement dated
      October 2, 1995 (which was amended July 24, 1996, September 1, 1999 and on March 27, 2000) for a
      period of five years through April 1, 2005, and she is entitled to receive a base salary of $80,000 per year.
      She shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued
      employment.  The staying bonus shall be compensated for with the Company's restricted common stock.
      She is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price of $.38 per share.

      4. The Chief Technical Officer of the Company, Mr. Muirhead, entered into an Agreement dated
      August 1, 1998 for an initial term of three years, and he is entitled to receive a base salary of $150,000 per year, with a minimum of $90,000 to be paid annually in cash and the balance paid (at the option of the
      Company) in cash or restricted common stock under rule 144.  He shall receive a hire-on bonus of $75,000 worth of the Company's restricted common stock under rule 144, at one-half market price.  Mr. Muirhead shall further receive performance bonuses (paid in restricted common stock, as above) upon successful completion of specific milestones pertaining to the implementation and deployment of certain software (up to $862,500).  If substantially all performance milestones are met, he is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value for the prior 180 days of trading from the date of purchase.

      LIMITED LIABILITY OF MANAGEMENT

      ConectiSys Corporation has adopted provisions to its Articles of Incorporation and Bylaws which limit the liability of its Officers and Directors, and, according to the Colorado Corporations Code, provide that a director shall not be personally liable to the Company or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitute: (i) a violation of the criminal law; (ii) a transaction from which the director derived an improper personal benefit; (iii) a circumstance under which the liability provisions for unlawful distributions are applicable; (iv) in a proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the Company, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the Company or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company previously leased office space from S.W. Carver Corporation, a company owned by
      Robert A. Spigno (Chairman of the Board and CEO of the Company) and Patricia A. Spigno (Secretary and
      Treasurer of the Company). The original lease period was twelve months, renewable annually each April at the option of the lessee. Effective April 1998, the monthly rent was increased from $2,000 to $2,500.
      Lease expense for the ten-month period ended September 30, 1999 was $25,000.00 and for the year ended
      September 30, 2000 was $27,500.00. This office space lease was terminated in September 2000.

      PRINCIPAL SHAREHOLDERS

      As of May 31, 2001, the Company had 29,916,182 outstanding shares of common stock.  Each common share entitles the holder to one vote on any matter submitted to shareholders for approval.  The
      Company has authorized 1,000,000 shares of Class A Preferred Stock, $1.00 par value per share, of which
      140,020 shares currently are issued and outstanding.  Class A Preferred stock has 100 to 1 voting rights.
      Also authorized are 1,000,000 shares of Class B Preferred Stock, $1.00 par value per share.  Class B
      Preferred stock has conversion rights of 10 common stock shares for each share Class B Preferred stock, of which there is no stock outstanding.

      The following table sets forth information, as of the date hereof with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be owner of more than
      5% of the outstanding shares of Common Stock; (ii) each director and officer; and (iii) all officers and directors as a group. Additionally, the table sets for the issued and outstanding shares of Class A Preferred
      Stock.

      Common Stock                             Number of    Percentage of
                                                 Shares     Common Stock

      Carl Attman                              1,613,739       5.4%
      1510 White Ave.
      La Verne, CA 91750

      Security Ownership of Management
      Robert A. Spigno                   *     4,992,556 (1)  16.7%
      Rodney W. Lighthipe                *       433,343       1.5%
      Patricia A. Spigno                 *     1,923,863 (2)   6.4%
      Lawrence P. Muirhead               *       971,393 (3)   3.3%
      Melissa Weger                      *       104,138       0.3%

      Total Directors and Officers as a whole  8,425,293      28.2%

      Class A Preferred Stock                  Number of    Percentage of
                                                Shares   Class A Preferred

      Robert A. Spigno                   *       140,020       100%

      *   Address: 24730 Avenue Tibbitts, Suite 130, Valencia, California 91355

      (1) Includes 2,630,742 shares of common stock held in escrow as collateral against the $300,000 Convertible Debenture issued on April 12, 2001 to Laurus Master Fund, Ltd.

      (2) Includes 1,458,059 shares of common stock held in escrow as collateral against the $300,000 Convertible Debenture issued on April 12, 2001 to Laurus Master Fund, Ltd.

      (3) Includes 684,407 shares of common stock held in escrow as collateral against the $300,000 Convertible Debenture issued on April 12, 2001 to Laurus Master Fund, Ltd.

      DESCRIPTION OF SECURITIES

      1. The Common Stock

      The Company is authorized to issue 250,000,000 shares of no par value Common Stock.  As of the date of this Offering the Company had 29,916,182 shares of Common Stock issued.

      ConectiSys Corporation's holders of Common Stock are each entitled to cast one vote for each
      Share held of record on all matters presented to shareholders.  Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors. There are however 140,020 shares of Class A Preferred Stock, $1.00 par value, outstanding and up to One (1) million shares is authorized that can be issued with super voting rights of 100 to 1 (100 votes for each share of Class A
      Preferred Stock).  (See section on "Market For Common Equity and Related Stockholder Matters",
      specifically "Preferred Stock" below).

      Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities.  The Board of Directors in not obligated to declare a dividend and it is not anticipated that dividends will be paid until the Company is in profit.

      Holders of Common Stock do not have preemptive rights to subscribe to additional shares if issued by the Company.  There are no conversion, redemptions, sinking fund or similar provisions regarding the Common Stock.  All of the outstanding Shares of Common Stock are fully paid and non-
      assessable and all of the Shares of Common Stock offered thereby will be, upon issuance, fully paid and non-assessable.

      Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval, subject to preferential rights of holders of any series of Preferred Stock.
      The holders of Common Stock will have no conversion, preemptive or other subscription rights.

      As of May 31, 2001, there were over 3,500 shareholders of record of the Company's common stock.

      MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

      Price Range Of Common Stock

      The Company's Common Stock is listed on the electronic bulletin board under the symbol "CNES".  The following table sets forth the range of high and low sales prices for the Common
      Stock as reported by the electronic bulletin board for each period since 1999 (calendar years):

      Year  Quarter            Close      High       Low
      1999  First Quarter      0.644      0.712      0.589
            Second Quarter     0.434      0.455      0.406
            Third Quarter      0.782      0.833      0.743
            Fourth Quarter     0.688      0.748      0.631

      2000  First Quarter      1.700       1.85      1.619
            Second Quarter     0.746       1.11      0.468
            Third Quarter      0.579      0.624      0.546
            Fourth             0.219      0.251      0.199
      2001
            First Quarter      0.188      0.740      0.090

      2. The Preferred Stock

      The Company's Board of Directors is currently authorized to issue 50,000,000 shares of Preferred
      Stock; the Board of Directors has authorized the issuance of 1,000,000 shares of Class A Preferred Stock with 100 to 1 voting rights.  At the present time there are 140,020 shares of Class A Preferred Stock issued and outstanding, all of which is owned by the CEO of the Company, Robert A. Spigno.

      Further the Board of Directors has authorized the issuance of 1,000,000 shares of Class B
      Preferred Stock, which is convertible at any time at the rate of 10 shares of Common Stock for each share of Class B Preferred Stock. Such Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of Common Stock.

      3. Voting Rights

      Holders of the Company's Common Stock are entitled to one vote per Share for each Common
      Share held of record by Company shareholders. Class A Preferred stockholders are entitled to 100 votes per Share for each share of Class A Preferred Stock.

      4. Dividend Policy

      The Company does not currently intend to declare or pay any dividends on its Common Stock, except to the extent that such payment is consistent with the Company's overall financial condition and plans for growth.  As the Company obtains the projected profits, substantial dividends may be delivered to the shareholders of record.  Any future determination to declare and pay dividends will be at the discretion of the Company's Board of Directors and will be dependent on the Company's financial condition, results of operations, cash requirements, plans for expansion, legal limitations, contractual restrictions and other factors deemed relevant by the Board of Directors.

      5. Shares Eligible For Future Sale

      Prior to this Offering, 29,916,182 shares of Common Stock were outstanding. Upon completion of the offering, the Company could have as many as outstanding 34,327,947 shares of Common Stock. All of the shares of Common Stock sold in this Offering will be freely tradeable without restriction or limitation under the Securities Act, except any shares purchased by any of the Company's "affiliates," as the term is defined under the Securities Act. Of the remaining 29,916,182 shares, approximately 13,000,000 will be "restricted"
      shares within the meaning of Rule 144 adopted under the Act (the "Restricted Shares"). The Restricted
      Shares outstanding on the date hereof were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Securities Act and may only be sold if they are registered under the Securities Act or unless an exemption from registration, such as an exemption provided by Rule 144 under the Securities Act, is available.

      Generally, Rule 144 provides that a holder of restricted shares of an issuer which maintains certain available public information, where such shares are held for a minimum of one year or more, may sell in
      "brokers' transactions" every three months the greater of: (a) an amount equal to one percent of the
      Company's outstanding shares (34,327,947 after giving effect to the Offering) or (b) an amount equal to the average weekly volume of trading in such securities during the preceding four calendar weeks prior to the sale. A Form 144 must also be filed with SEC notifying that agency of the shares being sold pursuant to
      Rule 144. Persons who are not affiliates of the Company may sell shares beneficially owned for at least two years at the time of the proposed sale without regard to volume or manner of sale restrictions.

      The Company has options outstanding to purchase 4,805,459 shares of restricted stock and
      1,000,000 shares of Class B Preferred Stock, which is convertible at a rate of 10 to 1 into restricted
      Common Stock or 10,000,000 shares of restricted Common Stock. The Company has a total of 14,805,459 in Options for restricted common stock including the Options for Class B Preferred Stock.

      The Company has 1,516,305 warrants to purchase one (1) share of restricted Common Stock each at $2.00 per share; 506,500 are exercisable until November 1, 2001, 446,305 are exercisable until
      September 1, 2002, and the remainder 609,000 are exercisable until March 3, 2003.

      The Company has 1,000,000 warrants to purchase one (1) share of restricted Common Stock each at $0.192 per share exercisable until April 11, 2005.

      The Company has 100,000 shares of common stock options to various Consultants at a 15%
      discount from the market price that are exercisable until September 1, 2001.

      The Company has 1,000,000 shares of Class B Preferred Stock Options to purchase one (1) share of Class B Preferred Stock, which is convertible to ten (10) shares of restricted Common Stock, at a price of $5.00 per share of Class B Preferred Stock or if converted $.50 per share of restricted common stock;
      These Options are exercisable until November 1, 2001.

      The Company has 9,980 shares of Class A Preferred Stock Options to purchase one (1) share of
      Class A Preferred Stock, at a price of $1.00 per share; These Options are exercisable until December 1,
      2001 and are vested with the Company's CEO, Robert A. Spigno.

      The Company has an additional 2,143,654 options to purchase one (1) share of restricted Common
      Stock held by various Directors and Officers of the Company as indicated below:

      Common Stock *         No. Options   Exercise Price   Expiration Date
      Robert A. Spigno         1,443,654       $.3864        12/2/05
      Rodney W. Lighthipe        100,000       $.38          3/11/02
      Patricia Spigno            500,000       $.38          12/2/05
      Melissa Weger              100,000       $.38         12/31/02

      Class A Preferred Stock
                             No. Options   Exercise Price   Expiration Date
      Robert A. Spigno             9,980      $1.00          12/2/01

      * The table excludes a contingent issuance to the Company's Chief Technical Officer, Lawrence Muirhead, of 2,000,000 common stock options exercisable at $0.50 per share and expiring December 31, 2002.  These common stock options will not vest until certain milestones have been attained.

      Selling Security Holders

      The Shares being offered for resale by the Selling Security Holders are issuable to our Selling Security
      Holders pursuant to the Subscription Agreement(see Exhibit 4.1), Convertible Debenture (see Exhibit 4.2),
      and Security Agreement (see Exhibit 4.3).

      Transfer Agent

      The transfer agent for the Common Stock is Signature Stock Transfer, Addison, Texas.

      SELLING SECURITY HOLDERS

      The Shares being offered for resale by the Selling Security Holders are issuable pursuant to a Convertible Debenture
      (see Exhibit 4.2).
      This offering is being made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, afforded by Rule 506 of Regulation D promulgated there under.

      Convertible Debenture

      In this prospectus, Conectisys is registering 4,411,765 shares underlying convertible debentures in connection with a $300,000 bridge funding pursuant to a Subscription Agreement dated April 12, 2001. The number of shares required to convert the convertible debentures into shares of our common stock is 2,205,883 based on a conversion price of
      $0.136 per share. Conectisys is required to register 200% of these shares,for a total of 4,411,765 shares.

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders.
      ConectiSys will not receive any proceeds from the resale of the common stock by the selling stockholders. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                          Shares Beneficially Owned                     Shares Beneficially Owned
                                            Prior to the Offering                         After the Offering
                                         ----------------------------                  -------------------------
                                                                  Total
                                                                  Shares
               Name                  Number        Percent        Offered                 Number        Percent
      ------------------------   --------------    ---------    -------------           ----------    -----------
      Laurus Master Fund, Ltd.    3,205,883(1)       9.68%        2,205,883              1,000,000       3.02%

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities
      Exchange Act of 1934, and theinformation is not necessarily indicative of beneficial ownership for any other purpose.
      Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within
      60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

      (1)  Represents shares of common stock issuable upon conversion of debentures and exercise of warrants of the selling shareholder, at an assumed conversion price of $0136 per share. Because the number of shares of common stock issuable upon conversion of the debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and  cannot be determined at this time. However, the selling shareholder has  contractually agreed to restrict its ability to convert its debentures and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise exceed 9.99% of the then issued and outstanding shares of common stock following such conversion.

      PLAN OF DISTRIBUTION

      The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

          - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

          - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

          - an exchange distribution in accordance with the rules of the applicable exchange;

          - privately negotiated transactions;

          - short sales;

          - broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

          - a combination of any such methods of sale; and

          - any other method permitted pursuant to applicable law.

      The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives of Company securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

      Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales.
      Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      Convertible Debenture

      On April 12, 2001 the Laurus Master Fund, Ltd. loaned the Company $300,000 pursuant to a Subscription Agreement and secured by a six (6) month, eight (8) percent Convertible Debenture. The Debenture conversion price is the lower of
      80% of the average of the three (3) lowest closing prices of the common stock during the thirty (30) days immediately preceding the (a) Subscription Date (April 12, 2001) and (b) conversion date.  The Subscription Agreement requires the
      Company to file a Registration Statement to register 200% of the shares that maybe required in anticipation of the
      Debenture being converted to common stock. Additionally, three of the Company's officers further secured the loan through the use of their personal common stock holdings in the Company. The officers provided an aggregate of
      4,772,860 shares of restricted common stock as further collateral for the loan pursuant to a Security Agreement.

      Private Equity Line of Credit Agreement  ("PELC Agreement")

      On May 1, 2001, the Company entered into a New Private Equity Credit Line Agreement
      ("PECL Agreement") with a group of private investors ("Investors") to provide financing to the Company in an aggregate amount of $15.0 million through the sale of restricted common stock for a period of thirty-six (36) months. This New PECL Agreement replaces the previous PECL Agreement signed on February 1, 2001. The new PECL Agreement entitles the Company to sell restricted common stock with registration rights, referred to as a
      "Put". The amount of the Put may not exceed the lesser of $500,000 or ten percent (10%)
      of the daily volume weighted average price of the common stock for the twenty-two (22)
      Trading Days after the Put date ("Valuation Period"), multiplied by the reported daily trading volume of the common stock for each such day. Notwithstanding the maximum amount limits, the minimum Put amount is $250,000. There must be at least 30 days between each
      Put and seven (7) days since the last closing of Put. The Purchase Price per Put share of common stock shall be based on the Average Daily Price (the daily volume weighted average price of the common stock) on each separate Trading Day during the Valuation
      Period.  The number of Put shares to be purchased by the Investors shall be determined on a daily basis during each Valuation Period and settled on two Closing Dates defined as the thirteenth (13th) Trading Day following the Put date and the second Trading Day following the Valuation Period. The sale price of the stock is 84% of each Average Daily
      Price during the Valuation Period. If the daily volume of shares of common stock traded on any Trading Day during the Valuation Period is fewer than 100,000 shares of common stock ("Low Volume Day), the Investor shall not be required to purchase the Put shares otherwise to be purchased for such Low Volume Day.  In such case, one-twenty-second
      (1/22nd) of the Investment Amount shall be withdrawn from the Investment Amount for each such Low Volume Day, the Valuation Period will be extended one additional Trading Day for each such Low Volume Day and the withdrawn Investment Amount shall be applied to the corresponding extended day.  The maximum number of Low Volume Days for which such extensions shall be permitted is five days.  The Investors may elect not to have such amount withdrawn from the Investment Amount and instead purchase Put Shares corresponding to any Low Volume
      Day.  The Company has 45 days after close of the Put sale to file and have effective a registration statement in place for the Put shares purchased.

      Warrants - The investors are also entitled to purchase common stock from the Company through
      Warrants. The investors have the right to purchase one (1) share common stock for every $2.00 in common stock purchased pursuant to a Put by the Company. The exercise price of the Warrants shall be equal to 120% of the lowest closing bid price during the Valuation Period of the Put.
      The Warrants are exercisable for four (4) years from the date of issuance.

      Limitations And Conditions Precedent To A Put - The Company must cancel a particular Put if the Company discovers an undisclosed material fact relevant to PELC Agreement; the registration statement registering of the previously issued common shares becomes ineffective or shares are delisted from the then primary exchange.

      Ten Percent (10%) Limitation - The Company can not request a Put from the Investors if the number of shares of common stock in the Put amount would cause the number of shares that, when aggregated with all other shares of common stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than
      9.9% of all of such Common Stock of the Company, as determined in accordance with Section 16 of the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

      Shareholder Approval - The Company may issue more than 20% of our outstanding shares. If we become listed on the Nasdaq Small Cap Market or Nasdaq National Market, then it must get shareholder approval to issue more than 20% of our outstanding shares. Since it is currently a bulletin board company, it does not need shareholder approval.

      Right Of Indemnification - The Company is obligated to indemnify the Investors from all liability and losses resulting from any misrepresentations or breaches the Company makes in connection with the PECL Agreement, other related agreements, or the registration statement.

      Fees - The Company also has to pay a Finders Fee of ten (10) percent of the amount of cash proceeds of each Put to the Investors. This 10% fee also applies to all cash proceeds from the exercise of any Warrants by the Investors. Additionally, the Company has to pay a legal fee to the Investor's counsel in an amount of  $5,500 in connection with each of the first and second closings and $1,000 for each closing thereafter. The Company paid $3,000.00 at the signing of the PECL Agreement.

      LEGAL PROCEEDINGS

      The Company currently has no material litigation pending at the time of this Offering and does not anticipate any litigation in the near future. Past material litigation consists of the following:

      In 1997 the case of the United States Securities and Exchange Commission v. Smith, Benton &
      Hughes et. al., Civil Case number 96-4146 (MRP)  was amended by the Plaintiffs to add ConectiSys
      Corporation as a defendant. The case alleged that a fraudulent scheme was orchestrated and directed by the defendants to engage in the sale and distribution of unregistered shares of Conectisys by creating the appearance of an active trading market for the stock of Conectisys and artificially inflating the price of its shares.  In the suit, the SEC sought permanent injunctions from violating securities laws.  The SEC did not seek any civil penalties from the Company.  The court, having conducted a trial of this matter without jury and found for the plaintiff as follows: against Conectisys on the claim that the defendant violated section
      5(a), 5(c), and 17(a).  Conectisys was not found to have violated section 10(b), 10(b-5), or 15(c).  The
      Company was subsequently ordered to disgorge profits totaling $175,000.  On March 5, 1999 the Company entered into an Amended Final Judgment of Permanent Injunctive Relief with the SEC. The Company and the SEC agreed on a settlement in which the Company would dismiss its then pending appeal and take a permanent injunction that the Company would not in the future violate sections 5(a), 5(c), 17(a) d, 10(b),
      10(b-5), or 15(c); in return the SEC would not demand the previously ordered disgorgement of
      $175,000.00.

      EXPERTS
      Legal Matters

      The validity of the securities being offered hereby will be passed upon for the Company by Mr.
      Arnold Y. Steinberg, P.C., 1420 Center Avenue, Suite 1711, Pittsburgh, PA 15219.

      Accounting

      The consolidated financial statements of the Company and its subsidiaries for the fiscal years ending November 30, 1998, September 30, 1999 and 2000 have been audited by Hurley  & Company, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration
      Statement, and are included in reliance upon such reports given upon the authority of such firm experts in accounting and auditing.

      Changes In Registrant's Certifying Accountant

      ConectiSys engaged Hurley & Company as its auditors on August 4, 1999 and ConectiSys dismissed BDO Seidman, LLP as the Company's auditor.

      During the two years the Company's financials were audited by BDO Seidman, LLP, they did not contain any adverse opinion, disclaimer of opinion, or qualified or modified as to uncertainty, audit scope or accounting principles by BDO Seidman, LLP. However, the opinion was qualified with a going concern explanatory paragraph.

      BDO Seidman, LLP and the Company have never had a dispute or disagreement over (1) internal financial controls necessary for reliable financial statements;  (2) the Company's management's representations; (3) scope of the audits; or  (4) previously issued audit or financial reports.

      BDO Seidman, LLP was the only auditor used during their engagement with the Company and there are no issues, disputes or other matters outstanding between the Company and BDO Seidman.

      ADDITIONAL INFORMATION

      The Company filed a registration statement with the SEC on Form SB-2 relating to the shares offered in this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about the Company and shares that are offered in this prospectus, refer to the registration statement and its exhibits. The Company currently files annual and quarterly reports and other information with the SEC. Such reports and other information can be inspected and copied at the public reference facility of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street,
      N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Seven World Trade Center,
      Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois
      60661. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at
      Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.
      Additionally the Company is required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The SEC maintains a
      Web site at www.sec.gov or at www.freedgar.com that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

      INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
      CONECTISYS CORPORATION AND SUBSIDIARIES

      SEPTEMBER 30, 2000 (Audited)
                                                        Page No.
      INDEPENDENT AUDITORS' REPORT                             F-1
      CONSOLIDATED FINANCIAL STATEMENTS
      Consolidated Balance Sheet                               F-3
      Consolidated Statements of Operations                     F-5
      Consolidated Statements of Changes in
       Shareholders' Equity (Deficit)                         F-6
      Consolidated Statements of Cash Flows                  F-11
      Notes to Consolidated Financial Statements             F-14

      DECEMBER 31, 2000 (Unaudited)

      CONSOLIDATED FINANCIAL STATEMENTS
      Consolidated Balance Sheet                               F-39
      Consolidated Statements of Operations                     F-41
      Consolidated Statements of Changes in
       Shareholders' Equity (Deficit)                         F-42
      Consolidated Statements of Cash Flows                  F-47
      Notes to Consolidated Financial Statements             F-50

      MARCH 31, 2001 (Unaudited)

      CONSOLIDATED FINANCIAL STATEMENTS
      Consolidated Balance Sheet                               F-67
      Consolidated Statements of Operations                     F-69
      Consolidated Statements of Changes in
       Shareholders' Equity (Deficit)                         F-70
      Consolidated Statements of Cash Flows                  F-76
      Notes to Consolidated Financial Statements             F-79

      INDEPENDENT AUDITORS' REPORT

      Board of Directors
      Conectisys Corporation and Subsidiaries
      Valencia, California

      We have audited the accompanying consolidated balance sheet of Conectisys Corporation and Subsidiaries (a development stage company) (the "Company") as of September 30, 2000, and the related consolidated statements of operations, changes in shareholders' equity
      (deficit), and cash flows for the year ended September 30, 2000, the ten month period beginning December 1, 1998 and ending September 30, 1999, and the cumulative period
      From December 1, 1990 (inception of development stage) through September 30, 2000, except that the financial statements as of and for the period ended November 30, 1997 were audited by other auditors, whose report dated March 6, 1998 has been furnished to us, expressing a going concern uncertainty.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards.
      Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Conectisys Corporation and Subsidiaries as of September 30, 2000, and the results of their operations and their cash flows for the year ended September 30, 2000, the ten month period beginning
      December 1, 1998 and ending September 30, 1999, and the cumulative period from December
      1, 1990 (inception of development stage) through September 30, 2000, in conformity with generally accepted accounting principles.

      The accompanying consolidated financial statements have been prepared assuming that the
      Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a deficiency in working capital at September 30, 2000.  These matters raise substantial doubt about its ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      Hurley & Company

      Granada Hills, California
      December 19, 2000

      CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company) CONSOLIDATED BALANCE SHEET
      September 30, 2000

      ASSETS

      Current assets:
      Cash and cash equivalents                               $    33,688
           Prepaid expenses and deposits                          158,546
                                                              -----------
      Total current assets                                        192,234

      Property and equipment, net of
           accumulated depreciation of
           $220,987                                                93,304

      Other assets:
      License rights and technology, net of
           accumulated amortization of
           $421,478                                                    -
                                                              -----------

              Total assets                                    $   285,538
                                                              ===========

      LIABILITIES AND SHAREHOLDERS' DEFICIT

      Current liabilities:
        Accounts payable                                      $    97,827
        Accrued compensation                                      438,647
        Due to officer                                             75,000
        Other current liabilities                                 152,995
        Notes payable and
          current portion of long-term debt                       315,937
                                                              -----------
      Total current liabilities                                 1,080,406

      Long-term debt, net of current portion                       75,000

      Commitments and contingencies                                    -

      SHAREHOLDERS' DEFICIT:

      Preferred stock - Class A, $1.00 par value;
        1,000,000 shares authorized, 140,020
        shares issued and outstanding                             140,020
      Convertible preferred stock - Class B,
        $1.00 par value; 1,000,000 shares
        authorized, -0- shares issued and outstanding                  -
      Common stock, no par value; 250,000,000
        shares authorized, 23,527,738
        shares issued and outstanding                          16,187,421
      Stock options exercisable, convertible preferred
        stock - Class B, 1,000,000 stock options
        issued and outstanding, common stock -
        3,207,154 stock options issued and outstanding            999,775
      Stock subscriptions receivable (61,800 common shares)       (15,450)
      Deficit accumulated during the development stage        (18,181,634)
                                                             ------------
      Total shareholders' deficit                                (869,868)
                                                             ------------
      Total liabilities and
       shareholders' deficit                                 $    285,538
                                                             ============

      The accompanying notes are an integral part of these consolidated financial statements.

      CONSOLIDATED STATEMENTS OF OPERATIONS

      For the Year Ended September 30, 2000,
      the Ten Month Period Beginning December 1, 1998 and Ending
      September 30, 1999, and the Cumulative Period
      From December 1, 1990 (Inception) Through September 30, 2000

                                  Year       Ten Months     Dec. 1, 1990
                                  Ended         Ended       (Inception)
                               September 30, September 30,     Through
                                    2000         1999      Sept. 30, 2000
                                -----------   -----------  --------------
      Net revenues              $       -     $    25,655    $    517,460

      Cost of sales                 110,466        94,434         529,791
                                -----------   -----------  --------------
      Gross loss                   (110,466)      (68,779)        (12,331)

      Operating expenses:
       General and administrative 3,387,331       928,186      13,345,823
       Bad debt expense                  -             -        1,680,522
                                -----------   -----------  --------------
      Loss from operations       (3,497,797)     (996,965)    (15,038,676)

      Other income (expense):
       Settled damages                   -         25,000          25,000
       Other income                  12,072            -           12,072
       Interest income                    3           227         102,918
       Interest expense             (91,188)      (68,960)       (967,845)
       Write-off of
        intangible assets                -       (283,133)     (1,299,861)
       Minority interest                 -             -           62,500
                                -----------   -----------  --------------
      Net loss                  $(3,576,910)  $(1,323,831) $  (17,103,892)
                                ===========   ===========  ==============

      Weighted average number
       of shares outstanding -
       basic and diluted        17,948,218    12,244,646

      Net loss per share -
       basic and diluted        $     (.20)  $      (.11)
                               ===========   ===========

      The accompanying notes are an integral part of these consolidated financial statements.

      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

       For the Cumulative Period December 1, 1990 (Inception) Through September 30, 2000

                                                                                            Common          Deficit
                                                                                             and            Accumulated   Total
                                           Preferred Stock          Common Stock        Pref. B     Stock   During the  Shareholders'
                                              Class A             No Par Value        Stock     Subscript.  Development   Equity
                                          Shares    Value      Shares       Value    Options    Receivable    Stage      (Deficit)
                                        --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
        Balance,
         December 1, 1990
        (re-entry
          development stage)                 -   $      -       10,609 $ 1,042,140 $      -   $      -    $ (1,042,140)  $    -

        Shares issued in exchange for:
         Cash, May 31, 1993                  -          -        1,000       1,000        -          -            -         1,000
         Capital contribution,
          May 31, 1993                       -          -        2,000         515        -          -            -           515
         Services, March 26, 1993            -          -        2,000         500        -          -            -           500
         Services, March 26, 1993            -          -        1,200         600        -          -            -           600
        Net loss for the year                -          -          -           -          -          -         (5,459)     (5,459)
                                       --------- ----------  --------- ----------- ---------- ------------ ---------- -----------
        Balance,
         November 30, 1993                   -          -       16,809   1,044,755        -          -     (1,047,599)     (2,844)

        Shares issued in exchange for:
         Services, May 1, 1994               -          -        2,400       3,000        -          -            -         3,000
         Cash, September 1, 1994             -          -       17,771      23,655        -          -            -        23,655
         Services, September 15, 1994        -          -        8,700      11,614        -          -            -        11,614
         Cash, September 26, 1994            -          -        3,000      15,000        -          -            -        15,000
         Cash, October 6, 1994            16,345     16,345        -           -          -          -            -        16,345
         Cash, September and October,
          1994                               -          -        1,320      33,000        -          -            -        33,000
        Net loss for the year                -          -          -           -          -          -        (32,544)    (32,544)
                                       --------- ----------  --------- ----------- ---------- ------------ ---------- -----------
        Balance,
         November 30, 1994                16,345     16,345     50,000   1,131,024        -          -     (1,080,143)     67,226

                                                                                   Common                  Deficit
                                                                                     and                 Accumulated       Total
                                          Preferred Stock      Common Stock        Pref. B      Stock     During the  Shareholders'
                                             Class A           No Par Value         Stock     Subscript. Development      Equity
                                          Shares    Value    Shares       Value    Options    Receivable    Stage        (Deficit)
                                       --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
        Shares issued in exchange for:
         Cash, February 13, 1995             -   $      -        1,160 $   232,000 $      -   $      -   $        -   $   232,000
         Debt repayment, February 13,
          1995                               -          -        2,040     408,000        -          -            -       408,000
         Debt repayment, February 20,
          1995                               -          -        4,778     477,810        -          -            -       477,810
         Acquisition of assets, CIPI
          February, 1995                     -          -       28,750   1,950,000        -          -            -     1,950,000
         Acquisition of assets, April 5,
          1995                               -          -       15,000         -          -          -            -           -
         Cash and services, April and
          May 1995                           -          -       16,000     800,000        -          -            -       800,000
         Cash, June 1, 1995                  -          -          500      30,000        -          -            -        30,000
         Acquisition of assets and
          services, September 26, 1995       -          -        4,000     200,000        -          -            -       200,000
         Cash, September 28, 1995            -          -           41       3,000        -          -            -         3,000
         Acquisition of assets,
          September 1995                     -          -       35,000   1,750,000        -          -            -     1,750,000
         Return of assets, CIPI
          September, 1995                    -          -      (27,700) (1,950,000)       -          -            -    (1,950,000)
        Net loss for the year                -          -          -           -          -          -     (2,293,867) (2,293,867)
                                       ---------  ----------- -------- -----------   -------- ------------ ---------- -----------
        Balance,
         November 30, 1995                16,345     16,345    129,569   5,031,834        -          -     (3,374,010)  1,674,169

        Shares issued in exchange for:
         Cash, February, 1996                -          -        1,389     152,779        -          -            -       152,779
         Debt repayment, February 1996       -          -       10,000     612,000        -          -            -       612,000
         Services, February, 1996            -          -        3,160     205,892        -          -            -       205,892
         Cash, March, 1996                   -          -          179      25,000        -          -            -        25,000

                                                                                   Common                  Deficit
                                                                                     and                 Accumulated       Total
                                          Preferred Stock      Common Stock        Pref. B      Stock     During the  Shareholders'
                                             Class A           No Par Value         Stock     Subscript. Development      Equity
                                          Shares    Value    Shares       Value    Options    Receivable    Stage        (Deficit)
                                       --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
        Shares returned and canceled,
          March, 1996                        -   $      -      (15,000)$       -   $      -   $      -   $        -   $       -
         Services, April, 1996               -          -           13       2,069        -          -            -         2,069
         Services, September, 1996         4,155      4,155        586      36,317        -          -            -        40,472
         Services, October, 1996             -          -        6,540     327,000        -          -            -       327,000
         Debt repayment, November, 1996      -          -        2,350      64,330        -          -            -        64,330
        Net loss for the year                -          -          -           -          -          -     (2,238,933) (2,238,933)
                                       --------- ---------- ---------- -----------  ---------- --------- ------------ -----------
        Balance,
         November 30, 1996                20,500     20,500    138,786   6,457,221        -          -     (5,612,943)    864,778

        Shares issued in exchange for:
         Services, March, 1997               -          -          228       6,879        -          -            -         6,879
         Services, April, 1997               -          -          800      13,120        -          -            -        13,120
         Services, July, 1997                -          -        1,500      16,200        -          -            -        16,200
         Cash, July, 1997                    -          -       15,000     300,000        -          -            -       300,000
         Services, August, 1997              -          -        5,958      56,000        -          -            -        56,000
        Adjustment for partial shares due
         to reverse stock split (1:20)       -          -          113         -          -          -            -           -
         Services, October, 1997             -          -    1,469,666     587,865        -          -            -       587,865
         Debt repayment, October, 1997       -          -    1,540,267     620,507        -          -            -       620,507
         Cash, October, 1997                 -          -    1,500,000     281,250        -          -            -       281,250
         Services, November, 1997            -          -        4,950      10,538        -          -            -        10,538
        Net loss for the year                -          -          -           -          -          -     (2,739,268) (2,739,268)
                                       --------- ---------- ---------- ----------- ---------- ----------  ----------- -----------
        Balance,
         November 30, 1997                20,500     20,500  4,677,268   8,349,580        -          -     (8,352,211)     17,869

                                                                                   Common                  Deficit
                                                                                     and                 Accumulated       Total
                                          Preferred Stock      Common Stock        Pref. B      Stock     During the  Shareholders'
                                             Class A           No Par Value         Stock     Subscript. Development      Equity
                                          Shares    Value    Shares       Value    Options    Receivable    Stage        (Deficit)
                                       --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
        Shares issued in exchange for:
         Services, December, 1997
          through November, 1998             -   $      -    2,551,610 $ 2,338,264 $      -   $      -            -   $ 2,338,264
         Debt repayment, April, 1998
          through September, 1998            -          -      250,000     129,960        -          -            -       129,960
         Cash, January, 1998 through
          July, 1998                         -          -    4,833,334   1,139,218        -          -            -     1,139,218
         Acquisition of assets,
          July, 1998                         -          -      300,000     421,478        -          -            -       421,478
         Acquisition of remaining 20%
          minority interest in
          subsidiary, July, 1998             -          -       50,000      59,247        -          -            -        59,247
         Services, November, 1998         60,000     60,000        -           -          -          -            -        60,000
        Net loss for the year                -          -          -           -          -          -     (4,928,682) (4,928,682)
                                       --------- ---------- ---------- ----------- ---------- ------------ ---------- -----------
        Balance,
         November 30, 1998                80,500     80,500 12,662,212  12,437,747        -          -    (13,280,893)   (762,646)

        Shares issued in exchange for:
         Shares returned and canceled,
          December, 1998                     -          -   (1,350,000)   (814,536)       -          -            -      (814,536)
         Services, December, 1998
          through September, 1999            -          -      560,029     349,454    150,000        -            -       499,454
         Cash, December, 1998
          through September, 1999            -          -    1,155,800     129,537        -          -            -       129,537
         Debt repayment, Sept., 1999      39,520     39,520    960,321     197,500    100,000        -            -       337,020
        Net loss for the period              -          -          -           -          -          -     (1,323,831) (1,323,831)
                                       --------- ---------- ---------- -----------   -------- ------------ ---------- -----------
        Balance,
         September 30, 1999              120,020    120,020 13,988,362  12,299,702    250,000        -    (14,604,724) (1,935,002)

                                                                                    Common                  Deficit
                                                                                      and                 Accumulated       Total
                                          Preferred Stock       Common Stock        Pref. B      Stock     During the   Shareholders'
                                             Class A            No Par Value         Stock     Subscript. Development      Equity
                                          Shares    Value      Shares       Value    Options  Receivable     Stage       (Deficit)
                                       --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
        Shares re-acquired and
          canceled, October, 1999            -   $      -      (17,500)$   (12,000)$      -   $      -   $        -   $   (12,000)
        Shares issued in exchange for:
         Services, October, 1999 through
          September, 2000, valued from
          $0.25 to $0.80 per share           -          -     2,405,469     990,949       -          -            -       990,949
         Retainers, debt and accrued
          liabilities, October, 1999
          through September, 2000, valued
          from $0.25 to $1.57 per share      -          -     2,799,579   1,171,638       -          -            -     1,171,638
         Cash, October, 1999 through
          September, 2000, with subscription
          prices ranging from $0.25 to
          $0.66 per share                    -          -     2,295,482     839,425       -      (15,450)         -       823,975
        Reduction of exercise prices
          on officer and employee common
          stock options, March, 2000, to
          $0.38 and approximately $0.39
          per share                          -          -          -           -    1,113,610        -                  1,113,610
        Exercise of officer stock
          options, May, 2000, with
          common stock strike prices
          ranging from $0.15 to approx.
          $0.39 per share, in exchange
          for officer debt                20,000     20,000  2,056,346     897,707   (407,735)       -            -       509,972
        Issuance of consultant stock
          options, September, 2000, with
          floating exercise prices
          set at 15% below current market    -          -          -           -       43,900        -            -        43,900
          Net loss for the year              -          -          -           -          -          -     (3,576,910) (3,576,910)
                                       --------- ---------- ---------- ----------- ---------- ---------- ------------ -----------
        Balance,
         September 30, 2000              140,020 $  140,020 23,527,738 $16,187,421 $  999,775 $  (15,450)$(18,181,634)$(869,868)
                                       ========= ========== ========== =========== ========== ========== ============ ===========
        The accompanying notes are an integral part of these consolidated financial statements.

        CONSOLIDATED STATEMENTS OF CASH FLOWS

        For the Year Ended September 30, 2000,
        the Ten Month Period Beginning December 1, 1998 and Ending
        September 30, 1999, and the Cumulative Period
        From December 1, 1990 (Inception) Through September 30, 2000

                                        Year     Ten Months      Dec. 1, 1990
                                        Ended       Ended         (Inception)
                                   September 30, September 30,       Through
                                        2000         1999        Sept. 30, 2000
                                    -----------  ------------    -------------
        Cash flows from operating
         activities:
          Net loss                  $(3,576,910) $ (1,323,831)    $(17,103,892)

        Adjustments to reconcile
         net loss to net cash used
         in operating activities:
          Stock issued for services   2,136,459      (315,082)       6,283,837
          Stock issued for interest         -             -            535,591
          Provision for bad debt
           write-offs                       -             -          1,422,401
          Minority interest                 -             -            (62,500)
          Settled damages                   -         (25,000)         (25,000)
          Write-off of intangible
            assets                          -         283,133        1,299,861
          Depreciation and
            amortization                 86,701       121,413        1,610,588
          Changes in:
           Accounts receivable              -             -             (4,201)
           Accrued interest
            receivable                      -             -            (95,700)
           Prepaid exp. and deposits    (18,000)       (7,000)         (25,000)
           Accounts payable             (16,305)      (13,096)         246,036
           Accrued compensation         286,835       478,440        1,236,740
           Due to officer               154,683       555,193          709,876
           Other current liabilities     12,676       161,088          371,566
                                    -----------  ------------    -------------
             Total adjustments        2,643,049     1,239,089       13,504,095
                                    -----------  ------------    -------------
            Net cash used in
              operating activities     (933,861)      (84,742)      (3,599,797)

      Page F-11                      -----------  ------------    -------------

                                        Year      Ten Months      Dec. 1, 1990
                                       Ended        Ended          (Inception)
                                   September 30, September 30,        Through
                                        2000         1999        Sept. 30, 2000
                                    -----------  ------------    -------------
        Cash flows from investing
         activities:
          Issuance of
           notes receivable         $       -    $        -      $  (1,322,500)
          Costs of license rights
           and technology                   -             -            (94,057)
          Purchase of equipment         (44,933)      (12,255)        (181,109)
                                    -----------   -----------    -------------
        Net cash used in
         investing activities           (44,933)      (12,255)      (1,597,666)
                                     -----------   -----------    -------------
        Cash flows from financing
         activities:
          Common stock issuance         823,975       129,537        2,953,385
          Preferred stock issuance          -             -             16,345
          Proceeds from debt, other     182,000           -          1,852,691
          Proceeds from debt, related       -             -            206,544
          Proceeds from stock purchase      -             -            281,250
          Payments on debt, other       (20,497)      (11,270)         (46,407)
          Payments on debt, related         -             -            (53,172)
          Decrease in stock
           subscription receivable          -             -             20,000
          Contributed capital               -             -                515
                                    -----------   -----------    -------------
        Net cash provided by
          financing activities          985,478       118,267        5,231,151
                                    -----------   -----------    -------------
        Net increase in
          cash and cash equivalents       6,684        21,270           33,688

        Cash and cash equivalents
          at beginning of period         27,004         5,734              -
                                   ------------   -----------    -------------
        Cash and cash equivalents
          at end of period         $     33,688   $    27,004    $      33,688
                                   ============   ===========    =============

                                        Year      Ten Months      Dec. 1, 1990
                                       Ended        Ended          (Inception)
                                   September 30, September 30,        Through
                                       2000         1999        Sept. 30, 2000
                                    -----------   -----------    -------------
        Supplemental disclosures of
          cash flow information:

          Cash paid for interest    $    45,020   $        92    $     175,937
                                    ===========   ===========    =============

          Cash paid for income taxes$     1,600   $       -      $       3,250
                                     ===========   ===========    =============

        Non-cash investing and financing activities:

          Common stock issued
           in exchange for:
            Note receivable         $       -     $       -      $     281,250
            Prepaid expenses        $   133,546   $       -      $     133,546
            Property and equipment  $       -     $       -      $     130,931
            Licenses and technology $       -     $       -      $   2,191,478
            Acquisition of remaining
             minority interest in
             subsidiary             $       -     $       -      $      59,247
            Repayment of debt and
             interest               $ 1,548,064   $   197,500    $   3,352,859
            Services and interest   $       -     $       -      $   4,949,192
          Preferred stock issued
           in exchange for:
            Services                $       -     $       -      $      60,000
            Repayment of debt       $    20,000   $    39,520    $      59,520
          Preferred stock options
           issued in exchange for:
            Repayment of debt       $       -     $   100,000    $     100,000

      The accompanying notes are an integral part of these consolidated financial statements.

      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      September 30, 2000

      Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization

      Conectisys Corporation (the "Company") was incorporated under the laws of Colorado on February 3, 1986, to analyze and invest in business opportunities as they may occur.

      In September 1995, the Company acquired 80% of the outstanding stock of TechniLink, Inc., a California corporation, and 80% of the outstanding stock of PrimeLink, Inc., a Kansas corporation, in exchange for an aggregate of 10,000 shares of the Company's common stock.  The acquisitions were accounted for as purchases.  At the date of acquisition, both PrimeLink and TechniLink are start-up companies with no material operating activity.

      The acquisitions of these companies occurred in connection with the signing of the license agreements discussed in Note 10.  The Company issued a total of 35,000 shares of common stock and assumed a loan of
      $400,000 to acquire the licenses and the Corporations.  The only major asset acquired from PrimeLink and TechniLink was the license and technology.  The aggregate transactions were valued at $1,750,000, the fair market value of common stock issued, and recorded in licenses and technology on the balance sheet.

      TechniLink has developed the Cube 2001 series for the monitoring and controlling of various devices in the petroleum and gas industry.
      PrimeLink has developed a product line that uses cutting edge communications to assist in the monitoring of meters for utility companies and the petroleum industry.  This technology, while eliminating the need for a meter reader, is more significant in enabling the utility companies to utilize energy conservation and, in the case of power companies, re-routing of electrical power to areas where it is needed.  The devices are also in use in vending machines to monitor sales and functions of the vending machine without the physical inspection usually needed.

      On July 15, 1998, United Telemetry Company, Inc. was incorporated in the State of Nevada as a wholly-owned subsidiary of the Company.

      On July 22, 1998, the Company acquired the remaining 20% interest in TechniLink, Inc. for 50,000 shares of the Company's common stock valued at $59,247.

      On January 11, 2000, a new Nevada corporation, eEnergyServices.com,
      Inc., was formed, which has no net assets and which has not, as yet, commenced operations.  PrimeLink, Inc. and TechniLink, Inc. are in the process of winding down.  Upon dissolution, their assets will be distributed to Conectisys Corporation.  PrimeLink, Inc. will do its future business in California as United Telemetry Company.

      Basis of presentation and going concern uncertainty

      The accompanying consolidated financial statements include the accounts and transactions of Conectisys Corporation, its wholly-owned subsidiaries
      TechniLink, Inc. and United Telemetry Company, Inc., and its 80% owned subsidiary PrimeLink, Inc.  All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.  Certain prior period balances in the accompanying consolidated financial statements have been reclassified to conform to the current year's presentation.

      The Company returned to the development stage in accordance with SFAS No.
      7 on December 1, 1990 and during the fiscal year ended November 30, 1995.
      The Company has completed two mergers and is in the process of developing its technology and product lines.

      As of September 30, 2000, the Company had a deficiency in working capital of approximately $890,000, and had incurred continual net losses since its return to the development stage ($2.2 million in 1996, $2.7 million in 1997,
      $4.9 million in 1998,  $1.3 million in 1999 (ten months), and $3.6 million in 2000, which raise substantial doubt about the Company's ability to continue as a going concern.

      Management's plans for correcting these deficiencies include the future sales of their newly licensed products and to raise capital through the issuance of common stock and from continued officer advances to assist in providing the Company with the liquidity necessary to retire its outstanding debt and meet operating expenses (See Notes 14(a) and 14(b)).  In the longer term, the Company plans to achieve profitability through the operations of its subsidiaries.  The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

      Use of estimates

      The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

       Fair value of financial instruments

      Statement of Financial Accounting Standards No. 107, "Disclosures about Fair
      Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments.  The following summary presents a description of the methodologies and assumptions used to determine such amounts.
      Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision.  These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument.  Changes in assumptions could significantly affect the estimates.

      Since the fair value is estimated at September 30, 2000, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different.
      The carrying amount of cash and cash equivalents is assumed to be the fair value because of the liquidity of these instruments.  Accounts payable, accrued compensation, due to officer, other current liabilities, and notes payable approximate fair value because of the short maturity of these instruments.  Long-term debt is recorded at face value because the principal amount is convertible into common stock.

       Fiscal year

      Effective December 1, 1998, the Company changed its fiscal year-end from November 30 to September 30.

       Research and development costs

      The Company has been engaged in researching, engineering, and developing its HNet technologies since August 1995, and has recently begun deployment of a pilot project, which did not generate any revenue during the past fiscal year.  Although still a development stage company, the Company plans to engage large-scale cost reduction runs for the production and subsequent sale of the HNet System in 2001.

       Cash and cash equivalents

      Cash and cash equivalents include cash on hand and on deposit and highly liquid debt instruments with original maturities of three months or less.  All funds on deposit are with one financial institution.

       Property and equipment

      Property and equipment are stated at cost.  Depreciation is computed on property and equipment using the straight-line method over the expected useful lives of the assets, which are generally five years for vehicles and office equipment and seven years for furniture and fixtures.

       Licensing agreements

      The costs of acquiring license rights are capitalized and amortized over the shorter of the estimated useful life of the license or the term of the license agreement.  The licenses are being amortized over a period of five years.  During the year ended November 30, 1998, the
      Company acquired additional license rights in the amount of $421,478 from TechniLink.  Although the license remains viable, the Company currently lacks the resources to develop and market it.  Accordingly, during the ten month period ended September 30, 1999, the Company accelerated amortization on this asset by writing it down to its net realizable value of $40,000, incurring a charge of $283,133.
      The balance was fully amortized at September 30, 2000.

      Technology

      Deferred technology costs include capitalized product development and product improvement costs incurred after achieving technological feasibility and are amortized over a period of five years.
      At September 30, 2000, no deferred technology costs were recognized.

      Impairment of long-lived assets

            Statement of Financial Accounting Standards No. 121, "Accounting
      for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" (SFAS No. 121) issued by the Financial Accounting
      Standards Board (FASB) has been effective for financial
      statements for fiscal years beginning after December 15, 1995.
      The standard established new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, certain identifiable intangible assets and goodwill, should be recognized and how impairment losses should be measured.  The
      Company wrote-off the balance of the carrying value of older licenses and deferred technology during the year ended November
      30, 1998, as a consequence of persistent competitive pressure.
      The expense incurred was $632,257.

      Accounting for stock-based compensation

      Statement of Financial Accounting Standards No. 123, "Accounting
      for Stock-based Compensation" (SFAS No. 123) establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments.  The
      Company adopted this accounting standard on January 1, 1996.
      SFAS No. 123 also encourages, but does not require, companies to record compensation cost for stock-based employee compensation.
      The Company has chosen to account for stock-based compensation utilizing the intrinsic value method prescribed in Accounting
      Principles Board Opinion No. 25, "Accounting for Stock Issued
      to Employees."  Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.  Also, in accordance with SFAS No. 123, the Company has provided footnote disclosures with respect to stock-based employee compensation.  The cost of stock-based compensation is measured at the grant date on the
      value of the award, and this cost is then recognized as compensation expense over the service period.  The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair market value of the stock as determined by the model at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

      Stock issued for non-cash consideration

      Shares of the Company's no par value common stock issued in exchange for goods or services are valued at the cost of the goods or services received or at the market value of the shares issued, depending on the ability to estimate the value of the goods or services received.

      Income taxes

      The Company files a consolidated income tax return.  The
      Company has adopted Statement of Financial Accounting Standards
      ("SFAS") No. 109, which requires the Company to recognize
      deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the
      Company's consolidated financial statements or tax returns.
      Under this method, deferred tax liabilities and assets are determined based on the difference between the financial
      statement carrying amounts and tax basis of assets using
      the enacted rates in effect in the years in which the
      differences are expected to reverse.  The Company has
      recognized a valuation allowance covering 100% of the net
      deferred tax assets (primarily tax benefits from net
      operating loss carryforwards), because it is more likely
      than not that the tax benefits attributable to the deferred tax assets will not be realized in the future.

      Net loss per common share - basic and diluted

      Net loss per common share - diluted is based on the weighted average number of common and common equivalent shares
      outstanding for the periods presented.  Common equivalent
      shares representing the common shares that would be issued on exercise of convertible securities and outstanding stock options and warrants reduced by the number of shares which could be purchased from the related exercise proceeds are
      not included since their effect would be anti-dilutive.

      Recent accounting pronouncements

      Statement of Financial Accounting Standard No. 130, "Reporting
      Comprehensive Income," (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997.  SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.  The adoption of SFAS No. 130 did not have a material effect on the
      Company's financial position or its results of operations.
      Statement of Financial Accounting Standard No. 131,
      "Disclosure About Segments of an Enterprise and Related
      Information," (SFAS No. 131) issued by the FASB is effective for financial statements with fiscal years beginning after
      December 15, 1997.  SFAS No. 131 requires that public
      companies report certain information about operating segments, products, services and geographical areas in which they
      operate and their major customers.  Adoption of SFAS No.
      131 did not have an effect on the Company's financial
      position or its results of operations; however, additional disclosures may have to be made in the future relating to
      the above items.

      Statement of Financial Accounting Standard No. 132,
      "Employers' Disclosures about Pensions and Other
      Postretirement Benefits," SFAS No. 132) issued by the
      FASB is also effective for financial statements with
      fiscal years beginning after December 15, 1997.  It
      revises employers' disclosure requirements for pensions
      and other postretirement benefits and eliminates certain
      disclosures that are no longer as useful as they were
      when SFAS No. 87, SFAS No. 88, and SFAS No. 106 were
      issued.  Adoption of SFAS No. 132 did not have an effect
      on the Company's financial position or
      results of operations.

      New accounting pronouncements

      The Financial Accounting Standards Board has established the following new pronouncements, none of which have (will)
      materially affect the Company: SFAS No. 133, "Accounting
      for Derivative Instruments and Hedging Activities (effective for years beginning after June 15, 2000)," SFAS No. 134,
      "Accounting for Mortgage-Backed Securities Retained after
      the Securitization of Mortgage Loans Held for Sale by a
      Mortgage Banking Enterprise - an amendment of SFAS No. 65
      (effective for fiscal quarters beginning after December 15,
      1998)," SFAS No. 135, "Rescission of SFAS No. 75 and Technical
      Corrections (effective for fiscal years ending after December
      15, 1999)," SFAS No. 136, "Transfer of Assets to a Not-for-Profit
      Organization or Charitable Trust That Raises Contributions for
      Others (generally effective for financial statements issued for fiscal periods beginning after December 15, 1999)," SFAS No. 137,
      "Accounting for Derivative Instruments and Hedging Activities -
      Deferral of the Effective Date of SFAS No. 133 - an amendment of SFAS No. 133 (effective June 1999)," SFAS No. 138,
      "Accounting for Certain Derivative Instruments and Certain
      Hedging Activities - an amendment of SFAS No. 133 (effective for years beginning after June 15, 2000)," SFAS No. 139,
      "Rescission of SFAS No. 53 and amendments to SFAS No. 63,
      89, and 121 (effective for fiscal years beginning after
      December 15, 2000)," and SFAS No. 140, "Accounting for
      Transfers and Servicing of Financial Assets and Extinguishments
      of Liabilities - a replacement of SFAS No. 125 (effective for certain disclosures for fiscal years ending after December
      15, 2000)."

      NOTE 2.    RELATED PARTY TRANSACTIONS

      Until recently, the Company leased office space in Agua Dulce,
      California from S.W. Carver Corporation, a company owned by a major shareholder of the Company.  The lease was for a period of one year, renewable annually in April at the option of the lessee.  Effective April, 1998, the monthly rent was increased from $2,000 to $2,500.  Around September 1, 2000, the lease was terminated due to the sale of the building.  At that time the Company moved certain property and equipment to its Valencia locations.  Rent expense for the year ended September 30, 2000 and the ten-month period ended September 30, 1999 was $27,500 and $25,000, respectively.

      NOTE 3.    PREPAID EXPENSES AND DEPOSITS

      During the year ended September 30, 2000, the Company issued
      462,487 shares of its common stock as retainers for consulting services ($128,611) and accounting fees ($4,935).  In addition, the Company recorded the unearned portion of an engineering contract ($25,000) as a prepaid asset, bringing the total
      prepaid expense balance at September 30, 2000 to $158,546.

      NOTE 4.    PROPERTY AND EQUIPMENT

      Property and equipment at September 30, 2000 consisted of the following:

        Office equipment                                 $   262,320
        Furniture and fixtures                                16,609
        Vehicles                                              35,362
                                                         -----------
        Total cost                                           314,291
        Accumulated depreciation                            (220,987)
                                                         -----------
        Net book value                                   $    93,304
                                                         ===========

        NOTE 5.    LICENSE RIGHTS AND TECHNOLOGY

        License rights and technology at September 30, 2000 consisted of the following:

              License rights                             $   421,478
              Accumulated amortization                      (421,478)
                                                         -----------
                Net book value                             $      -
                                                         ===========

      NOTE 6.    DUE TO OFFICER

          During the ten month period ended September 30, 1999, the Company received cash advances from its CEO totaling $555,193.  At
          September 30, 1999, $197,500 of these advances were exchanged for the assumption of a promissory note to S.W. Carver, due on demand
          (and in no event later than October 1, 2000) at an annual interest rate of 10%, and another $287,020 of these advances were exchanged for equity.  Also at September 30, 1999, $62,522 in accrued compensation was transferred to the officer advance account, resulting in a balance of $133,195 at that date.  This balance was converted into a promissory note due on demand (and in no event later than October 1, 2000) at an annual interest rate of 10%.

      During the first half of the year ended September 30, 2000, the
      Company's CEO advanced the Company an additional $68,500 (net of a $5,000 repayment) at an annual interest rate of 10%.  Total interest on the advances and promissory notes amounted to
      $21,766 through May 22, 2000 (including $10,583 on the S.W. Carver note), at which time the total principal plus accrued interest on the aggregate loans ($420,961) was effectively paid-off through the exercise of 2,056,346 common stock options and
      20,000 Preferred Class A stock options.  The total exercise price for these stock options was $509,972.  The balance of the proceeds of $89,011 was applied against accrued officer compensation.  During August and September 2000, the Company's
      CEO advanced the Company another $75,000, which remained unpaid through year-end.  See Note 14(a).

      NOTE 7.    NOTES PAYABLE

      Notes payable at September 30, 2000 consisted of the following:

              Note payable to Devon Investment Advisors,
              unsecured, due on demand, interest payable
              at an annual rate of 10%                      $ 241,824

             Note payable to Black Dog Ranch LLC,
              unsecured, semi-monthly payments of $2,500,
              including interest at an annual rate
              of 18%, with remaining balance due and
              payable on June 1, 2001                          74,113

                Note payable to Deauville (now MMDS)
              Capital Partners, unsecured,
              convertible into common stock at
              $1.00 per share through March 6, 2002,
              at which time interest at an annual
              rate of 10% begins to accrue                     75,000
                                                            ---------
                Total notes payable                           390,937
                Current portion                              (315,937)
                                                            ---------
                Long-term portion                           $  75,000
                                                            =========

        The maturity of long-term debt at September 30, 2000 was as follows:

                Year ended September 30,:      2001         $ 315,937
                                            Thereafter         75,000
                                                            ---------
              Total notes payable                           $ 390,937
                                                            =========

      NOTE 8.      SHAREHOLDERS' EQUITY (DEFICIT)

      The Company is authorized to issue 50,000,000 shares of $1.00 par value preferred stock, no liquidation preference.  One million of the preferred shares are designated as Class A
      preferred shares which have super voting power wherein each share receives 100 votes and has anti-dilution rights.
      One million of the preferred shares are designated as
      Class B preferred shares which have conversion rights
      wherein each share may be converted into ten shares of
      common stock.

      In December, 1998, the Company canceled 1,350,000 shares
      of its common stock previously issued to a consultant and
      valued at $814,536, which were contingent on the
      establishment of a $5,000,000 line of credit (never achieved).

      In December, 1998, the Company issued 750,000 shares of
      its common stock valued at $50,000 to a consultant for
      services rendered.

      In January and September, 1999, the Company issued a total of 152,548 shares of its common stock for consultant services rendered of $45,360.

      During the months March, 1999 through September, 1999, the
      Company issued a total of 405,800 shares of its common stock valued at $79,537 in a private placement.

      In September, 1999, the Company issued 100,000 shares of
      its common stock for consultant fees rendered of $84,644.

      In September, 1999, the Company issued 960,321 shares of
      its common stock to repay related party debt of $197,500.

      In September, 1999, the Company issued a total of 47,481
      shares of its common stock valued at $15,957 as hiring
      bonuses for two employees.

      In September, 1999, the Company issued 260,000 shares of
      its common stock to its president as compensation for
      director fees of $203,493 and also issued him 39,520 of
      its Class A $1.00 par value preferred stock to partially
      repay debt.

      In September, 1999, the Company issued options to purchase
      500,000 shares each (a total of 1,000,000) of its Class B
      convertible preferred stock at a price of $5.00 per share
      in exchange for debt reduction of $50,000 each (a total of
      $100,000) to a note holder and the Company's president.

      In September, 1999, the Company issued options to purchase
      600,000 shares of the Company's common stock (500,000 options to its president and 100,000 options to an employee) valued at $150,000.

      In October, 1999, the Company re-acquired and canceled
      17,500 common shares from the former president of PrimiLink, in return for a $12,000 consulting agreement.

      During the months October, 1999 through March, 2000,
      the Company issued a total of 241,200 shares of its common stock valued at $52,919 in a private placement.  In
      conjunction with this issuance and the March through
      September, 1999 issuance noted above, certain shareholders received warrants to purchase 506,500 shares of common stock at $2.00 per share through November 1, 2001.

      During the period October, 1999 through September, 2000,
      the Company issued a total of 2,612,796 shares of its common stock to various consultants for services rendered and to be rendered (retainer of $128,611) totaling $1,051,932.

      In November, 1999, the Company received cash of $66,927 to pay the balance due on an old subscription for 300,000 shares of the Company's common stock.

      In November, 1999 through September, 2000, the Company issued
      240,000 shares of its common stock to its outside accountant for services rendered and to be rendered (retainer of $4,935)
      in the amount of $130,000.

      In December, 1999 and February, 2000, the Company issued 879,309 shares of its common stock to current and former officers for accrued compensation in the amount of $419,747.

      In December, 1999, the Company issued an additional 19,804 shares of its common stock valued at $7,195 (net of 6,283
      canceled shares valued at $10,805) in full settlement of a vendor dispute.

      In February and March, 2000, a consultant exercised 250,000 common stock options at $125,000 ($0.50 per share)

      In March, 2000, the Company issued 20,000 shares of its common stock for $16,000 in legal services.

      In March, 2000, the Company issued 500,672 shares of its common stock in subscriptions and private placements totaling $195,000.

      In March, 2000, the Company issued 135,000 shares of its
      common stock to an officer for $89,042 in cash.

      In March, 2000, the Company adjusted the exercise price on
      2,600,000 common stock options previously issued to two
      officers and an employee, resulting in an increase in
      compensation expense of $1,113,610.

      In April, 2000 through September, 2000, the Company issued
      1,019,800 shares of its common stock through cash subscriptions totaling $242,450, for which $15,450 (representing 61,800
      shares) had not yet been collected as of September 30, 2000.

      During April, 2000 through September, 2000, an additional
      242,560 shares of the Company's common stock were issued
      in a private placement totaling $68,087.  In conjunction
      with these and previous issuances, certain shareholders
      received warrants to purchase 446,305 shares of the Company's common stock at $2.00 per share through September 1, 2002.

      In May, 2000, the Company's CEO exercised 2,056,346 common stock options and 20,000 Class A Preferred stock options
      in exchange for debt and accrued compensation aggregating
      $509,972.  $407,735 was transferred from stock options
      exercisable to common stock as a result of this transaction.

      In June, 2000, a note holder converted $200,000 principal
      value of debt into 800,000 shares of the Company's common
      stock (at $0.25 per share).

      In August and September, 2000, three officers and an
      employee received 539,389 shares of the Company's common
      stock as payment for $229,693 of accrued compensation.

      In September, 2000, old liabilities of $108,020 were
      transferred to shareholders' equity (deficit) in recognition of additional paid-in capital.

      In September, 2000, the Company issued 500,000 common
      stock options to a consultant valued at $43,900 (representing a floating exercise price that was 15% below the current
      market price of the Company's common stock).

      NOTE 9.   INCOME TAXES

      Deferred income taxes consisted of the following at September 30, 2000:

            Deferred tax asset,
            benefit of net operating
            loss carryforward              $ 5,000,000
            Valuation allowance             (5,000,000)

            Net deferred taxes             $        -

      The valuation allowance offsets the net deferred tax asset, since it is more likely than not that it would not be recovered.

      The Company has approximately $12,600,000 in respective
      federal and California net operating loss carryforwards.
      The federal net operating loss carryforwards expire as
      follows: $2,700,000 in the year 2012, $5,300,000 in 2018,
      $1,200,000 in 2019, and $3,400,000 in 2020.  The California
      net operating loss carryforwards expire as follows:
      $2,700,000 in the year 2002, $5,300,000 in 2003, $1,200,000 in 2004, and $3,400,000 in 2005.

      NOTE 10. COMMITMENTS AND CONTINGENCIES

      Employment agreements

      The Company has entered into seven employment agreements with key
      Individuals, the terms of the agreements are as follows:

      1)    The former President and CEO of PrimeLink entered into an
            agreement dated September 15, 1995 for a period of three years.
            This agreement, along with his royalty agreement, were mutually terminated.  The separation agreement, as of October 31, 1997, called for a settlement of $12,000 to be paid $1,000 monthly for the following twelve months.  As of September 30, 2000, $4,000 remained unpaid.

      2)    The former President and CEO of TechniLink entered into an agreement dated September 15, 1995 for a period of three years.
            He is entitled to receive a base salary of $90,000 per year and an annual bonus equal to 15% of the net profits before taxes earned by TechniLink, Inc.  He is also granted an option to purchase up to 250,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value of the stock on the date of purchase.  In December, 1998, he resigned from the Company, releasing it from any further bonus and stock option obligations.

      3)    The CEO (now former President) of the Company entered into an agreement dated October 2, 1995 (which was amended September
            1, 1997 and September 1, 1999) for a period of five years, and he is entitled to receive a base salary of $160,000 per year.
            The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment.
            The staying bonus will be compensated for with the Company's restricted common stock.  He is also granted an option to
            purchase up to 2,000,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value for the prior 30 trading days before exercise.  On March
            27, 2000, the exercise price was adjusted to a flat $0.3864 per share, with an expiration date of December 2, 2003.  These stock options are fully vested and irrevocable as of the
            commencement of the agreement, except in the event the employee refuses to carry out the reasonable and lawful directions
            of the employer or engages in proven fraud or dishonesty in the performance of his duties, in which case the stock
            options are automatically revoked upon discovery.

      4)    The Acting President of the Company entered into an agreement dated September 11, 2000 for a period of six months through
       March 11, 2001, and he is entitled to receive a base salary
       (consulting fees) of $120,000 per year, of which 50% shall be paid in cash and 50% shall be paid in restricted common stock at a rate equal to 50% of the average market closing price for the last 5 trading days of each quarter.  He shall be
       issued 100,000 shares of restricted common stock as a hiring bonus, at a per share price of $0.28415, equivalent to 50% of the average market closing price for the prior 30 trading
       days before the agreement date.  He shall further receive
       performance bonuses (paid in restricted common stock) upon successful completion of specific milestones pertaining to the implementation and deployment of the HNET System.  The incentive package could net him up to 650,000 shares of
      restricted common stock.  As of September 30, 2000, none
      of these milestones were met.  He is also granted an option through March 11, 2001 to purchase up to 100,000 shares of the Company's restricted common stock at a price of $0.38
      per share.

      5)     The Chief Financial Officer of the Company entered into
      an agreement dated October 2, 1995 (which was amended September
      1, 1997) for a period of three years, and he is entitled to receive a base salary of $80,000 per year and an annual bonus of 2% of the Company's pretax income.  The employee shall
      further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment.  The staying bonus shall be compensated for with the Company's restricted common stock.  He is also granted an option to purchase up to
      500,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value at the date of purchase.  Effective February, 1999, he resigned from the
      Company, releasing it from any further bonus and stock option obligations.

      6)     The Secretary and Treasurer of the Company entered into an
      Agreement dated October 2, 1995 (which was amended September
      1, 1997, September 1, 1999, and March 31, 2000) for a period of five years (extended through April 1, 2005), and she is entitled to receive a base salary of $80,000 per year.  The employee shall further receive a bonus, paid at year-end,
      equal to 50% of the employee's salary, for continued employment.
      The staying bonus shall be compensated for with the Company's restricted common stock.  She is also granted an option to purchase up to 500,000 shares of the Company's restricted
      common stock at a price equal to 60% of the average market value for the prior 180 trading days before exercise.  On
      March 27, 2000, the exercise price was adjusted to a flat
      $0.38 per share, with an expiration date of December 31,
      2004.

      7)    The Chief Technical Officer of the Company entered into an agreement dated August 1, 1998 for an initial term of three years, and he is entitled to receive a base salary of $150,000 per year, with a minimum of $90,000 to be paid annually in cash and the balance paid (at the option of the Company) in cash or restricted common stock under rule 144.  The
      employee shall receive a hire-on bonus of $75,000 worth
      of the Company's restricted common stock under rule 144,
      at one-half market price.  The employee shall further receive performance bonuses (paid in restricted common stock, as
      above) upon successful completion of specific milestones
      pertaining to the implementation and deployment of certain software (up to $862,500).  If substantially all performance milestones are met, he is also granted an option to purchase up to 500,000 shares of the Company's restricted common
      stock at a price equal to 60% of the average market value
      at the date of purchase.  As of September 30, 2000, none
      of the aforementioned milestones had been successfully
      completed.

      License agreements

      The Company has entered into license agreements with the former
      Presidents of both PrimeLink and TechniLink.  The license agreements were entered into on September 20, 1995, in connection with the acquisition of PrimeLink and TechniLink (see Note 1 above), and are for a period of five years.  As consideration for these license agreements, the Company issued each licensee 12,500 shares of its restricted common stock and will pay each licensee a royalty of 5% of net sales of the applicable product.  In addition, in the event of the sale or merger of TechniLink or
      PrimeLink, a royalty sum of 20% of the sales price of the license shall be paid to the licensee; the sales price shall not be less than $1,500,000.  The licenses were valued at the fair market value of the stock issued to obtain the licenses.  In 1997, there was a separation agreement between the President of PrimeLink and the
      Company, whereby the President of PrimeLink agreed to forfeit royalty rights and return all shares of the Company's common stock obtained pursuant to the license agreement for a $12,000 settlement.

      Litigation

      There have been three recent legal proceedings in which the
      Company has been a party:

      The first case, Securities and Exchange Commission (the "Plaintiff")
      vs. Andrew S. Pitt, Conectisys Corp., Devon Investments Advisors, Inc.,
      B&M Capital Corp., Mike Zaman, and Smith Benton & Hughes, Inc. (Defendants)
      Civil Case # 96-4164.  The case alleges that a fraudulent scheme was orchestrated and directed by the defendants to engage in the sale and distribution of unregistered shares of Conectisys by creating the appearance of an active trading market for the stock of Conectisys and artificially inflating the price of its shares.
      In the suit, the SEC sought permanent injunctions from violating securities laws.  The SEC did not seek any civil penalties from the
      Company.  The courts, having conducted a trial of this matter without jury and taken it under submission, found for the plaintiff as follows:
      against Conectisys on the claim that the defendant violated section
      5(a), 5(c), and 17(a).  Conectisys was not found to have

      violated section 10(b), 10(b-5), or 15(c).  The Company was subsequently ordered to disgorge profits totaling $175,000.  On March 5, 1999, the
      Company entered into an Amended Final Judgment of Permanent Injunctive
      Relief with the Securities and Exchange Commission ("SEC").  The Company
      and the SEC agreed on a settlement in which the Company would dismiss its then pending appeal and take a permanent injunction that it would not in the future violate sections 5(a), 5(c), 17(a), 10(b), 10(b-5), or 15(c);
      in return the SEC would not demand the previously ordered disgorgement of $175,000.

      The second case was brought by Clamar Capital Corp. (the "Plaintiff")
      against Smith Benton & Hughes; Michael Zaman; Claudia Zaman; Andrew
      Pitt and Conectisys Corp. (collectively the "Defendants").  The case was brought before the District Court of Arapahoe, State of Colorado,
      Case # 97-CV-1442, Division 3, alleging the defendants conspired to artificially inflate the price of the Company's common stock and withheld material facts from investors.  The Plaintiff did not specify an amount of damages that it sought from the Defendants.  On March 26,
      1999, the District Court of Arapahoe, State of Colorado, dismissed the civil case against Conectisys Corp. brought by Clamar Capital Corp.

      The third case was brought by Southern Arizona Graphic Associates,
      Inc. (the "Plaintiff") against Conectisys Corporation (the "Defendant").
      The case was brought before the Superior Court of the State of Arizona,
      County of Pima, Case # 333852.  The claim was for goods, printing services, and funds advanced by the Plaintiff.  On December 8, 1999, the Company's
      Board of Directors approved the issuance of 26,087 shares of the Company's common stock valued at $18,000 in full settlement of the defendant's claim.
      The matter was subsequently dismissed with prejudice.

      The Company, during its normal course of business, may be subjected from time to time to disputes and to legal proceedings against it.  Both counsel and management do not expect that the ultimate outcome of any current claims will have a material adverse effect on the Company's financial statements.

      NOTE 11.      MAJOR CUSTOMERS

      The Company, as a development stage enterprise, did not have revenues during the year ended September 30, 2000 and had limited revenue during the ten months ended September 30, 1999; the Company had sales to one customer comprising 100% of total sales.  The Company had no additional revenue during the ten months ended September 30, 1999 other than the aforementioned sales.

      NOTE 12.      STOCK OPTIONS

      During the fiscal year ended September 30, 1999, the Company issued to a note holder options to purchase 500,000 shares of the Company's Class
      B preferred stock at an exercise price of $5.00 per share.  As consideration, the Company reduced its debt to the note holder by
      $50,000 and received an extension of time to pay-off its promissory note.  The Company also issued to its CEO options to purchase another
      500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share in exchange for a reduction in debt of $50,000.
      Total consideration received on the above issued options, as evidenced by debt reduction, was $100,000.  These options can be exercised through
      November 1, 2002 and can also be converted into common stock at the rate of 10 common shares for each Class B preferred share.

      The Company's CEO currently owns 140,020 shares of the Company's Class A preferred stock, of which 20,000 shares were purchased during the year ended
      September 30, 2000, and has options to purchase another 9,980 shares for
      $1.00 per share through June 16, 2001.

      The Company accounts for stock-based compensation under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25.
      Had compensation cost for stock options granted during the year ended
      September 30, 2000 been determined based on the fair value at the grant dates consistent with the method of FASB Statement No. 123 (utilizing the
      Black-Scholes model), the Company's net loss would have increased by $260,230, of which $214,130 was attributable to 563,500 common stock options issued to a consultant at an exercise price of $2.00 per share, exercisable over an approximate three year period, $25,000 was attributable to 100,000 common stock options issued to the

      Company's acting president at an exercise price of $0.38 per share, exercisable over a six month period, and $21,100 was
      attributable to 500,000 common stock options issued to a consultant at an exercise price set at 15% below the current market value of the
      Company's common stock, exercisable over a twelve month period.  The pro forma effect on the net loss for the year ended September 30, 2000 is indicated below:

                                 As Reported         Pro Forma
                                 -----------       -----------

      Net loss                   $(3,576,910)      $(3,837,140)

      Net loss per share -
       basic and diluted               $(.20)            $(.21)

      During the ten month period ended September 30, 1999, 500,000 common stock options were issued to the Company's CEO and another 100,000 common stock options were issued to an employee.  These options were valued at
      $150,000 in aggregate.  No pro forma information required by SFAS No. 123 is included, as the disclosure would not be materially different from the amounts and disclosures already presented.  On March 27, 2000, the Company fixed the exercise prices of 2,600,000 common stock options previously issued at (higher) floating exercise prices to the Company's CEO, the Company's secretary, and the employee, resulting in an additional compensation cost of approximately $1,113,610.  The value of the total common stock options exercisable thereby increased to $1,263,610.  In May, 2000, the Company's
      CEO exercised 2,056,346 common stock options, resulting in the transfer of
      $407,735 of common stock options exercisable to common stock, thereby reducing the balance of common stock options exercisable to $855,875.  In September,
      2000, the Company issued 500,000 common stock options to a consultant, valued at $43,900 (corresponding to a 15% discount from current market value), bringing the balance of common stock options exercisable at September
      30, 2000 to $899,775.  The total balance of stock options exercisable at
      September 30, 2000 was $999,775, including $100,000 attributable to the
      Company's Class B preferred stock.

      The Company has granted various common stock options and warrants to employees and consultants; the options and warrants were granted at approximately the fair market value at the date of grant and vested immediately.  The common stock option activity during the fiscal years ended September 30, 2000 and September 30, 1999 was as follows:

                                                    Common Stock
                                                       Options     Weighted
                                                        and        Average
                                                      Warrants      Price
                                                     ----------    --------
             Balance outstanding, December 1, 1998    3,000,000    $    .59
              Granted                                   600,000         .89
                                                     ----------    --------
             Balance outstanding, September 30, 1999  3,600,000         .64
              Granted                                 1,913,500         .86
              Exercised                              (2,306,346)        .27
                                                     ----------    --------
             Balance outstanding, September 30, 2000  3,207,154    $    .69 (1)
                                                     ==========    ========

        (1) Due to floating strike prices, weighted average price upon issuance is $0.94, upon exercise is $0.69.

        The following table summarizes information about common stock options at September 30, 2000:

                                  Outstanding                  Exercisable
                                   Weighted    Weighted               Weighted
           Range of      Common    Average      Average      Common    Average
           Exercise       Stock      Life      Exercise       Stock   Exercise
            Prices      Options    (Months)      Price       Options    Price
        -------------   ---------   -------     -------      --------- -------
        $ .38 - $ .38     100,000         5     $   .38        100,000 $   .38
        $ .50 - $ .50     500,000        11     $   .50        500,000 $   .50#
        $2.00 - $2.00     563,500        29     $  2.00        563,500 $  2.00
        $ .39 - $ .39   1,443,654        38     $   .39      1,443,654 $   .39*
        $ .38 - $ .38     100,000        51     $   .38        100,000 $   .38*
        $ .38 - $ .38     500,000        63     $   .38        500,000 $   .38*

        $ .38 - $2.00   3,207,154        35     $   .69      3,207,154 $   .69
        =============   =========        ==     =======      ========= =======

      #      Currently a floating exercise price
      *       Formerly a floating exercise price

            The above table excludes 952,805 warrants exercisable at $2.00 per share, which have nominal value and which were issued to certain stock subscription investors.  Of these warrants, 506,500 expire November 1, 2001 and 446,305 expire September 1, 2002.  The table also excludes a contingent issuance to the Company's Chief Technical Officer of 2,000,000 common stock options exercisable at $0.50 per share and expiring December 31, 2002.  These common stock options will not vest until certain milestones have been attained.

      NOTE 13.      FORM S-8 FILINGS

      In December 1999, the Company filed a Form S-8 registration statement for the Conectisys Corporation Non-Qualified Stock Option and Stock Bonus Plan
      (the "Plan").  The purpose of the Plan is to compensate independent consultants of the Company through the granting of non-qualified stock options (as described in Sections 83 and 41 of the Internal Revenue Code).  Shares of stock covered by stock options and stock bonuses consist of 1,000,000 shares of the common stock of the Company.  The entire registration has been filled.  750,000 shares were issued to consultants for services rendered in the amount of $323,725 and
      250,000 shares were issued at $0.50 per share pursuant to a Performance Award
      Option to a consultant.  The entire 250,000 share option was exercised during the quarter ended March 31, 2000, resulting in a $125,000 cash inflow to the
      Company.

      In September 2000, the Company filed another S-8 registration statement, amending its Non-Qualified Stock Option and stock Bonus Plan for independent consultants to the Company.  The Amended Plan authorizes the issuance of up to 1,000,000 shares of common stock.  The purpose of the Amended Plan is to further compensate independent consultants of the Company through the granting of non-qualified stock options (as described in Sections 83 and 421 of the
      Internal Revenue Code).  Through September 30, 2000, 500,000 shares under the Amended Plan had been issued as retainers on ongoing consulting contracts, valued at $142,075.  Subsequent

      to September 30, 2000, an additional 100,000 shares were issued to consultants for services.

      NOTE 14.      SUBSEQUENT EVENTS

      (a)      Subsequent to September 30, 2000, the Company's CEO advanced the
      Company an additional $15,000.  On December 15, 2000, this advance, along with prior advances totaling $75,000 were consolidated into a
      $90,000 promissory note, due on demand, with interest at the rate of
      10% per annum.  All unpaid principal and interest is fully due and payable on June 1, 2001.  Subsequent to September 30, 2000, the Company's
      Vice President advanced the Company a total of $60,000.  On December 7,
       2000, these advances were incorporated into a promissory note, due on demand, with interest at the rate of 10% per annum.  All unpaid principal and interest is fully due and payable on June 1, 2001.

      (b)      The Company intends to register an offering of 10,000,000 new common shares via Form SB-2.  Additionally, approximately 2,450,000 shares owned by existing shareholders will be registered for sale.

      (c)      The Company has filed corporate certificates of dissolution with the California Secretary of State for its 80%-owned subsidiary PrimiLink,
      Inc. and its wholly-owned subsidiary TechniLink, Inc.  These will become effective when valid tax clearance certificates have been issued by the Franchise Tax Board.  Upon dissolution, the assets of the dissolved subsidiaries will be distributed to the parent corporation.

      CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 CONSOLIDATED BALANCE SHEET
 December 31, 2000

                                               Dec. 31      Dec. 31       Sep. 30
                                                2000         1999          2000
                                              Unaudited    Unaudited      Audited
 ASSETS

 Current assets
   Cash and cash equivalents                      6,651      (15,401)      33,688
   Prepaid expenses                             158,546            0      158,546

 Total current assets                           165,197      (15,401)     192,234

 Property and equipment, net                     85,046       82,621       93,304

 License and technology, net                          0       30,000            0

 Other asset                                          0        7,000            0

 TOTAL ASSETS                                   250,243      104,220      285,538

                                               Dec. 31      Dec. 31       Sep. 30
                                                2000         1999          2000
                                              Unaudited    Unaudited      Audited

 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

 Current liabilities
   Accounts payable                             143,922      423,060       97,827
   Accrued compensation                         540,020      731,336      438,647
   Due to officer                               150,000            0       75,000
   Other current liabilities                    178,539      181,447      152,995
   Notes payable
     Related                                          0      344,195            0
     Other                                      383,437      416,434      390,937

 Total current liabilities                    1,395,918    2,096,472    1,155,406

 TOTAL LIABILITIES                            1,395,918    2,096,472    1,155,406
 SHAREHOLDERS' EQUITY (DEFICIT)
 Preferred stock - Class A 1,000,000 shares authorized
 Preferred stock - Class A, $1.00 par value;
   1,000,000 shares authorized,
   140,020 shares issued and
   outstanding                                  140,020      120,020      140,020
 Convertible preferred stock - Class B,
   $1.00 par value; 1,000,000
   shares authorized, no shares
   issued and outstanding                             0            0            0
 Stock options exercisable, convertible
   preferred stock - Class B, stock
   options issued and outstanding, common
   stock - 4,663,500 and 3,600,000 stock
   options issued and outstanding               999,775      250,000      999,775
 Common stock, no par value;
   250,000,000 shares authorized,
   23,985,429 for Dec. 31, 2000 and
   15,609,958 for Dec. 31, 2000 shares
   issued and outstanding                    16,269,533   13,077,299   16,187,421
 Stock subscription receivable                                            (15,450)

 Accumulated (deficit)                      (18,555,003) (15,439,571) (18,181,634)

 TOTAL STOCKHOLDERS' (DEFICIT)               (1,145,675)  (1,992,252)    (869,868)

 TOTAL LIABILITIES AND
  STOCKHOLDERS DEFICIT                          250,243      104,220      285,538

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 CONSOLIDATED STATEMENTS OF OPERATIONS
 For the Three Months Ended December 31, 2000 and 1999 and the Cumulative Period
 From December 1, 1990 (Inception) Through December 31, 2000

                                                                      Dec. 1, 1990
                                                                       (Inception)
                                            Three Months Three Months    Through
                                               Dec. 31      Dec. 31      Dec. 31
                                                 2000         1999         2000
                                              Unaudited    Unaudited    Unaudited

 Revenues                                             0            0      517,460

 Cost of goods sold                                   0       17,536      529,791

 Gross profit (loss)                                  0      (17,536)     (12,331)

 General and administrative                     365,659      754,813   13,711,482
 Bad debt write-offs                                  0            0    1,680,522

 (Loss) from operations                        (365,659)    (772,349) (15,404,335)

 Non-operating income (expense)                  (7,710)           1   (2,135,426)

 Minority interest                                    0            0       62,500

 Net (loss)                                    (373,369)    (772,348) (17,477,261)

 Weighted average shares
  outstanding -
  basic and diluted                          23,963,478   15,382,154

 Net (loss) per share                             (0.02)       (0.05)

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
        CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
        For the Cumulative Period December 1, 1990 (Inception) Through December 31, 2000

                             Preferred Stock                Common Stock                                 Total
                              Class A and B                 No Par Value                Accumulated  Shareholders'
                                 Shares           Value        Shares         Value       Deficit   Equity (Deficit)

 Balance, Dec. 1, 1990
 (re-entry
 development stage)                   0               0        10,609     1,042,140    (1,042,140)            0

 Shares issued in exchange for:
 Cash, Aug. 1993                      0               0         1,000         1,000             0         1,000
 Capital contribution,
  Aug. 1993                           0               0         2,000           515             0           515
 Services, Mar. 1993                  0               0         2,000           500             0           500
 Services, Mar. 1993                  0               0         1,200           600             0           600
 Net loss for the year                0               0             0             0        (5,459)       (5,459)

 Balance, Sep. 30, 1993               0               0        16,809     1,044,755    (1,047,599)       (2,844)

 Shares issued in exchange for:
 Services, May 1994                   0               0         2,400         3,000             0         3,000
 Cash, Sep. 1994                      0               0        17,771        23,655             0        23,655
 Services, Sep. 1994                  0               0         8,700        11,614             0        11,614
 Cash, Sep. 1994                      0               0         3,000        15,000             0        15,000
 Cash, Oct. 1994                 16,345 A        16,345             0             0             0        16,345
 Cash, Sep. and Oct. 1994                             0         1,320        33,000             0        33,000
 Net loss for the year                0               0             0             0       (32,544)      (32,544)

 Balance, Sep. 30, 1994          16,345          16,345        50,000     1,131,024    (1,080,143)       67,226

 Shares issued in exchange for:
 Cash, Feb. 1995                      0               0         1,160       232,000             0       232,000
 Debt repayment, Feb. 1995            0               0         2,040       408,000             0       408,000
 Debt repayment, Feb. 1995            0               0         4,778       477,810             0       477,810
 Acquisition of assets, CIPI
  Feb. 1995                           0               0        28,750     1,950,000             0     1,950,000
 Acquisition of assets,
  Apr. 1995                           0               0        15,000             0             0             0
 Cash and services, Apr.
  and May 1995                        0               0        16,000       800,000             0       800,000
 Cash, Jun. 1995                      0               0           500        30,000             0        30,000
 Acquisition of assets and
  services, Sep. 1995                 0               0         4,000       200,000             0       200,000
 Cash, Sep. 1995                      0               0            41         3,000             0         3,000
 Acquisition of assets,
  Sep. 1995                           0               0        35,000     1,750,000             0     1,750,000
 Return of assets, CIPI
  Sep. 1995                           0               0       (27,700)   (1,950,000)            0    (1,950,000)
 Net loss for the year                0               0             0             0    (2,293,867)   (2,293,867)

 Balance, Sep. 30, 1995          16,345          16,345       129,569     5,031,834    (3,374,010)    1,674,169

 Shares issued in exchange for:
 Cash, Feb. 1996                      0               0         1,389       152,779             0       152,779
 Debt repayment, Feb. 1996            0               0        10,000       612,000             0       612,000
 Services, Feb. 1996                  0               0         3,160       205,892             0       205,892
 Cash, Mar. 1996                      0               0           179        25,000             0        25,000
 Shares returned and
  cnaceled Mar. 1996                  0               0       (15,000)            0             0             0
 Services, Apr. 1996                  0               0            13         2,069             0         2,069
 Services, Sep. 1996              4,155 A         4,155           586        36,317             0        40,472
 Services, Oct. 1996                  0               0         6,540       327,000             0       327,000
 Debt repayment, Nov. 1996            0               0         2,350        64,330             0        64,330
 Net loss for the year                0               0             0             0    (2,238,933)   (2,238,933)

 Balance, Sep. 30, 1996          20,500          20,500       138,786     6,457,221    (5,612,943)      864,778

 Shares issued in exchange for:
 Services, Mar. 1997                  0               0           228         6,879             0         6,879
 Services, Apr. 1997                  0               0           800        13,120             0        13,120
 Services, Jul. 1997                  0               0         1,500        16,200             0        16,200
 Cash, Jul. 1997                      0               0        15,000       300,000             0       300,000
 Services, Aug. 1997                  0               0         5,958        56,000             0        56,000
 Adjustment for partial
  shares due to reverse
  stock split (1:20)                  0               0           113             0             0             0
 Services, Oct. 1997                  0               0     1,469,666       587,865             0       587,865
 Debt repayment, Oct 1997             0               0     1,540,267       620,507             0       620,507
 Cash, Oct. 1997                      0               0     1,500,000       281,250             0       281,250
 Services, Nov. 1997                  0               0         4,950        10,538             0        10,538
 Net loss for the year                0               0             0             0    (2,739,268)   (2,739,268)

 Balance, Sep. 30, 1997          20,500          20,500     4,677,268     8,349,580    (8,352,211)       17,869

 Shares issued in exchange for:
 Services, Dec. 1997
 through Nov. 1998                    0               0     2,551,610     2,338,264             0     2,338,264
 Debt repayment, Apr. 1998
 through Sep. 1998                    0               0       250,000       129,960             0       129,960
 Cash, Jan. 1998 through
  Jul. 1998                           0               0     4,833,334     1,139,218             0     1,139,218
 Acquisition of assets,
  Jul. 1998                           0               0       300,000       421,478             0       421,478
 Acquisition of 20% minority
  interest in subsidiary,
  Jul. 1998                           0               0        50,000        59,247             0        59,247
 Services, Nov. 1998             60,000 A        60,000             0             0             0        60,000
 Net loss for the year                0               0             0             0    (4,928,682)   (4,928,682)

 Balance, Sep. 30, 1998          80,500          80,500    12,662,212    12,437,747   (13,280,893)     (762,646)

                             Preferred Stock                Common Stock                                 Total
                              Class A and B                 No Par Value                Accumulated  Shareholders'
                                 Shares           Value        Shares         Value       Deficit   Equity (Deficit)
 Shares issued in exchange for:
 Shares returned and canceled
  Dec. 1998                           0               0    (1,350,000)     (814,536)                   (814,536)
 Services, Dec. 1998
  through Sep. 1999                   0               0       560,029       349,454                     349,454
 Cash, Dec. 1998
  through Sep. 1999                   0               0     1,155,800       129,537                     129,537
 Debt repayment, Sep. 1999       39,520 A        39,520       960,321       197,500                     237,020
 Services, Dec. 1998
  through Sep. 1999             150,000 B       150,000             0             0                     150,000
 Debt repayment, Sep. 1999      100,000 A       100,000             0             0                     100,000
 Net loss for the period              0               0             0             0    (1,323,831)   (1,323,831)

 Balance, Sep. 30, 1999         370,020         370,020    13,988,362    12,299,702   (14,604,724)   (1,935,002)

 Shares issued in exchange for:
 Shares reacquired and canceled, Oct. 1999
 Services, Oct. 1999                                          (17,500)      (12,000)                    (12,000)
  through Sep. 2000                   0               0     2,405,469       990,949                     990,949
 Cash, Oct. 1999
  through Sep. 2000                   0               0     2,295,482       839,425                     839,425
 Stock subscription receivable,
  Sep. 2000                           0               0             0       (15,450)                    (15,450)
 Reduction of exercise price on
  officer and employee stock
  options, Mar. 2000          B-Options       1,113,610             0             0                   1,113,610
 Exercise officer stock options
  in exchange for officer's debt
  May 2000                    B-Options        (407,735)            0             0                    (407,735)
 Consultant's stock options,
  Sep. 2000                   B-Options          43,900                                                  43,900
 Exercise officer stock options
  in exchange for officer's debt
  May 2000                       20,000          20,000     2,056,346       897,707                     917,707
 Retainers, debt and accrued
  liabilities, Oct. 1999
  through Sep. 2000                   0               0     2,799,579     1,171,638                   1,171,638

 Net loss for the period              0               0             0             0    (3,576,910)   (3,576,910)

 Balance, Sep. 30, 2000         390,020       1,139,795    23,527,738    16,171,971   (18,181,634)     (869,868)

 Shares issued in exchange for:
 Services, Oct. 2000
  through Dec. 2000                   0               0       388,191        82,112                      82,112
 Stock subscription receivable,
  Oct. 2000                           0               0             0        15,450                      15,450

 Net loss for the period              0               0             0             0      (373,369)     (373,369)

 Balance, Dec. 31, 2000         390,020       1,139,795    23,915,929    16,269,533   (18,555,003)   (1,145,675)

 CONSOLIDATED STATEMENTS OF CASH FLOWS
 For the Three Months Ended December 31, 2000 and 1999 and the Cumulative Period
 From December 1, 1990 (Inception) Through December 31, 2000
                                                                       Dec. 1, 1990
                                                                        (Inception)
                                              Three Months Three Months   Through
                                                 Dec. 31      Dec. 31     Dec. 31
                                                  2000         1999         2000

 Net income (loss)                             (373,369)    (772,348) (17,477,261)
     Adjustments to reconcile net income (loss)
       to net cash provided by (used by)
       operating activities:
         Provision for bad debt                   8,258            0    1,430,659
         Depreciation and amortization                0       22,451    1,610,588
         Stock issued for services               82,112      672,178    6,365,949
         Stock issued for interest                    0            0      535,591
         Minority interest                            0            0      (62,500)
         Write-off of intangibles                     0            0    1,299,861
         Settlements                                  0            0      (25,000)
 Changes in operating assets and liabilities
   (Increase) decrease in assets
     Accounts receivable                              0            0       (4,201)
     Interest receivable                              0            0      (95,700)
     Deposits                                         0            0      (25,000)
   Increase (decrease) in liabilities
     Accounts payable                            46,095      160,719      292,131
     Accrued compensation                       101,373     (156,047)   1,338,113
     Due to officer                                   0            0      709,876
     Other current liabilities                   25,544      (12,778)     397,110

 Net cash provided (used) by
  operating activities                         (109,987)     (85,825)  (3,709,784)

 Investing activities
   Increase in notes receivable                       0            0   (1,322,500)
   Cost of license & technology                       0            0      (94,057)
   Purchase of equipment                              0            0     (181,109)

 Net cash provided (used) by
  investing activities                                0            0   (1,597,666)

 Financing activities
   Common stock issued for cash                  15,450       42,920    2,968,835
   Preferred stock issued for cash                    0            0       16,345
   Proceeds from stock purchase                       0            0      281,250
   Proceeds from debts
     Related party                               75,000          500      281,544
     Other                                            0            0    1,852,691
   Payments on debt
     Related party                                    0            0      (46,407)
     Other                                       (7,500)           0      (60,672)
     Subscription receivable                          0            0       20,000
   Contributed capital                                0            0          515

 Net cash provided(used) by
  financing activities                           82,950       43,420    5,314,101

                                                                       Dec. 1, 1990
                                                                        (Inception)
                                              Three Months Three Months   Through
                                                 Dec. 31      Dec. 31     Dec. 31
                                                  2000         1999         2000

 Net increase (decrease) in cash                (27,037)     (42,405)       6,651

 Cash beginning of period                        33,688       27,004            0

 Cash end of period                               6,651      (15,401)       6,651

 Cash paid during the year for
   Interest                                           0            0      175,937
   Taxes                                              0            0        3,250

 Non-cash activities
   Common stock issued for
     Purchase of stock                                0            0      281,250
     Prepaid expenses                                 0            0      133,546
     PP&E                                             0            0      130,931
     Deposit                                          0            0            0
     License & technology                             0            0    2,191,478
     Repayment of debt                                0            0    1,804,795
     Service & interest                          82,112      672,178    5,051,304

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 December 31, 2000

 Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

 Conectisys Corporation (the "Company") was incorporated under the laws of
 Colorado on February 3, 1986, to analyze and invest in business opportunities as they may occur.

 TechniLink has developed the Cube 2001 series for the monitoring and controlling of various devices in the petroleum and gas industry.

 PrimeLink has developed a product line that uses cutting edge communications to assist in the monitoring of meters for utility companies and the petroleum industry.  This technology, while eliminating the need for a meter reader, is more significant in enabling the utility companies to utilize energy conservation and, in the case of power companies, re-routing of electrical power to areas where it is needed.  The devices are also in use in vending machines to monitor sales and functions of the vending machine without the physical inspection usually needed.

 In September 1995, the Company acquired 80% of the outstanding stock of
 TechniLink, Inc., a California corporation, and 80% of the outstanding stock of
 PrimeLink, Inc., a Kansas corporation, in exchange for an aggregate of 200,000 shares of the Company's common stock.  The acquisitions were accounted for as purchases.  Both PrimeLink and TechniLink are start-up companies with no material operating activity and therefore no pro forma statements of operations were provided for 1995.

 The acquisitions of these companies occurred in connection with the signing of the license agreements discussed in Note 10.  The Company issued a total of
 700,000 shares of common stock and assumed a loan of $400,000 to acquire the licenses and the Corporations.  The only major asset acquired from PrimeLink and
 TechniLink was the license and technology.  The aggregate transactions were valued at $1,750,000, the fair market value of common stock issued, and recorded in licenses and technology on the balance sheet.

 On July 22, 1998, the Company acquired the remaining 20% interest in TechniLink,
 Inc. for 50,000 shares of the Company's common stock valued at $59,247.

 On January 11, 2000, a new Nevada corporation, eEnergyServices.com, Inc., was formed, which has not, as yet, commenced operations.  PrimeLink, Inc. and
 TechniLink, Inc. are in the process of winding down.  Upon dissolution, their assets will be distributed to Conectisys Corporation.  PrimeLink, Inc. will do its future business in California as United Telemetry Company.

 Basis of presentation and going concern uncertainty

 The accompanying consolidated financial statements include the transactions of
 Conectisys Corporation, its wholly-owned subsidiary TechniLink, Inc., and its
 80% owned subsidiary  PrimeLink, Inc.  All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.  Certain prior period amounts in the accompanying consolidated financial statements have been reclassified to conform to the current year's presentation.

 The Company returned to the development stage in accordance with SFAS No. 7 on
 December 1, 1990 and during the fiscal year ended November 30, 1995.  The
 Company has completed two mergers and is in the process of developing its technology and product lines.

 As of December 31, 2000, the Company had a deficiency in working capital of approximately $1,231,000, and had incurred continual operating losses since its return to the development stage ($1.8 million in 1996, $2.3 million in 1997,
 $4.2 million in 1998, $1.0 million in 1999 (ten months), $3.5 million in 2000 and 0.37 million for the three months ended December 31, 2000, which raise substantial doubt about the Company's ability to continue as a going concern.

 Management's plans for correcting these deficiencies include the future sales of their newly licensed products and to raise capital through the issuance of common stock and from continued officer advances to assist in providing the
 Company with the liquidity necessary to retire the outstanding debt and meet operating expenses (See Notes 14(a), 14(b), and 14(c)).  In the longer term, the
 Company plans to achieve profitability through the operations of the subsidiaries.  The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

 Use of estimates

 The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

 Fair value of financial instruments

 Statement of Financial Accounting Standards No. 107, "Disclosures about Fair
 Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments.  The following summary presents a description of the methodologies and assumptions used to determine such amounts.
 Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision.  These estimates do not reflect any premium or discount that could result from offering for sale at one time the
 Company's entire holdings of a particular instrument.  Changes in assumptions could significantly affect the estimates.

 Since the fair value is estimated at December 31, 2000, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different.  The carrying amount of cash and cash equivalents is assumed to be the fair value because of the liquidity of these instruments.
 Accounts payable, accrued compensation, other current liabilities, and notes payable approximate fair value because of the short maturity of these instruments.  Long-term debt is recorded at face value because the principal amount is convertible into common stock.

 Fiscal year

 Effective December 1, 1998, the Company changed its fiscal year-end from
 November 30 to September 30.

 Cash and cash equivalents

 Cash and cash equivalents include cash on hand and on deposit and highly liquid debt instruments with original maturities of three months or less.  All funds on deposit are with one financial institution.

 Property and equipment

 Property and equipment are stated at cost.  Depreciation is computed on property and equipment using the straight-line method over the expected useful lives of the assets, which are generally five years for vehicles and office equipment and seven years for furniture and fixtures.

 Licensing agreements

 The costs of acquiring license rights are capitalized and amortized over the shorter of the estimated useful life of the license or the term of the license agreement.  The licenses are being amortized over a period of five years.
 During the year ended November 30, 1998, the Company acquired additional license rights in the amount of $421,478 from TechniLink.  Although the license remains viable, the Company currently lacks the resources to develop and market it.
 Accordingly, during the ten month period ended September 30, 1999, the Company accelerated amortization on this asset by writing it down to its net realizable
 value of $40,000, incurring a charge of $283,133.     The balance was fully
 amortized at September 30, 2000.

 Technology

 Deferred technology costs include capitalized product development and product improvement costs incurred after achieving technological feasibility and are amortized over a period of five years.  At both September 30, 2000 and 1999, respectively, no deferred technology costs were recognized.

 Impairment of long-lived assets

 Statement of Financial Accounting Standards No. 121, "Accounting for the
 Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of"
 (SFAS No. 121) issued by the Financial Accounting Standards Board (FASB) has
 been effective for financial statements for fiscal years beginning after
 December 15, 1995.  The standard established new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment,certain identifiable intangible assets and goodwill, should be recognized and how impairment losses should be measured.  The Company wrote-off the balance of the carrying value of older licenses and deferred technology during the year ended November 30, 1998, as a consequence of persistent competitive pressure.  The expense incurred was $632,257.

 Accounting for stock-based compensation

 Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based
 Compensation" (SFAS No. 123) establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments.  The
 Company adopted this accounting standard on January 1, 1996.  SFAS No. 123 also encourages, but does not require, companies to record compensation cost for stock-based employee compensation.  The Company has chosen to account for stock-
 based compensation utilizing the intrinsic value method prescribed in Accounting
 Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."
 Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.  Also, in accordance with
 SFAS No. 123, the Company has provided footnote disclosures with respect to stock-based employee compensation.  The cost of stock-based compensation is measured at the grant date on the value of the award, and this cost is then recognized as compensation expense over the service period.  The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair market value of the stock as determined by the model at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

 Stock issued for non-cash consideration

 Shares of the Company's no par value common stock issued in exchange for goods or services are valued at the cost of the goods or services received or at the market value of the shares issued, depending on the ability to estimate the value of the goods or services received.

 Income taxes

 The Company has adopted Statement of Financial Accounting Standards ("SFAS") No.
 109, which requires the Company to  recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns.
 Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets using the enacted rates in effect in the years in which the differences are expected to reverse.

 Net loss per common share - diluted

 Net loss per common share - diluted is based on the weighted average number of common and common equivalent shares outstanding for the periods presented.
 Common equivalent shares representing the common shares that would be issued on exercise of convertible securities and outstanding stock options and warrants reduced by the number of shares which could be purchased from the related exercise proceeds are not included since their effect would be anti-dilutive.

 Recent accounting pronouncements

 Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive
 Income," (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997.  SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.  The  adoption of SFAS
 No. 130 did not have a material effect on the Company' financial position or its results of operations.

 Statement of Financial Accounting Standard No. 131, "Disclosure About Segments
 of an Enterprise and Related Information," (SFAS No. 131) issued by the FASB is effective for financial statements with fiscal years beginning after December
 15, 1997.  SFAS No. 131 requires that public companies report certain information about operating segments, products, services and geographical areas in which they operate and their major customers.  Adoption of SFAS No. 131 did not have an effect on the Company's financial position or its results of operations; however, additional disclosures may have to be made in the future relating to the above items.

 Statement of Financial Accounting Standard No. 132, "Employers' Disclosures
 about Pensions and Other Postretirement Benefits," SFAS No. 132) issued by the
 FASB is also effective for financial statements with fiscal years beginning after December 15, 1997.  It revises employers' disclosure requirements for pensions and other postretirement benefits and eliminates certain disclosures that are no longer as useful as they were when SFAS No. 87, SFAS No. 88, and
 SFAS No. 106 were issued.  Adoption of SFAS No. 132 did not have an effect on the Company's financial position or results of operations.

 New accounting pronouncements

 The Financial Accounting Standards Board has established the following new pronouncements, none of which have (will) materially affect the Company: SFAS
 No. 133, "Accounting for Derivative Instruments and Hedging Activities
 (effective for years beginning after June 15, 2000)," SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage
 Loans Held for Sale by a Mortgage Banking Enterprise - an amendment of SFAS No.
 65 (effective for fiscal quarters beginning after December 15, 1998)," SFAS No.
 135, "Rescission of SFAS No. 75 and Technical Corrections (effective for fiscal years ending after December 15, 1999)," SFAS No. 136, "Transfer of Assets to a
 Not-for-Profit Organization or Charitable Trust That Raises Contributions for
 Others (generally effective for financial statements issued for fiscal periods beginning after December 15, 1999)," SFAS No. 137, "Accounting for Derivative
 Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No.
 133 - an amendment of SFAS No. 133 (effective June 1999)," SFAS No. 138,
 "Accounting for Certain Derivative Instruments and Certain Hedging Activities -
 an amendment of SFAS No. 133 (effective for years beginning after June 15,
 2000)," SFAS No. 139, "Rescission of SFAS No. 53 and amendments to SFAS No. 63,
 89, and 121 (effective for fiscal years beginning after December 15, 2000)," and
 SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and
 Extinguishments of Liabilities - a replacement of SFAS No. 125 (effective for certain disclosures for fiscal years ending after December 15, 2000)."

 NOTE 2. RELATED PARTY TRANSACTIONS

 Until recently, the Company leased office space in Agua Dulce, California from
 S.W. Carver Corporation, a company owned by a major shareholder of the Company.
 The lease was for a period of twelve months, renewable annually in April at the option of the lessee.  Effective April, 1998, the monthly rent was increased from $2,000 to $2,500.  Around September 1, 2000, the lease was terminated due to the sale of the building.  At that time the Company moved certain property and equipment to its Valencia locations.  Lease expense for the year ended
 September 30, 2000.

 NOTE 3.    PREPAID EXPENSES AND DEPOSITS

 During the year ended September 30, 2000, the Company issued 462,487 shares of its common stock as retainers for consulting services ($128,611) and accounting fees ($4,935).  In addition, the Company recognized the unearned portion of an engineering contract ($25,000) as a prepaid asset, bringing the total prepaid expense balance at September 30, 2000 to $158,546.

 NOTE 4.    PROPERTY AND EQUIPMENT

 Property and equipment at September 30, 2000 consisted of the following:

 Office equipment                             $   262,320
 Furniture and fixtures                            16,609
 Vehicles                                          35,362
                                              -----------
 Total cost                                       314,291
 Accumulated depreciation                        (229,245)
                                              -----------
 Net book value                               $    95,046
                                              ===========

 NOTE 5.    LICENSES AND TECHNOLOGY

 Licenses and technology at December 31, 2000 consisted of the following:

       License                            421,478
       Accumulated amortization                 (421,478)
                                               -----------
  Net book value                        $       -
                                               ===========

 NOTE 6.    DUE TO OFFICER

 During the ten month period ended September 30, 1999, the Company received cash advances from its CEO totaling $555,193.  At September 30, 1999, $197,500 of these advances was exchanged for the assumption of a promissory note to S.W.
 Carver, due on demand (and in no event later than October 1, 2000) at an annual interest rate of 10%, and another $287,020 of these advances was exchanged for equity.  Also at September 30, 1999, $62,522 in accrued compensation was transferred to the advance account, resulting in a balance of $133,195.  This balance was converted into a promissory note due on demand (and in no event later than October 1, 2000) at an annual interest rate of 10%.

 During the first half of the year ended September 30, 2000, the Company's CEO advanced the Company an additional $68,500 (net of a $5,000 repayment) at an annual interest rate of 10%.  Total interest on the advances and promissory notes amounted to $21,766 through May 22, 2000, at which time the total principal plus accrued interest on the aggregate loans ($420,961) was effectively paid-off through the exercise of 2,056,346 common stock options and 20,000 Preferred Class
 A stock options.  The total exercise price for these stock options was $509,972.
 The balance of the proceeds of $89,011 was applied against accrued officer compensation.  During August and September 2000, the Company's CEO advanced the
 Company another $75,000, which remained unpaid through year-end.  During the three months ended December 31, 2000, the officer advance the Company an additional
 $15,000 bringing the total to $90,000 which has been converted to a note.

 Another officer of the Company advanced the Company $60,000 during the three months ended December 31, 2000 which has been converted to a note.

 NOTE 7.    NOTES PAYABLE

 Notes payable at September 30, 2000 consisted of the following:

   Note payable to Devon Investment Advisors,
       unsecured, due on demand, interest payable
       at an annual rate of 10%                        $ 241,824

   Note payable to Black Dog Ranch LLC,
       unsecured, semi-monthly payments of $2,500,
       including interest at an annual rate
       of 18%, with remaining balance due and
       payable on June 1, 2001                            66,613

  Note payable to Deauville (now MMDS)
       Capital Partners, unsecured,
       convertible into common stock at
       $1.00 per share through March 6, 2002,
       at which time interest at an annual
       rate of 10% begins to accrue                      75,000
                                                 ---------
  Total notes payable                             383,437
  Current portion                                (383,437)
                                                        ---------
  Long-term portion                              $     -
                                                        =========

 The maturity of long-term debt at September 30, 2000 was as follows:

  Year ended September 30,:      2001           $ 383,437
                                                       ---------
        Total notes payable                            $ 383,437
                                                       =========

 NOTE 8. SHAREHOLDERS' EQUITY (DEFICIT)

 The Company is authorized to issue 50,000,000 shares of $1.00 par value preferred stock, no liquidation preference.  One million of the preferred shares are designated as Class A preferred shares which have super voting power wherein each share receives 100 votes and has anti-dilution rights.  One million of the preferred shares are designated as Class B preferred shares which have conversion rights wherein each share may be converted into ten shares of common stock.

 In December, 1998, the Company canceled 1,350,000 shares of its common stock previously issued to a consultant and valued at $814,536, which were contingent on the establishment of a $5,000,000 line of credit (never achieved).

 In December, 1998, the Company issued 750,000 shares of its common stock valued at $50,000 to a consultant for services rendered.

 In January and September, 1999, the Company issued a total of 152,548 shares of its common stock for consultant services rendered of $45,360.

 During the months March, 1999 through September, 1999, the Company issued a total of 405,800 shares of its common stock valued at $79,537 in a private placement.

 In September, 1999, the Company issued 100,000 shares of its common stock for consultant fees rendered of $84,644.

 In September, 1999, the Company issued 960,321 shares of its common stock to repay related party debt of $197,500.

 In September, 1999, the Company issued a total of 47,481 shares of its common stock valued at $15,957 as hiring bonuses for two employees.

 In September, 1999, the Company issued 260,000 shares of its common stock to its president as compensation for director fees of $203,493 and also issued him
 39,520 of its Class A $1.00 par value preferred stock to partially repay debt.

 In September, 1999, the Company issued options to purchase 500,000 shares each
 (a total of 1,000,000) of its Class B convertible preferred stock at a price of
 $5.00 per share in exchange for debt reduction of $50,000 each (a total of
 $100,000) to a note holder and the Company's president.

 In September, 1999, the Company issued options to purchase 600,000 shares of the
 Company's common stock (500,000 options to its president and 100,000 options to an employee) valued at $150,000.

 In October, 1999, the Company re-acquired and canceled 17,500 common shares from the former president of PrimeLink, in return for a $12,000 consulting agreement.

 During the months October, 1999 through March, 2000, the Company issued a total of 241,200 shares of its common stock valued at $52,919 in a private placement.
 In conjunction with this issuance and the March through September, 1999 issuance noted above, certain shareholders received warrants to purchase 506,500 shares of common stock at $2.00 per share through November 1, 2001.

 During the period October, 1999 through September, 2000, the Company issued a total of 2,612,796 shares of its common stock to various consultants for services rendered and to be rendered (retainer of $128,611) totaling $1,051,932.

 In November, 1999, the Company received cash of $66,927 to cover the balance due on an old subscription for 300,000 shares of the Company's common stock.

 In November, 1999 through September, 2000, the Company issued 240,000 shares of its common stock to its outside accountant for services rendered and to be rendered (retainer of $4,935) in the amount of $130,000.

 In December, 1999 and February, 2000, the Company issued 879,309 shares of its common stock to current and former officers for accrued compensation in the amount of $419,747.

 In December, 1999, the Company issued an additional 19,804 shares of its common stock valued at $7,195 (net of 6,283 canceled shares valued at $10,805) in full settlement of a vendor dispute.

 In February and March, 2000, a consultant exercised 250,000 common stock options at $125,000 ($0.50 per share)

 In March, 2000, the Company issued 20,000 shares of its common stock for $16,000 in legal services.

 In March, 2000, the Company issued 500,672 shares of its common stock in subscriptions and private placements totaling $195,000.

 In March, 2000, the Company issued 135,000 shares of its common stock to an officer for $89,042.

 In March, 2000, the Company adjusted the exercise price on 2,600,000 common stock options previously issued to two officers and an employee, resulting in an increase in compensation expense of $1,113,610.

 In April, 2000 through September, 2000, the Company issued 1,019,800 shares of its common stock through cash subscriptions totaling $242,450, for which $15,450
 (representing 61,800 shares) had not yet been collected as of September 30,
 2000.

 During April, 2000 through September, 2000, an additional 242,560 shares of the
 Company's common stock were issued in a private placement totaling $68,087.  In conjunction with these and previous issuances, certain shareholders received warrants to purchase 446,305 shares of the Company's common stock at $2.00 per share through September 1, 2002.

 In May, 2000, the Company's CEO exercised 2,056,346 common stock options and
 20,000 Class A Preferred stock options in exchange for debt and accrued compensation aggregating $509,972.  $407,735 was transferred from stock options exercisable to common stock as a result of this transaction.

 In June, 2000, a note-holder converted $200,000 principal value of debt into
 800,000 shares of the Company's common stock (at $0.25 per share).

 In August and September, 2000, three officers and an employee received 539,389 shares of the Company's common stock as payment for $229,693 of accrued compensation.

 In September, 2000, old liabilities of $108,020 were transferred to shareholders' equity (deficit) in recognition of additional paid-in capital.

 In September, 2000, the Company issued 500,000 common stock options to a consultant valued at $43,900 (representing a floating exercise price that was
 15% below the current market price of the Company's common stock).

 In October, 2000, the Company issued 141,777 share of common stock valued at
 $30,907 to the officers for compensation.

 In October, 2000, the Company issued 66,414 share of common stock valued at
 $19,200 to a consultant for services rendered.

 In November, 2000, the Company issued 50,000 share of common stock valued at
 $20,000 to a consultant for services rendered.

 In December, 2000, the Company issued 110,000 share of common stock valued at
 $12,005 to two consultants for services rendered.

 NOTE 9.   INCOME TAXES

 Deferred income taxes consisted of the following at September 30, 2000:

       Deferred tax asset, benefit
       of net operating loss
       carryforward                                $7,000,000
  Deferred tax liability                             -
  Valuation allowance                       (7,000,000)
                                                   -----------
  Net deferred taxes                        $       -
                                                   ===========

 The valuation allowance offsets the net deferred tax asset, since it is more likely than not that it would not be recovered.

 NOTE 10. COMMITMENTS AND CONTINGENCIES

 Employment agreements

 The Company has entered into seven employment agreements with key
 Individuals, the terms of the agreements are as follows:

 1) The President and CEO of PrimeLink entered into an agreement dated
 September 15, 1995 for a period of three years.  This agreement, along with his royalty agreement, were mutually terminated.  The separation agreement, as of October 31, 1997, called for a settlement of $12,000 to be paid $1,000 monthly for the following twelve months.  As of September
 30, 2000, $4,000 remained unpaid.

 2) The President and CEO of TechniLink entered into an agreement dated
 September 15, 1995 for a period of three years.  He is
 entitled to receive a base salary of $90,000 per year and an annual bonus equal to 15% of the net profits before taxes earned by
 TechniLink, Inc.  He is also granted an option to purchase up to 250,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value of the stock on the date of purchase.  In
 December, 1998, he resigned from the Company.

 3) The CEO (now former President) of the Company entered into an agreement dated October 2, 1995 (which was amended September 1, 1997 and September
 1, 1999) for a period of five years, and he is entitled to receive a base salary of $160,000 per year.  The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued
 employment.  The staying bonus will be compensated for with the Company's restricted common stock.  He is also granted an option to purchase up to
 2,000,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value for the prior 30 trading days before exercise.  On March 27, 2000, the exercise price was adjusted to a flat
 $0.3864 per share, with an expiration date of December 2, 2003.

 4) The Acting President of the Company entered into an agreement dated
 September 11, 2000 for a period of six months through March 11, 2001, and he is entitled to receive a base salary (consulting fees) of $120,000 per year, of which 50% shall be paid in cash and 50% shall be paid in restricted common stock at a rate equal to 50% of the average market closing price for the last 5 trading days of each quarter.  He shall be issued 100,000 shares of restricted common stock as a hiring bonus, at a per share price of $0.28415, equivalent to 50% of the average market closing price for the prior 30 trading days before the agreement date.  He shall further receive performance bonuses (paid in restricted common stock) upon successful completion of specific milestones pertaining to the implementation and deployment of the HNET System.  The incentive package could net him up to 650,000 shares of restricted common stock.  He is also granted an option through March 11, 2001 to purchase up to 100,000 shares of the Company's restricted common stock at a price of $0.38 per share.

 5) The Chief Financial Officer of the Company entered into an agreement dated
 October 2, 1995 (which was amended September 1, 1997) for a period of three years, and he is entitled to receive a base salary of $80,000 per year and an annual bonus of 2% of the Company's pretax income.  The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment.  The staying bonus shall be compensated for with the Company's restricted common stock.  He is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value at the date of purchase.  Effective February, 1999, he resigned from the Company.

 6) The Secretary and Treasurer of the Company entered into an Agreement dated
 October 2, 1995 (which was amended September 1, 1997, September 1, 1999, and March 31, 2000) for a period of five years (extended through April 1,
 2005), and she is entitled to receive a base salary of $80,000 per year.
 The employee shall further receive a bonus, paid at year-end, equal to 50%
 of the employee's salary, for continued employment.  The staying bonus shall be compensated for with the Company's restricted common stock.  She is also granted an option to purchase up to 500,000 shares of the
 Company's restricted common stock at a price equal to 60% of the average market value for the prior 180 trading days before exercise.  On March 27,
 2000, the exercise price was adjusted to a flat $0.38 per share, with an expiration date of December 31, 2004.

 7) The Chief Technical Officer of the Company entered into an agreement dated
 August 1, 1998 for an initial term of three years, and he is entitled to receive a base salary of $150,000 per year, with a minimum of $90,000 to be paid annually in cash and the balance paid (at the option of the
 Company) in cash or restricted common stock under rule 144.  The employee shall receive a hire-on bonus of $75,000 worth of the Company's restricted common stock under rule 144, at one-half market price.  The employee shall further receive performance bonuses (paid in restricted common stock, as above) upon successful completion of specific milestones pertaining to the implementation and deployment of certain software (up to $862,500).  If substantially all performance milestones are met, he is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value at the date of purchase.  As of September 30, 2000, none of the aforementioned milestones had been successfully completed.

 License agreements

 The Company has entered into license agreements with the Presidents of both
 PrimeLink and TechniLink.  The license agreements were entered into on September
 20, 1995, in connection with the acquisition of PrimeLink and TechniLink (see
 Note 1 above), and are for a period of five years.  As consideration for these license agreements, the Company issued each licensee 250,000 shares of its restricted common stock and will pay each licensee a royalty of 5% of net sales of the applicable product.  In addition, in the event of the sale or merger of
 TechniLink or PrimeLink, a royalty sum of 20% of the sales price of the license shall be paid to the licensee; the sales price shall not be less than
 $1,500,000.  The licenses were valued at the fair market value of the stock issued to obtain the licenses.  In 1997, there was a separation agreement between the President of PrimeLink and the Company, whereby the President of
 PrimeLink agreed to forfeit royalty rights and return all shares of the
 Company's common stock obtained pursuant to the license agreement for a $12,000 settlement.

 Litigation

 There have been three recent legal proceedings in which the Company has been a party:

 The first case, Securities and Exchange Commission (the "Plaintiff") vs. Andrew
 S. Pitt, Conectisys Corp., Devon Investments Advisors, Inc., B&M Capital Corp.,
 Mike Aaman, and Smith Benton & Hughes, Inc. (Defendants) Civil Case # 96-4164.
 The case alleges that a fraudulent scheme was orchestrated and directed by the defendants to engage in the sale and distribution of unregistered shares of
 Conectisys by creating the appearance of an active trading market for the stock of Conectisys and artificially inflating the price of its shares.  In the suit, the SEC sought permanent injunctions from violating securities laws.  The SEC did not seek any civil penalties from the Company.  The courts, having conducted a trial of this matter without jury and taken it under submission, found for the plaintiff as follows: against Conectisys on the claim that the defendant violated section 5(a), 5(c), and 17(a).  Conectisys was not found to have violated section 10(b), 10(b-5), or 15(c).  The Company was subsequently ordered to disgorge profits totaling $175,000.  On March 5, 1999, the Company entered into an Amended Final Judgment of Permanent Injunctive Relief with the
 Securities and Exchange Commission ("SEC").  The Company and the SEC agreed on a settlement in which the Company would dismiss its then pending appeal and take a permanent injunction that it would not in the future violate sections 5(a),
 5(c), 17(a), 10(b), 10(b-5), or 15(c); in return the SEC would not demand the previously ordered disgorgement of $175,000.

 The second case was brought by Clamar Capital Corp. (the "Plaintiff") against
 Smith Benton & Hughes; Michael Zaman; Claudia Zaman; Andrew Pitt and Conectisys
 Corp. (collectively the "Defendants").  The case was brought before the District
 Court of Arapahoe, State of Colorado, Case # 97-CV-1442, Division 3.  The
 Plaintiff did not specify an amount of damages that it sought from the
 Defendants.  On March 26, 1999, the District Court of Arapahoe, State of
 Colorado, dismissed the civil case against Conectisys Corp. brought by Clamar
 Capital Corp.

 The third case was brought by Southern Arizona Graphic Associates, Inc. (the
 "Plaintiff") against Conectisys Corporation (the "Defendant").  The case was brought before the Superior Court of the State of Arizona, County of Pima, Case
 # 333852.  The claim was for goods, printing services, and funds advanced by the
 Plaintiff.  On December 8, 1999, the Company's Board of Directors approved the issuance of 26,087 shares of the Company's common stock valued at $18,000 in full settlement of the defendant's claim.  The matter was subsequently dismissed with prejudice.

 The Company, during its normal course of business, may be subjected from time to time to disputes and to legal proceedings against it.  Both counsel and management do not expect that the ultimate outcome of any current claims will have a material adverse effect on the Company's financial statements.

 NOTE 11. MAJOR CUSTOMERS

 The Company, as a development stage enterprise, did not have revenues during three months ended December 31, 2000 and the year ended September 30, 2000.

 NOTE 12. STOCK OPTIONS

 During the fiscal year ended September 30, 1999, the Company issued to a note holder options to purchase 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share.  As consideration, the Company reduced the debt by $50,000 and received an extension of time to pay-off its promissory note.  The Company also issued to its CEO options to purchase another
 500,000 shares of the Company's Class B preferred stock at an exercise price of
 $5.00 per share in exchange for a reduction in debt of $50,000.  Total consideration received on the above issued options, as evidenced by debt reduction, was $100,000.  These options can be exercised through November 1,
 2002 and can also be converted into common stock at the rate of 10 common shares for each Class B preferred share.

 The Company's CEO currently owns 140,020 shares of the Company's Class A preferred stock, of which 20,000 shares were purchased during the year ended
 September 30, 2000, and has options to purchase another 9,980 shares for $1.00 per share through June 16, 2001.

 The Company accounts for stock-based compensation under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25.  Had
 compensation cost for stock options granted during the year ended September 30,
 2000 been determined based on the fair value at the grant dates consistent with the method of FASB Statement No. 123 (utilizing the Black-Scholes model), the
 Company's net loss would have increased by $260,230, of which $214,130 was attributable to 563,500 common stock options issued to a consultant at an exercise price of $2.00 per share, exercisable over an approximate three year period, $25,000 was attributable to 100,000 common stock options issued to the
 Company's acting president at an exercise price of $0.38 per share, exercisable over a six month period, and $21,100 was attributable to 500,000 common stock options issued to a consultant at an exercise price set at 15% below the current market value of the Company's common stock, exercisable over a twelve month period.

 During the ten month period ended September 30, 1999, 500,000 common stock options were issued to the Company's CEO and another 100,000 common stock options were issued to an employee.  These options were valued at $150,000 in aggregate.  No pro forma information required by SFAS No. 123 is included, as the disclosure would not be materially different from the amounts and disclosures already presented.  On March 27, 2000, the Company fixed the exercise prices of 2,600,000 common stock options previously issued at (higher)
 floating exercise prices to the Company's CEO, the Company's secretary, and the employee, resulting in an additional compensation cost of approximately
 $1,113,610.  The value of the total common stock options exercisable thereby increased to $1,263,610.  In May, 2000, the Company's CEO exercised 2,056,346 common stock options, resulting in the transfer of $407,735 of common stock options exercisable to common stock, thereby reducing the balance of common stock options exercisable to $855,875.  In September, 2000, the Company issued
 500,000 common stock options to a consultant, valued at $43,900 (corresponding to a 15% discount from current market value), bringing the balance of common stock options exercisable at September 30, 2000 to $899,775.  The total balance of stock options exercisable at September 30, 2000 was $999,775, including
 $100,000 attributable to the Company's Class B preferred stock.

 The Company has granted various common stock options and warrants to employees and consultants; the options and warrants were granted at approximately the fair market value at the date of grant and vested immediately.  The common stock option activity during the three months ended December 31, 2000 and fiscal year ended September 30, 2000:

                                             Common Stock
                                                Options     Weighted
                                                  and        Average
                                                Warrants      Price
                                              ----------    --------
      Balance outstanding, September 30, 1999  3,600,000    $    .64
       Granted                                 1,913,500         .86
       Exercised                              (2,306,346)        .27
                                              ----------    --------
      Balance outstanding, September 30, 2000  3,207,154    $    .69(1)
                                              ----------    --------
      Balance outstanding, December 31, 2000   3,207,154    $    .69(1)
                                              ==========    ========

 (1) Due to floating strike prices, weighted average price upon issuance is $0.94, upon exercise is $0.69.

 The following table summarizes information about common stock options at
 December 31, 2000:

                           Outstanding                  Exercisable
                            Weighted    Weighted               Weighted
    Range of      Common    Average      Average      Common    Average
    Exercise       Stock      Life      Exercise       Stock   Exercise
     Prices      Options    (Months)      Price       Options    Price
 -------------   ---------   -------     -------      --------- -------
 $ .38 - $ .38     100,000         2     $   .38        100,000 $   .38
 $ .50 - $ .50     500,000         8     $   .50        500,000 $   .50#
 $2.00 - $2.00     563,500        26     $  2.00        563,500 $  2.00
 $ .39 - $ .39   1,443,654        35     $   .39      1,443,654 $   .39*
 $ .38 - $ .38     100,000        48     $   .38        100,000 $   .38*
 $ .38 - $ .38     500,000        60     $   .38        500,000 $   .38*

 $ .38 - $2.00   3,207,154        32     $   .69      3,207,154 $   .69
 =============   =========        ==     =======      ========= =======

 # Currently a floating exercise price
 *  Formerly a floating exercise price

 The above table excludes 952,805 warrants exercisable at $2.00 per share, which have nominal value and which were issued to certain stock subscription investors.  Of these warrants, 506,500 expire November 1, 2001 and 446,305 expire September 1, 2002.  The table also excludes a contingent issuance to the
 Company's Chief Technical Officer of 2,000,000 common stock options exercisable at $0.50 per share and expiring December 31, 2002.  These common stock options will not vest until certain milestones have been attained.

 NOTE 13. FORM S-8 FILING

 In September 2000, the Company filed a Form S-8 registration statement for the
 Conectisys Corporation Amended Non-Qualified Stock and Stock Bonus Plan (the
 "Amended Plan").  The purpose of the Amended Plan is to compensate independent consultants of the Company through the granting of non-qualified stock options
 (as described in Sections 83 and 421 of the Internal Revenue Code).  Shares of
 stock covered by stock options and stock bonuses shall consist of 1,000,000 shares of the common stock of the Company.  Unless amended by the Board in writing, the Plan shall terminate at midnight, January 31, 2003.  To date, all the common shares have been issued to consultants under the Plan.  600,000 of these shares were for past services rendered and 400,000 represented options earned and exercised by consultants.

 NOTE 14. SUBSEQUENT EVENTS

 The Company intends to register an offering of 20,000,000 new common shares via
 Form SB-2.  Additionally, approximately 3,102,472 shares owned by existing shareholders will be registered for sale.

 The Company has filed corporate certificates of dissolution with the California
 Secretary of State for its 80%-owned subsidiary PrimeLink, Inc. and its wholly-
 owned subsidiary TechniLink, Inc.  These will become effective when valid tax clearance certificates have been issued by the Franchise Tax Board.  Upon dissolution, the assets of the dissolved subsidiaries will be distributed to the parent corporation.

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 CONSOLIDATED BALANCE SHEET
 March 31, 2001

                                              Mar. 31      Mar. 31      Sep. 30
                                               2001         2000         2000
                                             Unaudited    Unaudited     Audited

 ASSETS

 Current assets
   Cash and cash equivalents                    (10,902)     290,528       33,688
   Prepaid expenses                             158,546            0      158,546

 Total current assets                           147,644      290,528      192,234

 Property and equipment, net                     73,324       76,932       93,304

 License and technology, net                          0       20,000            0

 Other asset                                          0            0            0

 TOTAL ASSETS                                   220,968      387,460      285,538

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 CONSOLIDATED BALANCE SHEET
 March 31, 2001

                                              Mar. 31      Mar. 31      Sep. 30
                                               2001         2000         2000
                                             Unaudited    Unaudited     Audited

 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

 Current liabilities
   Accounts payable                             119,892      178,929       97,827
   Accrued compensation                         639,107      603,076      438,647
   Due to officer                               136,833      208,355       75,000
   Other current liabilities                    215,360      236,610      152,995
   Notes payable
     Related                                          0      344,195            0
     Other                                      385,937      447,357      390,937

 Total current liabilities                    1,497,129    2,018,522    1,155,406

 TOTAL LIABILITIES                            1,497,129    2,018,522    1,155,406

 SHAREHOLDERS' EQUITY (DEFICIT)
 Preferred stock - Class A 1,000,000 shares authorized
 Preferred stock - Class A, $1.00 par value;
   1,000,000 shares authorized,
   140,020 shares issued and
   outstanding                                  140,020      120,020      140,020
 Convertible preferred stock - Class B,
   $1.00 par value; 1,000,000
   shares authorized, no shares
   issued and outstanding                             0            0            0
 Stock options exercisable, convertible
   preferred stock - Class B, stock
   options issued and outstanding, common
   stock - 4,663,500 and 3,600,000 stock
   options issued and outstanding               999,775    1,363,310      999,775
 Common stock, no par value;
   250,000,000 shares authorized,
   25,735,429 for Mar. 31, 2001 and
   17,563,347 for Mar. 31, 2000 shares
   issued and outstanding                    16,476,080   14,287,374   16,187,421
 Stock subscription receivable                                            (15,450)

 Accumulated (deficit)                      (18,892,036) (17,402,066) (18,181,634)

 TOTAL STOCKHOLDERS' (DEFICIT)               (1,276,161)  (1,631,362)    (869,868)

 TOTAL LIABILITIES AND
  STOCKHOLDERS DEFICIT                          220,968      387,160      285,538

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 CONSOLIDATED STATEMENTS OF OPERATIONS
 For the Six Months Ended March 31, 2001 and 2000 and the Cumulative Period
 From December 1, 1990 (Inception) Through March 31, 2001

                                                                     Dec. 1, 1990
                                                                      (Inception)
                                           Six Months Six Months    Through
                                              Mar. 31      Mar. 31      Mar. 31
                                               2001         2000         2001
                                             Unaudited    Unaudited    Unaudited

 Revenues                                             0            0      517,460

 Cost of goods sold                                   0            0      529,791

 Gross profit (loss)                                  0            0      (12,331)

 General and administrative                     694,982    2,744,762   14,040,805
 Bad debt write-offs                                  0            0    1,680,522

 (Loss) from operations                        (694,982)  (2,744,762) (15,733,658)

 Non-operating income (expense)                 (15,420)     (52,580)  (2,143,136)

 Minority interest                                    0            0       62,500

 Net (loss)                                    (710,402)  (2,797,342) (17,814,294)

 Weighted average shares
  outstanding -
  basic and diluted                          25,173,670   15,399,052

 Net (loss) per share                             (0.03)       (0.18)

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
 For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2001

                          Preferred Stock                Common Stock                                 Total
                          Class A and B                  No Par Value                Accumulated  Shareholders'
                              Shares          Value         Shares        Value        Deficit    Equity (Deficit)

 Balance, Dec. 1, 1990
 (re-entry
 development stage)                   0               0        10,609     1,042,140    (1,042,140)            0

 Shares issued in exchange for:
 Cash, Aug. 1993                      0               0         1,000         1,000             0         1,000
 Capital contribution,
  Aug. 1993                           0               0         2,000           515             0           515
 Services, Mar. 1993                  0               0         2,000           500             0           500
 Services, Mar. 1993                  0               0         1,200           600             0           600
 Net loss for the year                0               0             0             0        (5,459)       (5,459)

 Balance, Sep. 30, 1993               0               0        16,809     1,044,755    (1,047,599)       (2,844)

 Shares issued in exchange for:
 Services, May 1994                   0               0         2,400         3,000             0         3,000
 Cash, Sep. 1994                      0               0        17,771        23,655             0        23,655
 Services, Sep. 1994                  0               0         8,700        11,614             0        11,614
 Cash, Sep. 1994                      0               0         3,000        15,000             0        15,000
 Cash, Oct. 1994                 16,345 A        16,345             0             0             0        16,345
 Cash, Sep. and Oct. 1994                             0         1,320        33,000             0        33,000
 Net loss for the year                0               0             0             0       (32,544)      (32,544)

 Balance, Sep. 30, 1994          16,345          16,345        50,000     1,131,024    (1,080,143)       67,226

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
 For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2001

                          Preferred Stock                Common Stock                                 Total
                          Class A and B                  No Par Value                Accumulated  Shareholders'
                              Shares          Value         Shares        Value        Deficit    Equity (Deficit)

 Shares issued in exchange for:
 Cash, Feb. 1995                      0               0         1,160       232,000             0       232,000
 Debt repayment, Feb. 1995            0               0         2,040       408,000             0       408,000
 Debt repayment, Feb. 1995            0               0         4,778       477,810             0       477,810
 Acquisition of assets, CIPI
  Feb. 1995                           0               0        28,750     1,950,000             0     1,950,000
 Acquisition of assets,
  Apr. 1995                           0               0        15,000             0             0             0
 Cash and services, Apr.
  and May 1995                        0               0        16,000       800,000             0       800,000
 Cash, Jun. 1995                      0               0           500        30,000             0        30,000
 Acquisition of assets and
  services, Sep. 1995                 0               0         4,000       200,000             0       200,000
 Cash, Sep. 1995                      0               0            41         3,000             0         3,000
 Acquisition of assets,
  Sep. 1995                           0               0        35,000     1,750,000             0     1,750,000
 Return of assets, CIPI
  Sep. 1995                           0               0       (27,700)   (1,950,000)            0    (1,950,000)
 Net loss for the year                0               0             0             0    (2,293,867)   (2,293,867)

 Balance, Sep. 30, 1995          16,345          16,345       129,569     5,031,834    (3,374,010)    1,674,169

 Shares issued in exchange for:
 Cash, Feb. 1996                      0               0         1,389       152,779             0       152,779
 Debt repayment, Feb. 1996            0               0        10,000       612,000             0       612,000
 Services, Feb. 1996                  0               0         3,160       205,892             0       205,892
 Cash, Mar. 1996                      0               0           179        25,000             0        25,000
 Shares returned and
  cnaceled Mar. 1996                  0   0       0           (15,000)            0 0    $                    0
 Services, Apr. 1996                  0               0            13         2,069             0         2,069
 Services, Sep. 1996              4,155 A         4,155           586        36,317             0        40,472
 Services, Oct. 1996                  0               0         6,540       327,000             0       327,000
 Debt repayment, Nov. 1996            0               0         2,350        64,330             0        64,330
 Net loss for the year                0               0             0             0    (2,238,933)   (2,238,933)

 Balance, Sep. 30, 1996          20,500          20,500       138,786     6,457,221    (5,612,943)      864,778

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
 For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2001

                          Preferred Stock                Common Stock                                 Total
                          Class A and B                  No Par Value                Accumulated  Shareholders'
                              Shares          Value         Shares        Value        Deficit    Equity (Deficit)

 Shares issued in exchange for:
 Services, Mar. 1997                  0               0           228         6,879             0         6,879
 Services, Apr. 1997                  0               0           800        13,120             0        13,120
 Services, Jul. 1997                  0               0         1,500        16,200             0        16,200
 Cash, Jul. 1997                      0               0        15,000       300,000             0       300,000
 Services, Aug. 1997                  0               0         5,958        56,000             0        56,000
 Adjustment for partial
  shares due to reverse
  stock split (1:20)                  0               0           113             0             0             0
 Services, Oct. 1997                  0               0     1,469,666       587,865             0       587,865
 Debt repayment, Oct 1997             0               0     1,540,267       620,507             0       620,507
 Cash, Oct. 1997                      0               0     1,500,000       281,250             0       281,250
 Services, Nov. 1997                  0               0         4,950        10,538             0        10,538
 Net loss for the year                0               0             0             0    (2,739,268)   (2,739,268)

 Balance, Sep. 30, 1997          20,500          20,500     4,677,268     8,349,580    (8,352,211)       17,869

 Shares issued in exchange for:
 Services, Dec. 1997
 through Nov. 1998                    0               0     2,551,610     2,338,264             0     2,338,264
 Debt repayment, Apr. 1998
 through Sep. 1998                    0               0       250,000       129,960             0       129,960
 Cash, Jan. 1998 through
  Jul. 1998                           0               0     4,833,334     1,139,218             0     1,139,218
 Acquisition of assets,
  Jul. 1998                           0               0       300,000       421,478             0       421,478
 Acquisition of 20% minority
  interest in subsidiary,
  Jul. 1998                           0               0        50,000        59,247             0        59,247
 Services, Nov. 1998             60,000 A        60,000             0             0             0        60,000
 Net loss for the year                0               0             0             0    (4,928,682)   (4,928,682)

 Balance, Sep. 30, 1998          80,500          80,500    12,662,212    12,437,747   (13,280,893)     (762,646)

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
 For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2001

                          Preferred Stock                Common Stock                                 Total
                          Class A and B                  No Par Value                Accumulated  Shareholders'
                              Shares          Value         Shares        Value        Deficit    Equity (Deficit)

 Shares issued in exchange for:
 Shares returned and canceled
  Dec. 1998                           0               0    (1,350,000)     (814,536)                   (814,536)
 Services, Dec. 1998
  through Sep. 1999                   0               0       560,029       349,454                     349,454
 Cash, Dec. 1998
  through Sep. 1999                   0               0     1,155,800       129,537                     129,537
 Debt repayment, Sep. 1999       39,520 A        39,520       960,321       197,500                     237,020
 Services, Dec. 1998
  through Sep. 1999             150,000 B       150,000             0             0                     150,000
 Debt repayment, Sep. 1999      100,000 A       100,000             0             0                     100,000
 Net loss for the period              0               0             0             0    (1,323,831)   (1,323,831)

 Balance, Sep. 30, 1999         370,020         370,020    13,988,362    12,299,702   (14,604,724)   (1,935,002)

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
 For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2001

                          Preferred Stock                Common Stock                                 Total
                          Class A and B                  No Par Value                Accumulated  Shareholders'
                              Shares          Value         Shares        Value        Deficit    Equity (Deficit)

 Shares issued in exchange for:
 Shares reacquired and canceled, Oct. 1999
 Services, Oct. 1999                                          (17,500)      (12,000)                    (12,000)
  through Sep. 2000                    0               0    2,405,469       990,949                     990,949
 Cash, Oct. 1999
  through Sep. 2000                   0               0     2,295,482       839,425                     839,425
 Stock subscription receivable,
  Sep. 2000                           0               0             0       (15,450)                    (15,450)
 Reduction of exercise price on
  officer and employee stock
  options, Mar. 2000          B-Options       1,113,610             0             0                   1,113,610
 Exercise officer stock options
  in exchange for officer's debt
  May 2000                    B-Options        (407,735)            0             0                    (407,735)
 Consultant's stock options,
  Sep. 2000                   B-Options          43,900                                                  43,900
 Exercise officer stock options
  in exchange for officer's debt
  May 2000                       20,000          20,000     2,056,346       897,707                     917,707
 Retainers, debt and accrued
  liabilities, Oct. 1999
  through Sep. 2000                   0               0     2,799,579     1,171,638                   1,171,638

 Net loss for the period              0               0             0             0    (3,576,910)   (3,576,910)

 Balance, Sep. 30, 2000         390,020       1,139,795    23,527,738    16,171,971   (18,181,634)     (869,868)

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
 For the Cumulative Period December 1, 1990 (Inception) Through March 31, 2001

                          Preferred Stock                Common Stock                                 Total
                          Class A and B                  No Par Value                Accumulated  Shareholders'
                              Shares          Value         Shares        Value        Deficit    Equity (Deficit)
 Shares issued in exchange for:
 Services, Oct. 2000
  through Mar. 2001                                           888,191       134,888                     134,888
 Stock subscription receivable,
  Oct. 2000                           0               0             0        15,450                      15,450
 Debt, Jan. 2001                      0                       300,000        75,000                      75,000
 Cash, Jan. 2001                                            1,000,000        78,771                      78,771

 Net loss for the period              0               0             0             0      (710,402)     (710,402)

 Balance, Mar. 31, 2001         390,020       1,139,795    25,715,929    16,476,080   (18,892,036)   (1,276,161)

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 For the Six Months Ended March 31, 2001 and 2000 and the Cumulative Period
 From December 1, 1990 (Inception) Through March 31, 2001

                                                                     Dec. 1, 1990
                                                                      (Inception)
                                           Six Months Six Months    Through
                                              Mar. 31      Mar. 31      Mar. 31
                                               2001         2000         2001
                                             Unaudited    Unaudited

 Net income (loss)                             (710,402)  (2,797,342) (17,814,294)
     Adjustments to reconcile net income (loss)
       to net cash provided by (used by)
       operating activities:
         Provision for bad debt                       0            0    1,422,401
         Depreciation and amortization           19,980       38,140    1,630,568
         Stock issued for services              134,888    2,572,394    6,418,725
         Stock issued for interest                    0            0      535,591
         Minority interest                            0            0      (62,500)
         Write-off of intangibles                     0            0    1,299,861
         Settlements                                  0            0      (25,000)
 Changes in operating assets and liabilities
   (Increase) decrease in assets
     Accounts receivable                              0            0       (4,201)
     Interest receivable                              0            0      (95,700)
     Deposits                                         0        7,000      (25,000)
   Increase (decrease) in liabilities
     Accounts payable                            22,065      (83,412)     268,101
     Accrued compensation                       200,460     (284,307)   1,437,200
     Due to officer                              61,833       75,160      771,709
     Other current liabilities                   62,365       42,385      433,931

 Net cash provided (used) by
  operating activities                         (208,811)    (429,982)  (3,808,608)

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 For the Six Months Ended March 31, 2001 and 2000 and the Cumulative Period
 From December 1, 1990 (Inception) Through March 31, 2001

                                                                     Dec. 1, 1990
                                                                      (Inception)
                                           Six Months Six Months    Through
                                              Mar. 31      Mar. 31      Mar. 31
                                               2001         2000         2001

 Investing activities
   Increase in notes receivable                       0            0   (1,322,500)
   Cost of license & technology                       0            0      (94,057)
   Purchase of equipment                              0            0     (181,109)

 Net cash provided (used) by
  investing activities                                0            0   (1,597,666)

 Financing activities
   Common stock issued for cash                  94,221      528,888    3,047,606
   Preferred stock issued for cash                    0            0       16,345
   Proceeds from stock purchase                       0            0      281,250
   Proceeds from debts
     Related party                                    0      177,000    1,852,691
     Other                                       85,000            0      291,544
   Payments on debt
     Related party                                    0            0      (46,407)
     Other                                      (15,000)     (12,382)     (68,172)
     Subscription receivable                          0            0       20,000
   Contributed capital                                0            0          515

 Net cash provided(used) by
  financing activities                          164,221      693,506    5,395,372

 Net increase (decrease) in cash                (44,590)     263,524      (10,902)

 Cash beginning of period                        33,688       27,004            0

 Cash end of period                             (10,902)     290,528      (10,902)

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 For the Six Months Ended March 31, 2001 and 2000 and the Cumulative Period
 From December 1, 1990 (Inception) Through March 31, 2001

                                                                     Dec. 1, 1990
                                                                      (Inception)
                                           Six Months Six Months    Through
                                              Mar. 31      Mar. 31      Mar. 31
                                               2001         2000         2001

 Cash paid during the year for
   Interest                                           0       23,117      175,937
   Taxes                                              0          800        3,250

 Non-cash activities
   Common stock issued for
     Purchase of stock                                0            0      281,250
     Prepaid expenses                                 0            0      133,546
     PP&E                                             0            0      130,931
     Deposit                                          0            0            0
     License & technology                             0            0    2,191,478
     Repayment of debt                                0            0    1,804,795
     Service & interest                         100,888    2,572,394    5,145,080

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 March 31, 2001

 Note 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization

 Conectisys Corporation (the "Company") was incorporated under the laws of Colorado on
 February 3, 1986, to analyze and invest in business opportunities as they may occur.

 TechniLink has developed the Cube 2001 series for the monitoring and controlling of various devices in the petroleum and gas industry.

 PrimeLink has developed a product line that uses cutting edge communications to assist in the monitoring of meters for utility companies and the petroleum industry.  This technology, while eliminating the need for a meter reader, is more significant in enabling the utility companies to utilize energy conservation and, in the case of power companies, re-routing of electrical power to areas where it is needed.  The devices are also in use in vending machines to monitor sales and functions of the vending machine without the physical inspection usually needed.

 In September 1995, the Company acquired 80% of the outstanding stock of TechniLink,
 Inc., a California corporation, and 80% of the outstanding stock of PrimeLink, Inc., a Kansas corporation, in exchange for an aggregate of 200,000 shares of the Company's common stock.  The acquisitions were accounted for as purchases.  Both PrimeLink and
 TechniLink are start-up companies with no material operating activity and therefore no pro forma statements of operations were provided for 1995.

 The acquisitions of these companies occurred in connection with the signing of the license agreements discussed in Note 10.  The Company issued a total of 700,000 shares of common stock and assumed a loan of $400,000 to acquire the licenses and the Corporations.
 The only major asset acquired from PrimeLink and TechniLink was the license and technology.
 The aggregate transactions were valued at $1,750,000, the fair market value of common stock issued, and recorded in licenses and technology on the balance sheet.

  Organization (continued)

 On July 22, 1998, the Company acquired the remaining 20% interest in TechniLink, Inc.
 for 50,000 shares of the Company's common stock valued at $59,247.

 On January 11, 2000, a new Nevada corporation, eEnergyServices.com, Inc., was formed, which has not, as yet, commenced operations.  PrimeLink, Inc. and TechniLink, Inc. are in the process of winding down.  Upon dissolution, their assets will be distributed to
 Conectisys Corporation.  PrimeLink, Inc. will do its future business in California as
 United Telemetry Company.

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 March 31, 2001

  Basis of presentation and going concern uncertainty

 The accompanying consolidated financial statements include the transactions of Conectisys
 Corporation, its wholly-owned subsidiary TechniLink, Inc., and its 80% owned subsidiary
 PrimeLink, Inc.  All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.  Certain prior period amounts in the accompanying consolidated financial statements have been reclassified to conform to the current year's presentation.

 The Company returned to the development stage in accordance with SFAS No. 7 on December 1,
 1990 and during the fiscal year ended November 30, 1995.  The Company has completed two mergers and is in the process of developing its technology and product lines.

 As of March 31, 2001, the Company had a deficiency in working capital of approximately
 $1,349,000, and had incurred continual operating losses since its return to the development stage ($1.8 million in 1996, $2.3 million in 1997, $4.2 million in 1998, $1.0 million in 1999
 (ten months), $3.5 million in 2000 and 0.71 million for the six months ended March 31, 2001, which raise substantial doubt about the Company's ability to continue as a going concern.

 Management's plans for correcting these deficiencies include the future sales of their newly licensed products and to raise capital through the issuance of common stock and from continued
 officer advances to assist in providing the Company with the liquidity necessary to retire the outstanding debt and meet operating expenses (See Notes 14(a), 14(b), and 14(c)).  In the longer term, the Company plans to achieve profitability through the operations of the subsidiaries.
 The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

 Use of estimates

 The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

  Fair value of financial instruments

 Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial
 Instruments", requires that the Company disclose estimated fair values for its financial instruments.
 The following summary presents a description of the methodologies and assumptions used to determine such amounts.  Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision.
 These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular instrument.  Changes in assumptions could significantly affect the estimates.

 Since the fair value is estimated at March 31, 2001, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different.  The carrying amount of cash and cash equivalents is assumed to be the fair value because of the liquidity of these instruments.
 Accounts payable, accrued compensation, other current liabilities, and notes payable approximate fair value because of the short maturity of these instruments.  Long-term debt is recorded at face value because the principal amount is convertible into common stock.

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 March 31, 2001

  Fiscal year

 Effective December 1, 1998, the Company changed its fiscal year-end from November 30 to September 30.

 Cash and cash equivalents

 Cash and cash equivalents include cash on hand and on deposit and highly liquid debt instruments with original maturities of three months or less.  All funds on deposit are with one financial institution.

  Property and equipment

 Property and equipment are stated at cost.  Depreciation is computed on property and equipment using the straight-line method over the expected useful lives of the assets, which are generally five years for vehicles and office equipment and seven years for furniture and fixtures.

  Licensing agreements

 The costs of acquiring license rights are capitalized and amortized over the shorter of the estimated useful life of the license or the term of the license agreement.  The licenses are being amortized over a period of five years.  During the year ended November 30, 1998, the Company acquired additional license rights in the amount of $421,478 from TechniLink.  Although the license remains viable, the Company currently lacks the resources to develop and market it.  Accordingly, during the ten month period ended September 30,
 1999, the Company accelerated amortization on this asset by writing it down to its net realizable value of
 $40,000, incurring a charge of $283,133. The balance was fully amortized at September 30, 2000.

  Technology

 Deferred technology costs include capitalized product development and product improvement costs incurred after achieving technological feasibility and are amortized over a period of five years.
 At both September 30, 2000 and 1999, respectively, no deferred technology costs were recognized.

 Impairment of long-lived assets

 Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" (SFAS No. 121) issued by the Financial Accounting Standards Board
 (FASB) has been effective for financial statements for fiscal years beginning after December 15, 1995.
 The standard established new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, certain identifiable intangible assets and goodwill, should be recognized and how impairment losses should be measured.  The Company wrote-off the balance of the carrying value of older licenses and deferred technology during the year ended November 30, 1998, as a consequence of persistent competitive pressure.  The expense incurred was $632,257.

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 March 31, 2001

 Accounting for stock-based compensation

 Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" (
 SFAS No. 123) establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments.  The Company adopted this accounting standard on January 1, 1996.  SFAS No. 123 also encourages, but does not require, companies to record compensation cost for stock-based employee compensation.  The Company has chosen to account for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to
 Employees."  Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.  Also, in accordance with SFAS No. 123, the Company has provided footnote disclosures with respect to stock-based employee compensation.  The cost of stock-based compensation is measured at the grant date on the value of the award, and this cost is then recognized as compensation expense over the service period.  The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair market value of the stock as determined by the model at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

  Stock issued for non-cash consideration

 Shares of the Company's no par value common stock issued in exchange for goods or services are valued at the cost of the goods or services received or at the market value of the shares issued, depending on the ability to estimate the value of the goods or services received.

  Income taxes

 The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 109, which requires the
 Company to  recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns.
 Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets using the enacted rates in effect in the years in which the differences are expected to reverse.

  Net loss per common share - diluted

 Net loss per common share - diluted is based on the weighted average number of common and common equivalent shares outstanding for the periods presented.  Common equivalent shares representing the common shares that would be issued on exercise of convertible securities and outstanding stock options and warrants reduced by the number of shares which could be purchased from the related exercise proceeds are not included since their effect would be anti-dilutive.

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 March 31, 2001

  Recent accounting pronouncements

 Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income," (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997.  SFAS
 No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.  The  adoption of SFAS No. 130 did not have a material effect on the Company' financial position or its results of operations.

 Statement of Financial Accounting Standard No. 131, "Disclosure About Segments of an Enterprise and Related
 Information," (SFAS No. 131) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997.  SFAS No. 131 requires that public companies report certain information about operating segments, products, services and geographical areas in which they operate and their major customers.  Adoption of SFAS No. 131 did not have an effect on the Company's financial position or its results of operations; however, additional disclosures may have to be made in the future relating to the above items.

 Statement of Financial Accounting Standard No. 132, "Employers' Disclosures about Pensions and Other
 Postretirement Benefits," SFAS No. 132) issued by the FASB is also effective for financial statements with fiscal years beginning after December 15, 1997.  It revises employers' disclosure requirements for pensions and other postretirement benefits and eliminates certain disclosures that are no longer as useful as they were when SFAS No. 87, SFAS No. 88, and SFAS No. 106 were issued.  Adoption of SFAS No. 132 did not have an effect on the Company's financial position or results of operations.

 New accounting pronouncements

 The Financial Accounting Standards Board has established the following new pronouncements, none of which have (will) materially affect the Company: SFAS No. 133, "Accounting for Derivative Instruments and
 Hedging Activities (effective for years beginning after June 15, 2000)," SFAS No. 134, "Accounting for
 Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage
 Banking Enterprise - an amendment of SFAS No. 65 (effective for fiscal quarters beginning after
 December 15, 1998)," SFAS No. 135, "Rescission of SFAS No. 75 and Technical Corrections (effective for fiscal years ending after December 15, 1999)," SFAS No. 136, "Transfer of Assets to a Not-for-Profit
 Organization or Charitable Trust That Raises Contributions for Others (generally effective for financial statements issued for fiscal periods beginning after December 15, 1999)," SFAS No. 137, "Accounting for
 Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS No. 133 - an
 amendment of SFAS No. 133 (effective June 1999)," SFAS No. 138, "Accounting for Certain Derivative
 Instruments and Certain Hedging Activities - an amendment of SFAS No. 133 (effective for years beginning after June 15, 2000)," SFAS No. 139, "Rescission of SFAS No. 53 and amendments to SFAS No. 63, 89, and 121 (effective for fiscal years beginning after December 15, 2000)," and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a replacement of
 SFAS No. 125 (effective for certain disclosures for fiscal years ending after December 15, 2000)."

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 March 31, 2001

 NOTE 2. RELATED PARTY TRANSACTIONS

  Until recently, the Company leased office space in Agua Dulce, California from S.W. Carver
  Corporation, a company owned by a major shareholder of the Company.  The lease was for a period of twelve months, renewable annually in April at the option of the lessee.  Effective April, 1998, the monthly rent was increased from $2,000 to $2,500.  Around September 1, 2000, the lease was terminated due to the sale of the building.  At that time the Company moved certain property and equipment to its Valencia locations.  Lease expense for the year ended September 30, 2000.

 NOTE 3.    PREPAID EXPENSES AND DEPOSITS

 During the year ended September 30, 2000, the Company issued 462,487 shares of its common stock as retainers for consulting services ($128,611) and accounting fees ($4,935).  In addition, the Company recognized the unearned portion of an engineering contract ($25,000) as a prepaid asset, bringing the total prepaid expense balance at September 30, 2000 to $158,546.

 NOTE 4.    PROPERTY AND EQUIPMENT

 Property and equipment at March 31, 2001 consisted of the following:

 Office equipment                             $   262,320
 Furniture and fixtures                            16,609
 Vehicles                                          35,362
                                              -----------
 Total cost                                       314,291
 Accumulated depreciation                        (240,967)
                                              -----------
 Net book value                               $    73,324
                                              ===========

 NOTE 5.    LICENSES AND TECHNOLOGY

 Licenses and technology at March 31, 2001 consisted of the following:

       License                          $   421,478
       Accumulated amortization                   (421,478)
                                                -----------
  Net book value                        $       -
                                                ===========

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 March 31, 2001

 NOTE 6.    DUE TO OFFICER

  During the ten month period ended September 30, 1999, the Company received cash advances from its CEO totaling $555,193.  At September 30, 1999, $197,500 of these advances was exchanged for the assumption of a promissory note to S.W. Carver, due on demand (and in no event later than October 1, 2000) at an annual interest rate of 10%, and another $287,020 of these advances was exchanged for equity.  Also at September 30, 1999, $62,522 in accrued compensation was transferred to the advance account, resulting in a balance of $133,195.
  This balance was converted into a promissory note due on demand (and in no event later than
  October 1, 2000) at an annual interest rate of 10%.

 During the first half of the year ended September 30, 2000, the Company's CEO advanced the Company an additional $68,500 (net of a $5,000 repayment) at an annual interest rate of 10%.  Total interest on the advances and promissory notes amounted to $21,766 through May 22, 2000, at which time the total principal plus accrued interest on the aggregate loans ($420,961) was effectively paid-off through the exercise of 2,056,346 common stock options and 20,000 Preferred Class A stock options.  The total exercise price for these stock options was $509,972.  The balance of the proceeds of $89,011 was applied against accrued officer compensation.  During August and September 2000, the Company's CEO
 advanced the Company another $75,000, which remained unpaid through year-end.  During the six months ended March 31, 2001, the officer advance the Company an additional $15,000 bringing the total to
 $90,000 which has been converted to a note.

 Another officer of the Company advanced the Company $60,000 during the six months ended March 31, 2001 which has been converted to a note.

 NOTE 7.    NOTES PAYABLE

 Notes payable at September 30, 2000 consisted of the following:

 Note payable to Devon Investment Advisors,
       unsecured, due on demand, interest payable
       at an annual rate of 10%                      $ 241,824

 Note payable to Black Dog Ranch LLC,
       unsecured, semi-monthly payments of $2,500,
       including interest at an annual rate
       of 18%, with remaining balance due and
       payable on June 1, 2001                         144,113
                                                     ---------
  Total notes payable                           385,937
  Current portion                              (385,937)
                                                     ---------
  Long-term portion                           $     -
                                                     =========

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 March 31, 2001

 NOTE 7. NOTES PAYABLE (continued)

 The maturity of long-term debt at March 31, 2001 was as follows:

  Year ended March 31,:          2001         $ 385,937
                                                     ---------
        Total notes payable                          $ 385,937
                                                     =========

 NOTE 8. SHAREHOLDERS' EQUITY (DEFICIT)

 The Company is authorized to issue 50,000,000 shares of $1.00 par value preferred stock, no liquidation preference.  One million of the preferred shares are designated as Class A preferred shares which have super voting power wherein each share receives 100 votes and has anti-dilution rights.  One million of the preferred shares are designated as Class B preferred shares which have conversion rights wherein each share may be converted into ten shares of common stock.

 In December, 1998, the Company canceled 1,350,000 shares of its common stock previously issued to a consultant and valued at $814,536, which were contingent on the establishment of a $5,000,000 line of credit (never achieved).

 In December, 1998, the Company issued 750,000 shares of its common stock valued at $50,000 to a consultant for services rendered.

 In January and September, 1999, the Company issued a total of 152,548 shares of its common stock for consultant services rendered of $45,360.

 During the months March, 1999 through September, 1999, the Company issued a total of 405,800 shares of its common stock valued at $79,537 in a private placement.

 In September, 1999, the Company issued 100,000 shares of its common stock for consultant fees rendered of $84,644.

 In September, 1999, the Company issued 960,321 shares of its common stock to repay related party debt of $197,500.

 In September, 1999, the Company issued a total of 47,481 shares of its common stock valued at $15,957 as hiring bonuses for two employees.

 In September, 1999, the Company issued 260,000 shares of its common stock to its president as compensation for director fees of $203,493 and also issued him 39,520 of its Class A $1.00 par value preferred stock to partially repay debt.

 In September, 1999, the Company issued options to purchase 500,000 shares each (a total of 1,000,000) of its Class B convertible preferred stock at a price of $5.00 per share in exchange for debt reduction of
 $50,000 each (a total of $100,000) to a note holder and the Company's president.

 In September, 1999, the Company issued options to purchase 600,000 shares of the Company's common stock
 (500,000 options to its president and 100,000 options to an employee) valued at $150,000.

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 March 31, 2001

 In October, 1999, the Company re-acquired and canceled 17,500 common shares from the former president of
 PrimeLink, in return for a $12,000 consulting agreement.

 During the months October, 1999 through March, 2000, the Company issued a total of 241,200 shares of its common stock valued at $52,919 in a private placement.  In conjunction with this issuance and the March through September, 1999 issuance noted above, certain shareholders received warrants to purchase 506,500 shares of common stock at $2.00 per share through November 1, 2001.

 During the period October, 1999 through September, 2000, the Company issued a total of 2,612,796 shares of its common stock to various consultants for services rendered and to be rendered (retainer of $128,611)
 totaling $1,051,932.

 In November, 1999, the Company received cash of $66,927 to cover the balance due on an old subscription for
 300,000 shares of the Company's common stock.

 In November, 1999 through September, 2000, the Company issued 240,000 shares of its common stock to its outside accountant for services rendered and to be rendered (retainer of $4,935) in the amount of $130,000.

 In December, 1999 and February, 2000, the Company issued 879,309 shares of its common stock to current and former officers for accrued compensation in the amount of $419,747.

 In December, 1999, the Company issued an additional 19,804 shares of its common stock valued at $7,195
 (net of 6,283 canceled shares valued at $10,805) in full settlement of a vendor dispute.

 In February and March, 2000, a consultant exercised 250,000 common stock options at $125,000 ($0.50 per share)

 In March, 2000, the Company issued 20,000 shares of its common stock for $16,000 in legal services.

 In March, 2000, the Company issued 500,672 shares of its common stock in subscriptions and private placements totaling $195,000.

 In March, 2000, the Company issued 135,000 shares of its common stock to an officer for $89,042.

 In March, 2000, the Company adjusted the exercise price on 2,600,000 common stock options previously issued to two officers and an employee, resulting in an increase in compensation expense of $1,113,610.

 In April, 2000 through September, 2000, the Company issued 1,019,800 shares of its common stock through cash subscriptions totaling $242,450, for which $15,450 (representing 61,800 shares) had not yet been collected as of September 30, 2000.

 During April, 2000 through September, 2000, an additional 242,560 shares of the Company's common stock were issued in a private placement totaling $68,087.  In conjunction with these and previous issuances, certain shareholders received warrants to purchase 446,305 shares of the Company's common stock at $2.00 per share through September 1, 2002.

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 March 31, 2001

 NOTE 8. SHAREHOLDERS' EQUITY (DEFICIT) (continued)

 In May, 2000, the Company's CEO exercised 2,056,346 common stock options and 20,000 Class A Preferred stock options in exchange for debt and accrued compensation aggregating $509,972.  $407,735 was transferred from stock options exercisable to common stock as a result of this transaction.

 In June, 2000, a note-holder converted $200,000 principal value of debt into 800,000 shares of the Company's common stock (at $0.25 per share).

 In August and September, 2000, three officers and an employee received 539,389 shares of the Company's common stock as payment for $229,693 of accrued compensation.

 In September, 2000, old liabilities of $108,020 were transferred to shareholders' equity (deficit) in recognition of additional paid-in capital.

 In September, 2000, the Company issued 500,000 common stock options to a consultant valued at $43,900
 (representing a floating exercise price that was 15% below the current market price of the Company's common stock).

 In October, 2000, the Company issued 141,777 share of common stock valued at $30,907 to the officers for compensation.

 In October, 2000, the Company issued 66,414 share of common stock valued at $19,200 to a consultant for services rendered.

 In November, 2000, the Company issued 50,000 share of common stock valued at $20,000 to a consultant for services rendered.

 In December, 2000, the Company issued 110,000 share of common stock valued at $12,005 to two consultants for services rendered.

 In January, 2001, the Company issued 400,000 share of common stock valued at $34,000 to a consultant for services rendered.

 In January 2001, the Company issued 1,000,000 share of common stock for $78,772 cash.

 In January 2001, the Company issued 300,000 share of common stock to convert $75,000 of debt outstanding.

 In March 2001, the company issued 100,000 shares of common stock valued at $18,776 to a consultant for services rendered.

 NOTE 9.   INCOME TAXES

 Deferred income taxes consisted of the following at September 30, 2000:

       Deferred tax asset, benefit
       of net operating loss
       carryforward                                $ 7,000,000
  Deferred tax liability                            -
  Valuation allowance                        (7,000,000)
                                                   -----------
  Net deferred taxes                        $       -
                                                   ===========
 The valuation allowance offsets the net deferred tax asset, since it is more likely than not that it would not be recovered.

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 March 31, 2001

 NOTE 10. COMMITMENTS AND CONTINGENCIES

 Employment agreements

 The Company has entered into seven employment agreements with key
 Individuals, the terms of the agreements are as follows:

 1) The President and CEO of PrimeLink entered into an agreement dated September 15, 1995 for a period of three years.  This agreement, along with his royalty agreement, were mutually terminated.
 The separation agreement, as of October 31, 1997, called for a settlement of $12,000 to be paid $1,000 monthly for the following twelve months.  As of September 30, 2000, $4,000 remained unpaid.

 2) The President and CEO of TechniLink entered into an agreement dated September 15, 1995 for a period of three years.  He is entitled to receive a base salary of $90,000 per year and an annual bonus equal to
 15% of the net profits before taxes earned by TechniLink, Inc.  He is also granted an option to purchase up to 250,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value of the stock on the date of purchase.  In December, 1998, he resigned from the Company.

 3) The CEO (now former President) of the Company entered into an agreement dated October 2, 1995
 (which was amended September 1, 1997 and September 1, 1999) for a period of five years, and he is entitled to receive a base salary of $160,000 per year.  The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment.  The staying bonus will be compensated for with the Company's restricted common stock.  He is also granted an option to purchase up to 2,000,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value for the prior
 30 trading days before exercise.  On March 27, 2000, the exercise price was adjusted to a flat $0.3864 per share, with an expiration date of December 2, 2003.

 4) The Acting President of the Company entered into an agreement dated September 11, 2000 for a period of six months through March 11, 2001, and he is entitled to receive a base salary (consulting fees) of $120,000 per year, of which 50% shall be paid in cash and 50% shall be paid in restricted common stock at a rate equal to 50% of the average market closing price for the last 5 trading days of each quarter.  He shall be issued
 100,000 shares of restricted common stock as a hiring bonus, at a per share price of $0.28415, equivalent to
 50% of the average market closing price for the prior 30 trading days before the agreement date.  He shall further receive performance bonuses (paid in restricted common stock) upon successful completion of specific milestones pertaining to the implementation and deployment of the HNET System.  The incentive package could net him up to 650,000 shares of restricted common stock.  He is also granted an option through March 11, 2001 to purchase up to 100,000 shares of the Company's restricted common stock at a price of $0.38 per share.

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 March 31, 2001

 NOTE 10. COMMITMENTS AND CONTINGENCIES (continued)

 Employment agreements (continued)

 5) The Chief Financial Officer of the Company entered into an agreement dated October 2, 1995
 (which was amended September 1, 1997) for a period of three years, and he is entitled to receive a base salary of $80,000 per year and an annual bonus of 2% of the Company's pretax income.  The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment.  The staying bonus shall be compensated for with the Company's restricted common stock.  He is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 50% of the average market value at the date of purchase.  Effective
 February, 1999, he resigned from the Company.

 6) The Secretary and Treasurer of the Company entered into an Agreement dated October 2, 1995
 (which was amended September 1, 1997, September 1, 1999, and March 31, 2000) for a period of five years (extended through April 1, 2005), and she is entitled to receive a base salary of $80,000 per year.  The employee shall further receive a bonus, paid at year-end, equal to 50% of the employee's salary, for continued employment.  The staying bonus shall be compensated for with the Company's restricted common stock.  She is also granted an option to purchase up to 500,000 shares of the
 Company's restricted common stock at a price equal to 60% of the average market value for the prior
 180 trading days before exercise.  On March 27, 2000, the exercise price was adjusted to a flat $0.38 per share, with an expiration date of December 31, 2004.

 7) The Chief Technical Officer of the Company entered into an agreement dated August 1, 1998 for an initial term of three years, and he is entitled to receive a base salary of $150,000 per year, with a minimum of $90,000 to be paid annually in cash and the balance paid (at the option of the Company)
 in cash or restricted common stock under rule 144.  The employee shall receive a hire-on bonus of $75,000 worth of the Company's restricted common stock under rule 144, at one-half market price.  The employee shall further receive performance bonuses (paid in restricted common stock, as above) upon successful completion of specific milestones pertaining to the implementation and deployment of certain software
 (up to $862,500).  If substantially all performance milestones are met, he is also granted an option to purchase up to 500,000 shares of the Company's restricted common stock at a price equal to 60% of the average market value at the date of purchase.  As of September 30, 2000, none of the aforementioned milestones had been successfully completed.

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 March 31, 2001

 License agreements

 The Company has entered into license agreements with the Presidents of both PrimeLink and TechniLink.
 The license agreements were entered into on September 20, 1995, in connection with the acquisition of
 PrimeLink and TechniLink (see Note 1 above), and are for a period of five years.  As consideration for these license agreements, the Company issued each licensee 250,000 shares of its restricted common stock and will pay each licensee a royalty of 5% of net sales of the applicable product.  In addition, in the event of the sale or merger of TechniLink or PrimeLink, a royalty sum of 20% of the sales price of the license shall be paid to the licensee; the sales price shall not be less than $1,500,000.  The licenses were valued at the fair market value of the stock issued to obtain the licenses.  In 1997, there was a separation agreement between the President of PrimeLink and the Company, whereby the President of
 PrimeLink agreed to forfeit royalty rights and return all shares of the Company's common stock obtained pursuant to the license agreement for a $12,000 settlement.

 Litigation

 There have been three recent legal proceedings in which the Company has been a party:

 The first case, Securities and Exchange Commission (the "Plaintiff") vs. Andrew S. Pitt, Conectisys Corp.,
 Devon Investments Advisors, Inc., B&M Capital Corp., Mike Aaman, and Smith Benton & Hughes, Inc. (Defendants)
 Civil Case # 96-4164.  The case alleges that a fraudulent scheme was orchestrated and directed by the defendants to engage in the sale and distribution of unregistered shares of Conectisys by creating the appearance of an active trading market for the stock of Conectisys and artificially inflating the price of its shares.  In the suit, the SEC sought permanent injunctions from violating securities laws.
 The SEC did not seek any civil penalties from the Company.  The courts, having conducted a trial of this matter without jury and taken it under submission, found for the plaintiff as follows:
 against Conectisys on the claim that the defendant violated section 5(a), 5(c), and 17(a).
 Conectisys was not found to have violated section 10(b), 10(b-5), or 15(c).  The Company was subsequently ordered to disgorge profits totaling $175,000.  On March 5, 1999, the Company entered into an Amended Final Judgment of Permanent Injunctive Relief with the Securities and
 Exchange Commission ("SEC").  The Company and the SEC agreed on a settlement in which the Company would dismiss its then pending appeal and take a permanent injunction that it would not in the future violate sections 5(a), 5(c), 17(a), 10(b), 10(b-5), or 15(c); in return the SEC would not demand the previously ordered disgorgement of $175,000.

 The second case was brought by Clamar Capital Corp. (the "Plaintiff") against Smith Benton &
 Hughes; Michael Zaman; Claudia Zaman; Andrew Pitt and Conectisys Corp. (collectively the "Defendants").
 The case was brought before the District Court of Arapahoe, State of Colorado, Case # 97-CV-1442,
 Division 3.  The Plaintiff did not specify an amount of damages that it sought from the Defendants.
 On March 26, 1999, the District Court of Arapahoe, State of Colorado, dismissed the civil case against
 Conectisys Corp. brought by Clamar Capital Corp.

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 March 31, 2001

 Litigation (continued)

 The third case was brought by Southern Arizona Graphic Associates, Inc. (the "Plaintiff") against
 Conectisys Corporation (the "Defendant").  The case was brought before the Superior Court of the
 State of Arizona, County of Pima, Case # 333852.  The claim was for goods, printing services, and funds advanced by the Plaintiff.  On December 8, 1999, the Company's Board of Directors approved the issuance of 26,087 shares of the Company's common stock valued at $18,000 in full settlement of the defendant's claim.  The matter was subsequently dismissed with prejudice.

 The Company, during its normal course of business, may be subjected from time to time to disputes and to legal proceedings against it.  Both counsel and management do not expect that the ultimate outcome of any current claims will have a material adverse effect on the Company's financial statements.

 NOTE 11. MAJOR CUSTOMERS

 The Company, as a development stage enterprise, did not have revenues during six months ended March 31,
 2001 and the year ended September 30, 2000.

 NOTE 12. STOCK OPTIONS

 During the fiscal year ended September 30, 1999, the Company issued to a note holder options to purchase 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share.  As consideration, the Company reduced the debt by $50,000 and received an extension of time to pay-off its promissory note.  The Company also issued to its CEO options to purchase another 500,000 shares of the Company's Class B preferred stock at an exercise price of $5.00 per share in exchange for a reduction in debt of $50,000.  Total consideration received on the above issued options, as evidenced by debt reduction, was $100,000.  These options can be exercised through November 1, 2002 and can also be converted into common stock at the rate of 10 common shares for each Class B preferred share.

 The Company's CEO currently owns 140,020 shares of the Company's Class A preferred stock, of which 20,000 shares were purchased during the year ended September 30, 2000, and has options to purchase another 9,980 shares for $1.00 per share through June 16, 2001.

 The Company accounts for stock-based compensation under the intrinsic value method prescribed by
 Accounting Principles Board Opinion No. 25.  Had compensation cost for stock options granted during the year ended September 30, 2000 been determined based on the fair value at the grant dates consistent with the method of FASB Statement No. 123 (utilizing the Black-Scholes model), the Company's net loss would have increased by $260,230, of which $214,130 was attributable to 563,500 common stock options issued to a consultant at an exercise price of $2.00 per share, exercisable over an approximate three year period, $25,000 was attributable to 100,000 common stock options issued to the Company's acting president at an exercise price of $0.38 per share, exercisable over a six month period, and $21,100 was attributable to 500,000 common stock options issued to a consultant at an exercise price set at
 15% below the current market value of the Company's common stock, exercisable over a twelve month period.

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 March 31, 2001

 NOTE 12. STOCK OPTIONS (continued)

 During the ten month period ended September 30, 1999, 500,000 common stock options were issued to the Company's CEO and another 100,000 common stock options were issued to an employee.  These options were valued at $150,000 in aggregate.  No pro forma information required by SFAS No. 123 is included, as the disclosure would not be materially different from the amounts and disclosures already presented.
 On March 27, 2000, the Company fixed the exercise prices of 2,600,000 common stock options previously issued at (higher) floating exercise prices to the Company's CEO, the Company's secretary, and the employee, resulting in an additional compensation cost of approximately $1,113,610.  The value of the total common stock options exercisable thereby increased to $1,263,610.  In May, 2000, the Company's
 CEO exercised 2,056,346 common stock options, resulting in the transfer of $407,735 of common stock options exercisable to common stock, thereby reducing the balance of common stock options exercisable to $855,875.  In September, 2000, the Company issued 500,000 common stock options to a consultant, valued at $43,900 (corresponding to a 15% discount from current market value), bringing the balance of common stock options exercisable at September 30, 2000 to $899,775.  The total balance of stock options exercisable at September 30, 2000 was $999,775, including $100,000 attributable to the Company's Class B preferred stock.

 The Company has granted various common stock options and warrants to employees and consultants; the options and warrants were granted at approximately the fair market value at the date of grant and vested immediately.
 The common stock option activity during the six months ended March 31, 2001 and fiscal year ended
 September 30, 2000:

                                             Common Stock
                                               Options     Weighted
                                                and        Average
                                               Warrants      Price
                                              ----------    --------
      Balance outstanding, September 30, 1999  3,600,000    $    .64
       Granted                                 1,913,500         .86
       Exercised                              (2,306,346)        .27
                                              ----------    --------
      Balance outstanding, September 30, 2000  3,207,154    $    .69(1)
                                              ----------    --------
      Balance outstanding, March 31, 2001      3,207,154    $    .69(1)
                                              ==========    ========

 (1) Due to floating strike prices, weighted average price upon issuance is $0.94, upon exercise is $0.69.

 CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 March 31, 2001

 NOTE 12. STOCK OPTIONS (continued)

 The following table summarizes information about common stock options at March 31, 2001:

                           Outstanding                  Exercisable
                            Weighted    Weighted               Weighted
    Range of      Common    Average      Average      Common    Average
    Exercise       Stock      Life      Exercise       Stock   Exercise
     Prices      Options    (Months)      Price       Options    Price
 -------------   ---------   -------     -------      --------- -------
 $ .38 - $ .38     100,000         2     $   .38        100,000 $   .38
 $ .50 - $ .50     500,000         8     $   .50        500,000 $   .50#
 $2.00 - $2.00     563,500        26     $  2.00        563,500 $  2.00
 $ .39 - $ .39   1,443,654        35     $   .39      1,443,654 $   .39*
 $ .38 - $ .38     100,000        48     $   .38        100,000 $   .38*
 $ .38 - $ .38     500,000        60     $   .38        500,000 $   .38*

 $ .38 - $2.00   3,207,154        32     $   .69      3,207,154 $   .69
 =============   =========        ==     =======      ========= =======

 # Currently a floating exercise price
 *  Formerly a floating exercise price

 The above table excludes 952,805 warrants exercisable at $2.00 per share, which have nominal value and which were issued to certain stock subscription investors.  Of these warrants, 506,500 expire November 1,
 2001 and 446,305 expire September 1, 2002.  The table also excludes a contingent issuance to the Company's
 Chief Technical Officer of 2,000,000 common stock options exercisable at $0.50 per share and expiring
 December 31, 2002.  These common stock options will not vest until certain milestones have been attained.

      NOTE 13.      FORM S-8 FILING

      In December 1999, the Company filed a Form S-8 registration statement for the Conectisys Corporation
      Non-Qualified Stock and Stock Bonus Plan (the "Plan").  The purpose of the Plan is to compensate independent consultants of the Company through the granting of non-qualified stock options (as described in Sections 83 and 41 of the Internal Revenue Code).  Shares of stock covered by stock options and stock bonuses consist of 1,000,000 shares of the common stock of the Company.  The entire registration has been filled.  750,000 shares were issued to consultants for services rendered in the amount of $323,725 and 250,000 shares were issued at $0.50 per share pursuant to a Performance Award Option to a consultant.  The entire 250,000 share option was exercised during the quarter ended December 30, 2000, resulting in a $125,000 cash inflow to the
      Company.

      CONECTISYS CORPORATION AND SUBSIDIARIES (A Development Stage Company)
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
      March 31, 2001

      NOTE 14.      SUBSEQUENT EVENTS

      The Company intends to register an offering of 10,000,000 new common shares via Form SB-2.  Additionally, approximately 2,450,000 shares owned by existing shareholders will be registered for sale.

      The Company has filed corporate certificates of dissolution with the California Secretary of State for its 80%-owned subsidiary PrimeLink, Inc. and its wholly-owned subsidiary TechniLink, Inc.  These will become effective when valid tax clearance certificates have been issued by the Franchise Tax Board.
      Upon dissolution, the assets of the dissolved subsidiaries will be distributed to the parent corporation.

      PART II

      INFORMATION NOT REQUIRED IN PROSPECTUS

      Item 24.  Indemnification Of Officers And Directors

      The Company's Articles of Incorporation provide that officers and directors may be indemnified by the Company to the fullest extent permitted under Colorado law. Pursuant to the provisions of the
      Colorado Corporations Act, the Company's Articles of Incorporation eliminate the personal liability of a director or officer of the Company for monetary damages for breach of fiduciary duty but do not eliminate the liability of officers and directors for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.

      Item 25. Other Expenses of Issuance and Distribution

      The following table sets forth various expenses, which will be incurred in connection with the
      Offering. Other than the SEC registration fee, amounts set forth below are estimates:

        SEC Registration Fee (Previuosly Paid)          $   4,808
        Printing And Engraving Expenses                 $     500
        Legal Fees And Expenses                         $  50,000
        Accounting Fees And Expenses                    $  12,000
        Transfer Agent Fees                             $   2,500
                                                        ---------
        TOTAL                                           $  69,808

      Item 26.  Recent Sales of Unregistered Securities

      The following paragraphs set forth certain information with respect to all securities sold by us within the past three years without registration under the Securities Act of 1933, as amended (the
      "Securities Act"). The information includes the date of issuance, the name of purchaser, the number of restricted common shares issued, the consideration received by the Company for the issuance of these shares and for what purpose. The Company believes the shares issued in this transaction did not involve a public offering and were made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

        Date         Purchaser              Shares   Consideration    $/Share      Purpose
        9/17/99      P & L Trading         100,000      $84,644.00      $0.85      Consulting Services
        9/30/99      Ken Miyamoto           72,868      $25,440.00      $0.35      Consulting Services
        9/30/99      Melissa Weger          44,981      $14,000.00      $0.31      Accrued Comp. / Hire-On-Bonus
        9/30/99      Kristen Kees            2,500         $775.00      $0.31      Hire-On-Bonus
        9/30/99      S.W. Carver           960,321     $197,500.00      $0.21      Debt Reduction
        9/30/99      Robert Spigno         260,000     $203,493.00      $0.78      Directors Agreement 1998-1999
        11/1/99      P & L Trading         221,200      $52,919.00      $0.24      Private Placement
        11/8/99      Patricia Spigno       139,770      $80,000.00      $0.57      Year-End Bonus 1997 & 1998
        11/8/99      Robert Spigno         279,539     $160,000.00      $0.57      Year-End Bonus 1997 & 1998
        11/22/99     Whitehores & Co.      100,000      $50,000.00      $0.50      Accounting Services
        12/8/99      Joseph Vicedomini      15,000      $14,890.00      $0.99      Past Services Rendered
        2/2/00       Lawrence Muirhead     412,000     $103,000.00      $0.25      Accrued Compensation
        2/16/00      P & L Trading          20,000      $10,000.00      $0.50      Private Placement
        2/22/00      Richard Dowler       100,000       $86,000.00      $0.86      Services Rendered
        3/6/00       Lawrence Muirhead     135,000      $89,041.00      $0.66      Private Placement
        3/6/00       Larry & Nancy Siler   100,000      $25,000.00      $0.25      Private Placement

      Page II-1

        3/6/00       Philip K. Royal       100,000      $25,000.00      $0.25      Private Placement
        3/6/00       Dennis & Marcie Kane  100,000      $25,000.00      $0.25      Private Placement
        3/6/00       P & L Trading         250,000      $62,500.00      $0.25      Services Rendered
        3/6/00       Bernard Brown         170,000      $42,500.00      $0.25      Services Rendered
        3/20/00      Braemar Management     20,000      $16,000.00      $0.80      Legal Fees
        4/17/00      Joseph Park            45,356      $31,250.00      $0.69      Web Page Design
        4/17/00      Kenny Miyamoto         53,650      $19,680.00      $0.37      Consulting Services
        4/17/00      P & L Trading          34,060      $13,444.00      $0.39      Private Placement
        4/26/00      P & L Trading          73,600      $20,080.00      $0.27      Private Placement
        5/1/00       Coyote Investments    250,000      $80,000.00      $0.32      $50K Cash, $30K Consult. Services
        5/15/00      P & L Trading          28,400       $8,525.00      $0.30      Private Placement
        5/22/00      Robert Spigno       2,056,346     $489,972.34      ------     Debt Reduction; Accrued Compensation
                                                                                   Exercise Of Options 1M @ $.20,
                                                                                   500K @ $.15; 556,346 @ $.3864
        7/12/00      Philip K. Royal       200,000      $50,000.00      $0.25      Private Placement
        7/12/00      Gregory Mullen         80,000      $20,000.00      $0.25      Private Placement
        7/12/00      Coyote Investments    800,000     $200,000.00      $0.25      Promissory Note Conversion
        7/31/00      Robert Spigno          34,857      $10,962.60      $0.31      Accrued Compensation
        7/31/00      Lawrence Muirhead      89,886      $28,269.21      $0.31      Accrued Compensation
        7/31/00      Melissa Weger           9,157       $2,880.00      $0.31      Accrued Compensation
        7/31/00      Patricia Spigno       357,968     $112,581.02      $0.31      Accrued Compensation
        8/7/00       Dale Credeur          150,000      $37,500.00      $0.25      Private Placement
        8/7/00       Anthony Caridi         17,877       $6,000.00      $0.34      Consulting Agreement
        8/17/00      Gary Gardner           20,000       $5,000.00      $0.25      Private Placement/Services
        9/28/00      Rodney Lighthipe      100,000      $25,000.00      $0.25      Hire-On-Bonus
        9/28/00      Seaway Trading        350,000      $87,500.00      $0.25      Consulting Agreement
        9/28/00      P & L Trading          60,000      $15,000.00      $0.25      Private Placement
        9/28/00      Paul Davidson          20,000       $5,000.00      $0.25      Private Placement
        9/28/00      Lawrence Muirhead      47,521      $75,000.00      $1.58      Hire-On-Bonus
        9/29/00      George Weger           70,000      $17,500.00      $0.25      Private Placement
        9/29/00      Hal Berman              8,000       $2,000.00      $0.25      Private Placement
        9/29/00      Nathan Supnik         100,000      $25,000.00      $0.25      Private Placement
        9/29/00      Paul Davidson          20,000       $5,000.00      $0.25      Private Placement
        9/29/00      Nancy Carter            2,000         $500.00      $0.25      Private Placement
        9/29/00      Lennox B. Treat        20,000       $5,000.00      $0.25      Private Placement
        9/29/00      Bob Martyn             10,000       $2,500.00      $0.25      Private Placement
        9/29/00      Daniel Dizayer          5,000       $1,250.00      $0.25      Private Placement
        9/29/00      Maria Gerez             4,800       $1,200.00      $0.25      Private Placement
        10/10/00     Steve Whitehores      100,000      $50,000.00      $0.50      Accounting Services
        10/30/00     Robert Spigno          67,959      $14,815.00      $0.22      Accrued Compensation
        10/30/00     Lawrence Muirhead      60,868      $13,269.22      $0.22      Accrued Compensation
        10/30/00     Patricia Spigno        12,950       $2,823.12      $0.22      Accrued Compensation
        10/30/00     Kenneth Miyamoto       66,414      $19,200.00      $0.29      Consulting Services
        11/1/00      Whitehores & Co.       50,000      $12,500.00      $0.25      Accounting Services
        12/26/00     Red Hawk Int'l.        10,000       $1,000.00      $0.10      Consulting Services
        1/23/01      Carl Attman         1,000,000      $75,000.00      $.075      Private Placement
        4/24/01      Thomas D. O'Connor    150,000      $37,500.00      $0.25      Advisory Board & Consulting

      Page II-2

        4/24/01      Hugo Pomrehn          100,000      $25,000.00      $0.25      Advisory Board
        4/24/01      Aaron R. Sokal        100,000      $25,000.00      $0.25      Advisory Board
        4/24/01      Larry W. Siler        100,000      $25,000.00      $0.25      Advisory Board
        4/24/01      Robert A. Spigno    2,293,855     $247,553.00      $.108      Accrued Compensation
        4/24/01      Lawrence Muirhead     226,118      $30,001.00      $.133      Accrued Compensation
        4/24/01      Melissa Weger          50,000      $12,500.00      $0.25      Accrued Compensation
        4/24/01      Patricia A. Spigno    452,954      $48,844.00      $.108      Accrued Compensation
        4/24/01      Rodney Lighthipe      333,343      $45,000.00      $.135      Consulting Services
        4/24/01      Richard Maricle        50,000      $12,500.00      $0.25      Consulting Services
        4/24/01      Kenneth Miyamoto      162,974      $19,680.00      $.121      Consulting Services
        4/24/01      Marcia Casspi          50,000      $12,500.00      $0.25      Consulting Services

      Regulation D, Rule 506 Private Placement Offering

      On February 1, 2000 the Company began a Private Placement Offering exempt from registration under
      Regulation D, Rule 506 for two (2) year, 10% interest bearing Convertible Promissory Notes.  The
      Promissory Notes were convertible to restricted common stock at a rate of 50% of the market price at the date of conversion. The Promissory Notes were only sold to accredited investors as the term is defined in
      Rule 501(a) of Regulation D promulgated by the SEC under the 1933 Act with a minimum investment of
      $25,000.00. The Company sold $195,000.00 in Promissory Notes. A Form D was manually filed with the
      SEC on February 23rd and April 29th, 2000. All $195,000.00 in Promissory Notes was converted to the
      Company's restricted common stock as indicated below:

        Date      Investor                Shares    $  Amount  Price/Share
        3/1/00    John Callas             83,162    $50,000.00    $0.60
        3/1/00    John Callas              8,811    $ 5,000.00    $0.57
        3/1/00    Joseph Giorgio          68,890    $40,000.00    $0.58
        2/29/00   Pauline Alexander       41,809    $25,000.00    $0.60
        1/30/01   MMDS Capital Partners  200,000    $50,000.00    $0.25
        1/30/01   MMDS Capital, Inc.     100,000    $25,000.00    $0.25

      Page II-3

        Item 27.   Exhibits

        (a)Exhibits.

        Exhibits    Description

        3.0         ARTICLES OF INCORPORATION & BYLAWS
        3.1*        Articles Of Incorporation
        3.2*        Amendment To Articles Of Incorporation
        3.3*        By-Laws
        4           INSTRUMENTS ESTABLISHING RIGHTS OF SECURITY HOLDERS
        4.1         Subscription Agreement Dated April 12, 2001
        4.2         Convertible Debenture dated April 12, 2001
        4.3         SEcurity Agreement
        5           OPINION RE LEGALITY
        5.1         Opinion of Arnold Y. Steinberg, P.C. (attorney at law)
        10          MATERIAL CONTRACTS
        10.1        Private Equity Line of Credit Agreement dated April 30, 2001
        10.2        Registration Rights Agreement of (Part of PELC Agreement in Exhibit 4.2)
        10.3*       Employment Agreement of Robert A. Spigno
        10.4*       1996 Employment Agreement Amendment of Robert A. Spigno
        10.5*       1997 Employment Agreement Amendment of Robert A. Spigno
        10.6*       1999 Employment Agreement Amendment of Robert A. Spigno
        10.7*       2000 Employment Agreement Amendment of Robert A. Spigno
        10.8        Employment Agreement of Rodney Lighthipe Incorporated by reference to Exhibit 99.3 to Form S-8 Registration Statement dated September 22, 2001
        10.9        Employment Agreement of Lawrence Muirhead Incorporated by reference to Exhibit
                    99.2 to Form S-8 Registration Statement dated September 22, 2001
        10.10*      Employment Agreement of Patricia A. Spigno
        10.11*      1996 Employment Agreement Amendment of Patricia A. Spigno
        10.12*      1999 Employment Agreement Amendment of Patricia A. Spigno
        10.13*      2000 Employment Agreement Amendment of Patricia A. Spigno
        10.14*      2001 Employment Agreement Amendment of Rodney W. Lighthipe
        16          LETTER ON CHANGE IN CERTIFYING ACCOUNTANT
        16.1        Letter from BDO Seidman, LLP incorporated by reference to Exhibit 16 to Form 8-K/A dated November 24, 1999.
        21          SUBSIDIARIES OF REGISTRANT
        21.1*       United Telemetry Company, Inc. and eEnergyServices.com, Inc.
        23          CONSENT OF EXPERTS
        23.1        Consent of Independent Accountants Hurley & Company.
        23.2        Consent of Arnold P. Steinberg, P.C., (attorney at law) (included in Exhibit 5.1)
        27          FINANCIAL DATA SCHEDULE (a)

      * Incorporated by reference to Registration Statement SB-2 filed on March 19, 2001; File number 333-57192

      (a) Financial Statement Schedules. Financial statement schedules are omitted because the information thereby is included in the financial statements filed, including the notes thereto.

      Page II-4

      Item 28.  Undertakings.

      The Registrant hereby undertakes:

      (1)To file, during any period in which offers or sales are made, a post effective amendment to this registration statement:

      (i)To include any Prospectus required by section 10 (a) (3) of the Securities Act of
      1933;

      (ii)To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)
      which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii)To include any additional or changed material information with respect to the plan of distribution.

      (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the securities Act of 1933, and it is, therefore, unenforceable.

      (5) (a) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to part of this registration statement of the time it was declared effective.

      (b) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Page II-5

      SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, ConectiSys Corporation, the
      Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on
      Form SB-2/A and authorized this Registration Statement to be signed on it behalf by the undersigned, in the
      City of Valencia, State of California, on the 15th day of June 2001.

      CONECTISYS CORPORATION

      By:/s/ Robert A. Spigno
      Robert A. Spigno
      Chairman of the Board
      Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, the following persons in their capacities and on the dates stated signed this Registration Statement below.

        Signature               Title                                             Date

          /s/Robert A. Spigno
          Robert A. Spigno      Chairman & Chief Executive Officer                June 15,2001

          /s/Rodney W. Lighthipe
          Rodney W. Lighthipe   President                                         June 15,2001

          /s/Lawrence Muirhead
          Lawrence Muirhead     Chief Technical Officer                           June 15,2001

          /s/Melissa Weger
          Melissa Weger         Director                                          June 15,2001

          /s/Patricia A. Spigno
          Patricia A. Spigno    Chief Financial Officer, Secretary, & Treasurer   June 15,2001

      Page II-6

      INDEX TO EXHIBITS

                                                                                      Sequential Page
        Exhibit Description                                                               Number

        4.1     Subscription Agreement dated April 12, 20001                             1
        4.2     Convertible Debenture dated Aril 12, 2001                                   24
        4.3     Security Agreement                                                          32
        5.1     Opinion of Arnold Y. Steinberg, P.C. (attorney at law)                      43
        10.1    Private Equity Line of Credit Agreement dated February 1, 2001              44
        10.2    Registration Rights Agreement of (Part of PELC Agreement)                   84
        23.1    Consent of Independent Accountants Hurley & Company   .                     97

      EXHIBIT 4.1 - SUBSCRIPTION AGREEMENT

      SUBSCRIPTION AGREEMENT
      Dear Subscriber:

      You (the "Subscriber") hereby agree to purchase, and Conectisys Corp., a
      Colorado corporation (the "Company") hereby agrees to issue and to sell to the
      Subscriber, Secured 8% Convertible Notes (the "Notes") convertible in accordance with the terms thereof into shares of the Company's no par value common stock
      (the "Company Shares") for the aggregate consideration as set forth on the signature page hereof ("Purchase Price").  The form of Convertible Note is annexed hereto as Exhibit A.  (The Company Shares included in the Securities (as hereinafter defined) are sometimes referred to herein as the "Shares" or "Common
      Stock").  (The Notes, the Company Shares, Common Stock Purchase Warrants
      ("Warrants") issuable to the recipients identified on Schedule B hereto, and the
      Common Stock issuable upon exercise of the Warrants are collectively referred to herein as, the "Securities").  Upon acceptance of this Agreement by the
      Subscriber, the Company shall issue and deliver to the Subscriber the Note against payment, by federal funds wire transfer of the Purchase Price.

      The following terms and conditions shall apply to this subscription.

      1.       Subscriber's Representations and Warranties.  The Subscriber hereby represents and warrants to and agrees with the Company that:

      (a)      Information on Company.   The Subscriber has been furnished with the
      Company's Form 10-KSB for the year ended September 30, 2000 as filed with the
      Securities and Exchange Commission (the "Commission") together with all subsequently filed forms 10-QSB and other publicly available filings made with the Commission (hereinafter referred to as the "Reports").  In addition, the
      Subscriber has received from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing, and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities (such information in writing is collectively, the "Other Written Information").

      (b)      Information on Subscriber.  The Subscriber is an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the
      Securities Act of 1933, as amended (the "1933 Act"), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the
      Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The
      Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.

      The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding the Subscriber is accurate.

      (c)      Purchase of Note.  On the Closing Date, the Subscriber will purchase the
      Note for its own account and not with a view to any distribution thereof.

      (d)      Compliance with Securities Act.  The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act, by reason of their issuance in a transaction that does not require registration under the
      1933 Act (based in part on the accuracy of the representations and warranties of
      Subscriber contained herein), and that such Securities must be held unless a subsequent disposition is registered under the 1933 Act or is exempt from such registration.

      (e)      Company Shares Legend.  The Company Shares, and the shares of Common
      Stock issuable upon the exercise of the Warrants, shall bear the following legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
      SECURITIES ACT OF 1933, AS AMENDED.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR
      SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
      STATEMENT UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY
      SATISFACTORY TO CONECTISYS CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

      (f)      Warrants Legend.  The Warrants shall bear the following legend:

      "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE
      NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS WARRANT
      AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD,
      OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE
      REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF
      COUNSEL REASONABLY SATISFACTORY TO CONECTISYS CORP. THAT SUCH REGISTRATION IS
      NOT REQUIRED."

      (g)      Note Legend.  The Note shall bear the following legend:

      "THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT
      BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS NOTE AND THE
      COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR
      SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
      STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY
      SATISFACTORY TO CONECTISYS CORP. THAT SUCH REGISTRATION IS NOT REQUIRED."

      (h)      Communication of Offer.  The offer to sell the Securities was directly communicated to the Subscriber.  At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

      (i)      Correctness of Representations.  The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the
      Closing Date (as hereinafter defined), shall be true and correct as of the
      Closing Date.  The foregoing representations and warranties shall survive the
      Closing Date.

      2.       Company Representations and Warranties.  The Company represents and warrants to and agrees with the Subscriber that:

      (a)      Due Incorporation.  The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted.  The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or prospects or condition (financial or otherwise) of the Company.

      (b)      Outstanding Stock.  All issued and outstanding shares of capital stock of the Company and each of its subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

      (c)      Authority; Enforceability.  This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder and all other agreements entered into by the Company relating hereto.

      (d)      Additional Issuances.  There are no outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the subsidiaries of the Company, except as described in the Reports or Other Written Information.

      (e)      Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the NASD, NASDAQ or the Company's Shareholders is
      required for execution of this Agreement, and all other agreements entered into by the Company relating thereto, including, without limitation issuance and sale of the Securities, and the performance of the Company's obligations hereunder.

      (f)      No Violation or Conflict.  Assuming the representations and warranties of the Subscriber in Paragraph 1 are true and correct and the Subscriber complies with its obligations under this Agreement, neither the issuance and sale of the Securities nor the performance of its obligations under this
      Agreement and all other agreements entered into by the Company relating thereto by the Company will:

      (i)      violate, conflict with, result in a breach of, or constitute a default
      (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation, charter or bylaws of the Company or any of its affiliates, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or any of its affiliates of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound, or to which any of the properties of the Company or any of its affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party; or

      (ii)     result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company, or any of its affiliates.

      (g)      The Securities.  The Securities upon issuance:

      (i)      are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and State laws;

      (ii)     have been, or will be, duly and validly authorized and on the date of issuance and on the Closing Date, as hereinafter defined, and the date the Note is converted, and the Warrants are exercised, the Securities will be duly and validly issued, fully paid and nonassessable (and if registered pursuant to the
      1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that the Subscriber complies with the
      Prospectus delivery requirements);

      (iii)    will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

      (iv)     will not subject the holders thereof to personal liability by reason of being such holders.

      (h)      Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the
      Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto.  Except as disclosed in the Reports or Other Written Information, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates.

      (i)      Reporting Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Sections 15(d) and 13 of the
      Securities Exchange Act of 1934, as amended (the "1934 Act") and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act.  The
      Company's common stock is trading on the NASD OTC Bulletin Board ("Bulletin
      Board").  Pursuant to the provisions of the 1934 Act, the Company has filed all reports and other materials required to be filed thereunder with the Securities and Exchange Commission during the preceding twelve months except as set forth in the Reports.

      (j)      No Market Manipulation.  The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the
      Securities or affect the price at which the Securities may be issued.

      (k)      Information Concerning Company.  The Reports and Other Written
      Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which
      information is required to be disclosed therein.   Since the date of the
      financial statements included in the Reports, and except as modified in the
      Other Written Information, there has been no material adverse change in the
      Company's business, financial condition or affairs not disclosed in the Reports.
      The Reports and Other Written Information do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      (l)      Dilution.  The number of Shares issuable upon conversion of the
      Note may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common
      Stock declines prior to conversion of the Note.  The Company's executive officers and directors have studied and fully understand the nature of the
      Securities being sold hereby and recognize that they have a potential dilutive effect.  The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company.
      The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Note and exercise of the Warrants is binding upon the
      Company and enforceable, except as otherwise described in this Subscription
      Agreement or the Note, regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

      (m)      Stop Transfer.  The Securities are restricted securities as of the date of this Agreement.  The Company will not issue any stop transfer order or other order impeding the sale and delivery of the Securities, except as may be required by federal securities laws.

      (n)      Defaults.  Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or ByLaws.  Neither the Company
      nor any of its subsidiaries is (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a material adverse effect on the Company, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a material adverse effect on the Company.

      (o)      No Integrated Offering.   Neither the Company, nor any of its
      affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the
      Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Bulletin Board, as applicable, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the
      Securities to be integrated with other offerings.

      (p)      No General Solicitation.  Neither the Company, nor any of its
      affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Securities.

      (q)      Listing.  The Company's Common Stock is listed for trading on the Bulletin Board and satisfies all requirements for the continuation of such listing.  The Company has not received any notice that its common stock will be delisted from the Bulletin Board or that the Common Stock does not meet all requirements for the continuation of such listing.

      (r)      No Undisclosed Liabilities.  The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's businesses since November 30,
      2000 and which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company's financial condition.

      (s)      No Undisclosed Events or Circumstances. Since November 30, 2000,
      no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

      (t)      Capitalization.   As of the date hereof, the authorized capital stock of
      the Company consists of 250,000,000 shares of Common Stock (no par value), of which 25,393,938 shares of Common Stock were issued and outstanding as of
      January 24, 2001. The Company's Board of Directors is currently authorized to issue 50,000,000 shares of Preferred Stock.  The Board of Directors has authorized the issuance of 1,000,000 shares of Class A Preferred Stock with 100 to 1 voting rights.  As of the date hereof, there are 140,020 shares of Class A
      Preferred Stock issued and outstanding.  The Board of Directors has authorized the issuance of 1,000,000 shares of Class B Preferred Stock, which is convertible at any time at the rate of 10 shares of Common Stock for each share of Class B Preferred Stock.  Except as set forth in the Reports, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company.  All of the outstanding shares of Common
      Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

      (u)      Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, will be true and correct as of the Closing
      Date, and, unless the Company otherwise notifies the Subscriber prior to the
      Closing Date, shall be true and correct in all material respects as of the
      Closing Date.  The foregoing representations and warranties shall survive the
      Closing Date.

      3.       Regulation D Offering.  This Offering is being made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, afforded by Rule 506 of Regulation D promulgated thereunder and/or

      Section 4(2) thereunder.  On the Closing Date, the Company will provide an opinion acceptable to Subscriber from the Company's legal counsel opining on the availability of the Regulation D exemption as it relates to the offer and issuance of the Securities.  A form of the legal opinion is annexed hereto as
      Exhibit C. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the
      Note and exercise of the Warrants.

      4.       Reissuance of Securities.  The Company agrees to reissue certificates representing the Securities without the legends set forth in Sections 1(e) and
      1(f) above at such time as (a) the holder thereof is permitted to and disposes of such Securities pursuant to Rule 144(d) and/or Rule 144(k) under the 1933 Act in the opinion of counsel reasonably satisfactory to the Company, or (b) upon resale subject to an effective registration statement after the Securities are registered under the 1933 Act.  The Company agrees to cooperate with the
      Subscriber in connection with all resales pursuant to Rule 144(d) and Rule
      144(k) and provide legal opinions necessary to allow such resales provided the
      Company and its counsel receive all reasonably requested written representations from the Subscriber and selling broker, if any.  If the Company fails to remove any legend as required by this Section 4 (a "Legend Removal Failure"), then beginning on the tenth (10th) day following the date that the Subscriber has requested the removal of the legend and delivered all items reasonably required to be delivered by the Subscriber, the Company continues to fail to remove such legend, the Company shall pay to each Subscriber or assignee holding shares subject to a Legend Removal Failure an amount equal to one percent (1%) of the
      Purchase Price of the shares subject to a Legend Removal Failure per day that such failure continues.  If during any twelve (12) month period, the Company fails to remove any legend as required by this Section 4 for an aggregate of thirty (30) days, each Subscriber or assignee holding Securities subject to a
      Legend Removal Failure may, at its option, require the Company to purchase all or any portion of the Securities subject to a Legend Removal Failure held by such Subscriber or assignee at a price per share equal to 120% of the applicable
      Purchase Price.

      5.       Redemption.  The Company may not redeem the Securities without the consent of the holder of the Securities except as otherwise described herein.

      6.       Fees/Warrants.

      (a)      The Company shall pay to counsel to the Subscriber its fees of $8,000 for services rendered to Subscribers in connection with this Agreement and the other Subscription Agreements for aggregate subscription amounts of up to
      $300,000 (the "Initial Offering").  The Company will pay the escrow agent for the Initial Offering a fee of $750.  The Company will pay to the Finders identified on Schedule B hereto a cash fee in the amount of: eight percent (8%)
      of the Purchase Price ("Finder's Fee") and of the actual cash proceeds received by the Company in connection with the exercise of the Warrants issued in
      connection with the Initial Offering ("Warrant Exercise Compensation").   The
      Finder's Fee must be paid each Closing Date with respect to the Notes issued on such date. The Warrant Exercise Compensation must be paid to the Finders identified on Schedule B hereto, within ten (10) days of receipt of the Warrant exercise "Purchase Price" (as defined in the Warrant).  The Finder's Fee and legal fees will be payable out of funds held pursuant to a Funds Escrow
      Agreement to be entered into by the Company, Subscriber and an Escrow Agent.

      (b)      The Company will also issue and deliver to the Warrant Recipients identified on Schedule B hereto, Warrants in the amounts designated on Schedule
      B hereto in connection with the Initial Offering.  A form of Warrant is annexed hereto as Exhibit D.  The per share "Purchase Price" of Common Stock as defined in the Warrant shall be equal to one hundred and twenty percent (120%) of the lowest closing bid price of the Common Stock for the ten (10) trading days preceding but not including the Closing Date as reported on the NASD OTC

      Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American
      Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the
      "Principal Market"), or such other principal market or exchange where the Common
      Stock is listed or traded.  The Warrants designated on Schedule B hereto must be delivered to the Warrant Recipients on the Closing Date.  Failure to timely deliver the Warrant Exercise Compensation, the Warrants or Finder's Fee shall be an Event of Default as defined in Article III of the Note.

      (c)      The Finder's Fee, legal fees and escrow agent's fee will be paid to the
      Finders and attorneys only when, as, and if a corresponding subscription amount is released from escrow to the Company and out of the escrow proceeds.  All the representations, covenants, warranties, undertakings, remedies, liquidated damages, indemnification, rights in Section 9 hereof, and other rights but not including registration rights made or granted to or for the benefit of the
      Subscriber are hereby also made and granted to the Warrant Recipients in respect of the Warrants and Company Shares issuable upon exercise of the Warrants.

      (d)      The Company on the one hand, and the Subscriber on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any other persons claiming brokerage commissions or finder's fees except as identified on Schedule B hereto on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions.  Except as set forth on Schedule B hereto, the Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with the offering described in the Subscription Agreement.

      7.      Covenants of the Company.  The Company covenants and agrees with the
      Subscriber as follows:

      (a)      The Company will advise the Subscriber, promptly after it
      receives notice of issuance by the Securities and Exchange Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the
      Company, or of the suspension of the qualification of the Common Stock of the
      Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

      (b)      The Company shall promptly secure the listing of the Company
      Shares, and Common Stock issuable upon the exercise of the Warrants upon each national securities exchange, or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance)
      and shall maintain such listing so long as any other shares of Common Stock shall be so listed.  The Company will maintain the listing of its Common Stock on a Principal Market, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the
      National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company will provide the Subscriber copies of all notices it receives notifying the Company of the threatened and actual delisting of the
      Common Stock from any Principal Market.

      (c)      The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, if any, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscriber and promptly provide copies thereof to Subscriber.

      (d)      Until at least two (2) years after the effectiveness of the
      Registration Statement on Form SB-2 or such other Registration Statement described in Section 10.1(iv) hereof, the Company will (i) cause its Common
      Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange
      Act, (ii) comply in all respects with its reporting and filing obligations under the Exchange Act, (iii) comply with all reporting requirements that is applicable to an issuer with a class of Shares registered pursuant to Section
      12(g) of the Exchange Act, and (iv) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will not take any action or file any document (whether or not permitted by the Act or the
      Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts until the later of (y) two (2) years after the actual effective date of the
      Registration Statement on Form SB-2 or such other Registration Statement described in Section 10.1(iv) hereof, or (z) the sale by the Subscribers and
      Warrant Recipients of all the Company Shares and Securities issuable by the
      Company pursuant to this Agreement.  Until at least two (2) years after the
      Warrants have been exercised, the Company will use its commercial best efforts to continue the listing of the Common Stock on the Bulletin Board, NASDAQ
      SmallCap Market, New York Stock Exchange, American Stock Exchange, or NASDAQ
      National Market System and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ.

      (e)      The Company undertakes to use the proceeds of the Subscriber's funds for the purposes set forth on Schedule 7(e) hereto.  Purchase Price may not and will not be used to pay debt or non-trade obligations outstanding on or after the Closing Date.

      (f)      The Company undertakes to use its best efforts to acquire, within three months of the Closing Date, at a commercially reasonable cost, a standard officers and directors errors and omissions liability insurance policy covering the transactions contemplated in this Agreement.

      (g)      The Company undertakes to reserve pro rata on behalf of each holder of a Note or Warrant, from its authorized but unissued Common Stock, at all times that Notes or Warrants remain outstanding, a number of Common Shares equal to not less than 200% of the amount of Common Shares necessary to allow each such holder to be able to convert all such outstanding Notes, at the then applicable Conversion Price and one Common Share for each Common Share issuable upon exercise of the Warrants.

      8.       Covenants of the Company and Subscriber Regarding Idemnification.

      (a)      The Company agrees to indemnify, hold harmless, reimburse and defend Subscriber, Subscriber's officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon Subscriber or any such person which results, arises out of or is based upon (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

      (b)      Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers and directors at all times against any claim, cost, expense, liability, obligation, loss or damage
      (including reasonable legal fees) of any nature, incurred by or imposed upon the

      Company or any such person which results, arises out of or is based upon (i) any misrepresentation by Subscriber in this Agreement or in any Exhibits or
      Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii)
      after any applicable notice and/or cure periods, any breach or default in performance by Subscriber of any covenant or undertaking to be performed by
      Subscriber hereunder, or any other agreement entered into by the Company and
      Subscribers relating hereto.

      (c)      The procedures set forth in Section 10.6 shall apply to the indemnifications set forth in Sections 8(a) and 8(b) above.

      9.1.     Conversion of Note.

      (a)      Upon the conversion of the Note or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates in the name of Subscriber (or its nominee) or such other persons as designated by Subscriber and in such denominations to be specified at conversion representing the number of shares of common stock issuable upon such conversion.  The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the
      Company's Common Stock and that the Shares will be unlegended, free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Company Shares provided the Shares are being sold pursuant to an effective registration statement covering the Shares to be sold or are otherwise exempt from registration when sold.

      (b)      Subscriber will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying an executed and completed Notice of Conversion (as defined in the Note) to the Company via confirmed telecopier transmission.  The Subscriber will not be required to surrender the Note until the Note has been fully converted or satisfied.  Each date on which a Notice of Conversion is telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date.  The Company will or cause the transfer agent to transmit the Company's Common Stock certificates representing the Shares issuable upon conversion of the Note to the Subscriber via express courier for receipt by such Subscriber within three (3) business days after receipt by the Company of the Notice of Conversion (the "Delivery
      Date").  A Note representing the balance of the Note not so converted will be provided to the Subscriber, if requested by Subscriber.  To the extent that a
      Subscriber elects not to surrender a Note for reissuance upon partial payment or conversion, the Subscriber hereby indemnifies the Company against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

      (c)      The Company understands that a delay in the delivery of the
      Shares in the form required pursuant to Section 9 hereof, or the Mandatory
      Redemption Amount described in Section 9.2 hereof, beyond the Delivery Date or
      Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Subscriber.  As compensation to the Subscriber for such loss, the Company agrees to pay late payments to the Subscriber for late issuance of Shares in the form required pursuant to Section 9 hereof upon
      Conversion of the Note or late payment of the Mandatory Redemption Amount, in the amount of $100 per business day after the Delivery Date or Mandatory
      Redemption Payment Date, as the case may be, for each $10,000 of Note principal amount being converted or redeemed.  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.  Furthermore, in addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of the Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the
      Subscriber will be entitled to revoke all or part of the relevant Notice of

      Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the
      Subscriber shall each be restored to their respective positions immediately prior to the delivery of such notice, except that late payment charges described above shall be payable through the date notice of revocation or rescission is given to the Company.

      (d)      Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscriber and thus refunded to the
      Company.

      9.2.     Mandatory Redemption.  In the event the Company is prohibited from issuing Shares, or fails to timely deliver Shares on a Delivery Date, or upon the occurrence of an Event of Default (as defined in the Note) or for any reason other than pursuant to the limitations set forth in Section 9.3 hereof, or upon the occurrence of an Event of Default as defined in Article III of the Note, then at the Subscriber's election, the Company must pay to the Subscriber ten
      (10) business days after request by the Subscriber or on the Delivery Date (if requested by the Subscriber) a sum of money determined by multiplying up to the outstanding principal amount of the Note designated by the Subscriber by 125%, together with accrued but unpaid interest thereon ("Mandatory Redemption
      Payment").  The Mandatory Redemption Payment must be received by the Subscriber on the same date as the Company Shares otherwise deliverable or within ten (10)
      business days after request, whichever is sooner ("Mandatory Redemption Payment
      Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding.

      9.3.      Maximum Conversion.  The Subscriber shall not be entitled to convert on a Conversion Date that amount of the Note and Put Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Note and Put Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Subscriber and its affiliates of more than
      9.99% of the outstanding shares of Common Stock of the Company on such
      Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section
      13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 9.99%.  The Subscriber may void the conversion limitation described in this Section 9.3 upon 75 days prior written notice to the Company.  The Subscriber may allocate which of the equity of the Company deemed beneficially owned by the Subscriber shall be included in the 9.99%
      amount described above and which shall be allocated to the excess above 9.99%.

      9.4.      Injunction - Posting of Bond.  In the event a Subscriber shall elect to convert a Note or part thereof, the Company may not refuse conversion based on any claim that such Subscriber or any one associated or affiliated with such
      Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said Note shall have been sought and obtained and the Company posts a surety bond for the benefit of such Subscriber in the amount of 130% of the amount of the Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment.

      9.5.      Buy-In.  In addition to any other rights available to the Subscriber, if the Company fails to deliver to the Subscriber such shares issuable upon conversion of a Note by the Delivery Date and if ten (10) days after the
      Delivery Date the Subscriber purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such
      Subscriber of the Common Stock which the Subscriber anticipated receiving upon such conversion (a "Buy- In"), then the Company shall pay in cash to the
      Subscriber (in addition to any remedies available to or elected by the
      Subscriber) the amount by which (A) the Subscriber's total purchase price
      (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if the Subscriber purchases shares of Common
      Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of note principal and/or interest, the
      Company shall be required to pay the Subscriber $1,000, plus interest.  The
      Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

      9.6      Adjustments.   The Conversion Price and amount of Shares issuable upon
      conversion of the Notes and Put Notes shall be adjusted consistent with customary anti-dilution adjustments.

      10.1.    Registration Rights.  The Company hereby grants the following registration rights to holders of the Securities.

      (i)      On one occasion, for a period commencing 46 days after the
      Closing Date, but not later than three years after the Closing Date ("Request
      Date"), the Company, upon a written request therefor from any record holder or holders of more than 50% of the aggregate of the Company's Shares issued and issuable upon Conversion of the Notes (the Common Stock issued or issuable upon conversion or exercise of the Notes or issuable by virtue of ownership of the
      Note, being, the "Registrable Securities"), shall prepare and file with the SEC a registration statement under the Act covering the Registrable Securities which are the subject of such request, unless such Registrable Securities are the subject of an effective registration statement.  In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable
      Securities for which it has received written requests within 10 days after the
      Company gives such written notice.  Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section
      10.1(i).  As a condition precedent to the inclusion of Registrable Securities, the holder thereof shall provide the Company with such information as the
      Company reasonably requests.  The obligation of the Company under this Section
      10.1(i) shall be limited to one registration statement.

      (ii)     If the Company at any time proposes to register any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S?4, S?8 or another form not available for registering the Registrable Securities for sale to the public, provided the
      Registrable Securities are not otherwise registered for resale by the Subscriber or Holder pursuant to an effective registration statement, each such time it will give at least 30 days' prior written notice to the record holder of the
      Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within 20 days after the giving of any such notice by the Company, to register any of the Registrable Securities, the
      Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "Seller"). In the event that any registration pursuant to this Section 10.1(ii) shall be, in whole or in part, an underwritten public offering of common stock of the
      Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the
      Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 10.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 10.1(ii)
      without thereby incurring any liability to the Seller.

      (iii)    If, at the time any written request for registration is received by the
      Company pursuant to Section 10.1(i), the Company has determined to proceed with the actual preparation and filing of a registration statement under the 1933 Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account, such written request shall be deemed to have been given pursuant to Section 10.1(ii) rather than Section 10.1(i), and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 10.1(ii).

      (iv)     The Company shall file with the Commission within 15 days of the Closing
      Date (the "Filing Date"), and use its reasonable commercial efforts to cause to be declared effective an amendment to the Form SB-2 registration statement filed on March 19, 2001 under file number 333-57192 (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the Act.  The registration statement described in this paragraph must be declared effective by the Commission within  60 days of the
      Closing Date (as defined herein) ("Effective Date").  The Company will register not less than a number of shares of Common Stock in the aforedescribed registration statement that is equal to 200% of the Company Shares issuable at the Conversion Price that would be in effect on the Closing Date or the date of filing of such registration statement (employing the Conversion Price which would result in the greater number of Shares), assuming the conversion of 100%
      of the Notes.  The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Subscriber, and not issued, employed or reserved for anyone other than the Subscriber.  Such registration statement will be promptly amended or additional registration statements will be promptly filed by the Company as necessary to register additional Company Shares to allow the public resale of all Common Stock included in and issuable by virtue of the
      Registrable Securities.  No securities of the Company other than the Registrable
      Securities will be included in the registration statement described in this
      Section 10.1(iv) except as set forth on Schedule 10.1 hereto, if any.

      10.2.    Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any shares of Registrable
      Securities under the Act, the Company will, as expeditiously as possible:

      (a)      prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities ("Sellers") copies of all filings and Commission letters of comment;

      (b)      prepare and file with the Commission such amendments and
      supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the latest of: (i) twelve months after the latest Maturity Date of a Note;
      or (ii) two years after the Closing Date and comply with the provisions of the
      Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period;

      (c)      furnish to the Seller, and to each underwriter if any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

      (d)      use its best efforts to register or qualify the Seller's
      Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller and in the case of an underwritten public offering, the managing underwriter shall reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

      (e)      list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

      (f)      immediately notify the Seller and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

      (g)      make available for inspection by the Seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-
      confidential information reasonably requested by the seller, underwriter, attorney, accountant or agent in connection with such registration statement.

      10.3.    Provision of Documents.

      (a)      At the request of the Seller, provided a demand for registration has been made pursuant to Section 10.1(i) or a request for registration has been made pursuant to Section 10.1(ii), the Registrable Securities will be included in a registration statement filed pursuant to this Section 10.

      (b)      In connection with each registration hereunder, the Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.  In connection with each registration pursuant to Section
      10.1(i) or 10.1(ii) covering an underwritten public offering, the Company and the Seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the
      Company's size and investment stature.

      10.4.    Non-Registration Events.  The Company and the Subscriber agree that the
      Seller will suffer damages if any registration statement required under Section
      10.1(i) or 10.1(ii) above is not filed within 60 days after written request by the Holder and not declared effective by the Commission within 150 days after such request [or the Filing Date and Effective Date, respectively, in reference to the Registration Statement on Form SB-2 or such other form described in
      Section 10.1(iv)], and maintained in the manner and within the time periods contemplated by Section 10 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration
      Statement described in Sections 10.1(i) or 10.1(ii) is not filed within 60 days of such written request, or is not declared effective by the Commission on or prior to the date that is 150 days after such request, or (ii) the registration statement on Form SB-2 or such other form described in Section 10.1(iv) is not filed on or before the Filing Date or not declared effective on or before the sooner of the Effective Date, or within five business days of receipt by the
      Company of a written or oral communication from the Commission that the registration statement described in Section 10.1(iv) will not be reviewed, or
      (iii) any registration statement described in Sections 10.1(i), 10.1(ii) or
      10.1(iv) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed
      30 days in the aggregate per year but not more than 20 consecutive calendar days
      (defined as a period of 365 days commencing on the date the Registration
      Statement is declared effective) (each such event referred to in clauses (i),
      (ii) and (iii) of this Section 10.4 is referred to herein as a "Non-Registration
      Event"), then, for so long as such Non-Registration Event shall continue, the
      Company shall pay, at the Subscriber's option, in cash or stock at the applicable Conversion Price, as Liquidated Damages to each holder of any
      Registrable Securities an amount equal to two (2%) percent per month or part thereof during the pendency of such Non- Registration Event, of the principal of the Notes issued in connection with the Initial Offering, whether or not converted, whether or not converted, then owned of record by such holder or issuable  as of or subsequent to the occurrence of such Non- Registration Event.
      Payments to be made pursuant to this Section 10.4 shall be due and payable within five (5) business days after demand in immediately available funds.  In the event a Mandatory Redemption Payment is demanded from the Company by the
      Holder pursuant to Section 9.2 of this Subscription Agreement, then the
      Liquidated Damages described in this Section 10.4 shall no longer accrue on the portion of the Purchase Price underlying the Mandatory Redemption Payment, from and after the date the Holder receives the Mandatory Redemption Payment.  It shall also be deemed a Non-Registration Event if at any time a Note is outstanding, there is less than 125% of the amount of Common Shares necessary to allow full conversion of such Note at the then applicable Conversion Price registered for unrestricted resale in an effective registration statement.

      10.5.    Expenses.  All expenses incurred by the Company in complying with
      Section 10, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky"
      laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and costs of insurance are called
      "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Seller, are called "Selling
      Expenses".   The Seller shall pay the fees of its own additional counsel, if any.  The Company will pay all Registration Expenses in connection with the registration statement under Section 10.  All Selling Expenses in connection with each registration statement under Section 10 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

      10.6.    Indemnification and Contribution.

      (a)      In the event of a registration of any Registrable Securities under the
      Act pursuant to Section 10, the Company will indemnify and hold harmless the
      Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the
      Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

      (b)      In the event of a registration of any of the Registrable Securities under the Act pursuant to Section 10, the Seller will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the gross proceeds received by the
      Seller from the sale of Registrable Securities covered by such registration statement.

      (c)      Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 10.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 10.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

      (d)      In order to provide for just and equitable contribution in the event of joint liability under the Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 10.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10.6 provides for indemnification in such case, or (ii)
      contribution under the Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is provided under this Section 10.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act)
      will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

      10.7.    Underwriter Liability.  Nothing contained in this Agreement or any document delivered herewith shall require or imply that the Subscriber is or be an Underwriter as defined in the 1933 Act of 1934 Act, nor a "statutory underwriter."  The Subscriber shall not be required to take any action or assume any liability or obligation which would or could impose Underwriter or
      "statutory underwriter" status or liability on the Subscriber.

      11.      Offering Restrictions.  Except (i) as disclosed in the Reports or Other
      Written Information prior to the date of this Subscription Agreement, or (ii)
      stock or stock options granted to employees or directors of the Company pursuant to a plan which has been approved by the shareholders of the Company (these exceptions hereinafter referred to as the "Excepted Issuances"), the Company will not issue any equity, convertible debt or other securities, prior to the expiration of (x) the later of a period equal to 180 days during which the registration statement described in Section 10.1(iv) above has been effective, or (y) 24 months after the Closing Date.

      12.      Security Interest.  As a condition of Closing, the Company will deliver to the Subscriber Common Shares of the Company owned by certain shareholders of the Company, together with signature guaranteed stock powers.  Collectively, the foregoing stock is referred to as "Security Shares."  The Security Shares will be held by the Subscriber pursuant to a Security Agreement.  Subscriber will be granted a security interest in the Security Shares to be memorialized in a
      Security Agreement.  The shareholders pledging the Security Shares will execute
      Forms UCC-1 to be filed at the Company's expense with such states and counties designated by the Subscribers.  The Company will also execute all such documents reasonably necessary to memorialize and further protect the security interest described above.  The Company agrees to pay or reimburse the party who files the
      Forms UCC-1.

      13.      Miscellaneous.

      (a)      Notices.  All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being telecopied (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:  (i) if to the Company, to Conectisys
      Corp., 24307 Magic Mountain Parkway, Suite 41, Valencia, CA 91355, telecopier number: (661) 295-5981, and (ii) if to the Subscriber, to the name, address and telecopy number set forth on the signature page hereto, with a copy by telecopier only to Barbara R. Mittman, Esq., 551 Fifth Avenue, Suite 1601, New
      York, New York 10176, telecopier number: (212) 697-3575.

      (b)      Closing.  The consummation of the transactions contemplated herein shall take place at the offices of Barbara R. Mittman, Esq., 551 Fifth Avenue, Suite
      1601, New York, NY 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement.  The closing date shall be the date that subscriber funds representing the net amount due the Company from the Purchase Price are transmitted by wire transfer to the Company (the "Closing Date").

      (c)      Entire Agreement; Assignment.  This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

      (d)      Execution.  This Agreement may be executed by facsimile transmission, and in counterparts, each of which will be deemed an original.

      (e)      Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  Both parties and the individuals executing this
      Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

      (f)      Specific Enforcement, Consent to Jurisdiction.  The Company and
      Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 13(e) hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this
      Section shall affect or limit any right to serve process in any other manner permitted by law.

      (g)      Confidentiality.  The Company agrees that it will not disclose publicly or privately the identity of the Subscriber unless expressly agreed to in writing by the Subscriber or only to the extent required by law.

      (h)      Automatic Termination.  This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the tenth (10th) business day following the date this Agreement is accepted by the Subscriber.

      [THIS SPACE INTENTIONALLY LEFT BLANK]

      Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

      CONECTISYS CORP. A Colorado Corporation

      By:_________________________________
      Robert A. Spigno, CEO

      Dated: April _____, 2001

      ATTEST:

      By:___________________________________
      Marcia Casspi

      Purchase Price: $300,000.00

      ACCEPTED: Dated as of April ____, 2001

      LAURUS MASTER FUND, LTD. - Subscriber
      A Cayman Island corporation
      C/o Onshore Corporate Services Ltd.
      P.O. Box 1234
      G.T. Queensgate House, South Church Street
      Grand Cayman, Cayman Islands
      Fax: 345-949-9877

      By:______________________________

      SCHEDULE B TO SUBSCRIPTION AGREEMENT

      INITIAL OFFERING - CASH FINDER'S FEES
      8% Finder's Fees and Warrant Exercise Compensation payable in connection with investment and warrant exercise by Laurus Master Fund Ltd. for which Laurus Capital
      Management, L.L.C. is the Fund Manager.

      FINDER
      LAURUS CAPITAL MANAGEMENT, L.L.C.
      135 West 50th Street, Suite 1700
      New York, New York 10020
      Fax: 212-541-4434

      WARRANTS
      LAURUS MASTER FUND, LTD.
      c/o Onshore Corporate Services Ltd.
      P.O. Box 1234 G.T.Queensgate
      House, South Church Street
      Grand Cayman, Cayman Islands
      Fax: 345-949-9877

      WARRANT RECIPIENT WARRANTS IN CONNECTION WITH INITIAL OFFERING
      Warrants issuable in connection with investment by Laurus Master Fund Ltd.
      TOTAL 1,000,000 Warrants

      Schedule 7 (e)

      Use of Proceeds

      The gross proceeds from the funding are estimated to be $300,000.
      Assuming net proceeds to the Company of $268,000, the Company intends to use the proceeds as follows:

        Amount___        Anticipated Use of Proceeds_________       Percentage
        $ 118,000        Operating Expenses                             44%
        $  75,000        Payroll                                        28%
        $  45,000        H-Net Redesign & Testing                       17%
        $  30,000        Outside Consulting                             11%
        $ 268,000        TOTAL                                         100%

      Schedule 10.1

      None.

      EXHIBIT 4.2 - CONVERTIBLE DEBENTURE

      THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE
      SECURITIES ACT OF 1933, AS AMENDED.  THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF
      THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE
      REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY
      TO CONECTISYS CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

      CONVERTIBLE NOTE

      FOR VALUE RECEIVED, CONECTISYS CORP., a Colorado corporation (hereinafter called "Borrower"), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o Onshore Corporate Services Ltd., P.O. Box 1234 G.T.,
      Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 (the "Holder")
      or order, without demand, the sum of Three Hundred Thousand Dollars ($300,000.00), with simple interest accruing at the annual rate of 8%, on October ___, 2001 (the "Maturity Date").

      The following terms shall apply to this Note:

      ARTICLE I

      DEFAULT RELATED PROVISIONS

      1.1     Payment Grace Period.  The Borrower shall have a ten (10) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of twenty percent (20%)
      per annum shall apply to the amounts owed hereunder.

      1.2     Conversion Privileges.  The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full.

      1.3     Interest Rate.   Subject to the Holder's right to convert, interest payable on this Note shall accrue at the annual rate of eight percent (8%) and be payable in arrears commencing September 30, 2001 and quarterly thereafter, and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

      ARTICLE II

      CONVERSION RIGHTS

      The Holder shall have the right to convert the principal amount and interest due under this Note into
      Shares of the Borrower's Common Stock as set forth below.

      2.1.    Conversion into the Borrower's Common Stock.

      (a)     The Holder shall have the right from and after the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and/or at the
      Holder's election, the interest accrued on the Note, (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of common stock of Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein.  Upon delivery to the
      Company of a Notice of Conversion as described in Section 9 of the subscription agreement entered into between the Company and Holder relating to this Note (the "Subscription Agreement") of the Holder's written request for conversion, Borrower shall issue and deliver to the Holder within three business days from the
      Conversion Date that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing.  At the election of the Holder, the Company will deliver accrued but unpaid interest on the Note through the Conversion Date directly to the Holder on or before the Delivery Date (as defined in the Subscription Agreement).  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal (and interest, at the election of the Holder) of the Note to be converted, by the Conversion Price.

      (b)     Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be the lower of (i) eighty (80%) of the average of the three lowest closing bid prices for the Common Stock on the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange,
      or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market"), or if not then trading on a Principal Market, such other principal market or exchange where the Common Stock is listed or traded for the thirty (30) trading days prior to but not including the  Closing Date (as defined in the Subscription Agreement) in connection with which this Note is issued ("Maximum Base Price"); or (ii) eighty percent (80%) percent of the average of the three lowest closing bid prices for the Common Stock on the Principal Market, or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, for the  thirty (30) trading days prior to but not including the Conversion Date.

      (c)     The Maximum Base Price described in Section 2.1(b)(i) above and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a) and 2.1(b), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

      A.      Merger, Sale of Assets, etc.  If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance.  The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

      B.      Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this
      Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

      C.      Stock Splits, Combinations and Dividends.  If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common
      Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

      D.      Share Issuance.  Subject to the provisions of this Section, if the Borrower at any time shall issue any shares of Common Stock prior to the conversion of the entire principal amount of the Note (otherwise than as: (i) provided in Sections 2.1(c) A, 2.1(c) B or 2.1(c) C or this subparagraph D; (ii) pursuant to options, warrants, or other obligations to issue shares, outstanding on the date hereof as described in the
      Reports and Other Written Information, as such terms are defined in the Subscription Agreement (which agreement is incorporated herein by this reference); or (iii) Excepted Issuances, as defined in Section 12 of the
      Subscription Agreement; [(i), (ii) and (iii) above, are hereinafter referred to as the "Existing Option
      Obligations"] for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced as follows:  (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Borrower upon such issue of additional shares of Common Stock;
      and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue.  The resulting quotient shall be the adjusted conversion price.  Except for the Existing
      Option Obligations, for purposes of this adjustment, the issuance of any security of the Borrower carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase
      Common Stock shall result in an adjustment to the Conversion Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

      (d)     During the period the conversion right exists, Borrower will reserve from its authorized and unissued
      Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

      2.2     Method of Conversion.  This Note may be converted by the Holder in whole or in part as described in Section
      2.1(a) hereof and the Subscription Agreement.  Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

      ARTICLE III

      EVENT OF DEFAULT

      The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

      3.1     Failure to Pay Principal or Interest.  The Borrower fails to pay any installment of principal or interest hereon when due and such failure continues for a period of ten (10) days after the due date.  The ten (10) day period described in this Section 3.1 is the same ten (10) day period described in Section 1.1 hereof.

      3.2     Breach of Covenant.  The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of seven (7) days after written notice to the Borrower from the Holder.

      3.3     Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made herein, in the Subscription Agreement entered into by the Holder and Borrower in connection with this Note, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect.

      3.4     Receiver or Trustee.  The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business;
      or such a receiver or trustee shall otherwise be appointed.

      3.5     Judgments.  Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

      3.6     Bankruptcy.  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

      3.7     Delisting.  Delisting of the Common Stock from the Principal Market or such other principal exchange on which the Common Stock is listed for trading; Borrower's failure to comply with the conditions for listing; or notification from the Principal Market that the Borrower is not in compliance with the conditions for such continued listing.

      3.8     Concession.  A concession by the Borrower, after applicable notice and cure periods, under any one or more obligations in an aggregate monetary amount in excess of $500,000.

      3.9     Stop Trade.  An SEC stop trade order or Principal Market trading suspension.

      3.10    Failure to Deliver Common Stock or Replacement Note.  Borrower's failure to timely deliver Common Stock to the
      Holder pursuant to and in the form required by this Note and Section 9 of the Subscription Agreement, or if required a replacement Note.

      3.11    Registration Default.  The occurrence of a Non-Registration Event as described in Section 10.4 of the
      Subscription Agreement.

      ARTICLE IV

      MISCELLANEOUS

      4.1     Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
      All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      4.2     Notices.  Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by fax transmission (with copy sent by regular, certified or registered mail or by overnight courier).  For the purposes hereof, the address and fax number of the Holder is as set forth on the first page hereof.  The address and fax number of the Borrower shall be Conectisys Corp., 24307 Magic Mountain Parkway, Suite 41, Valencia, CA 91355, telecopier number: (661) 295-5981.  Both Holder and Borrower may change the address and fax number for service by service of notice to the other as herein provided.  Notice of Conversion shall be deemed given when made to the Company pursuant to the
      Subscription Agreement.

      4.3     Amendment Provision.  The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

      4.4     Assignability.  This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

      4.5     Cost of Collection.  If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

      4.6     Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of
      New York.  Any action brought by either party against the other concerning the transactions contemplated by this
      Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of
      New York.  Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

      4.7     Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

      4.8     Prepayment.  This Note may not be paid prior to the Maturity Date without the consent of the Holder.

      4.9     Security Interest.  The holder of this Note has been granted a security interest in common stock of the
      Company more fully described in a Security Agreement.

      [THIS SPACE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its Chief Executive
      Officer on this _____ day of April, 2001.

      CONECTISYS CORP.

      By:________________________________
          Robert A. Spigno, CEO

      WITNESS:

      _______________________________
      Marcia Casspi

      NOTICE OF CONVERSION

      (To be executed by the Registered Holder in order to convert the Note)

      The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by CONECTISYS CORP. on April ____, 2001 into Shares of Common Stock of CONECTISYS CORP.
      (the "Company") according to the conditions set forth in such Note, as of the date written below.

      Date of Conversion:____________________________________________________________

      onversion Price:______ _______________________________________________________

      Shares To Be Delivered: ________________________________________________________

      Signature:____________________________________________________________________

      Print Name:_______________________________________________________________________

      Address:_____________________________________________________________________

      _____________________________________________________________________________

      EXHIBIT 4.3 - SECURITY AGREEMENT

      SECURITY AGREEMENT

      1.      Identification.

      This Security Agreement (the "Agreement"), dated for identification purposes only April ___, 2001, is entered into by and between Conectisys Corp., a Colorado corporation ("Debtor"), Robert A. Spigno, Lawrence P. Muirhead
      and Patricia A. Spigno are referred to herein individually as a "Shareholder" and collectively "Shareholders")
      and Laurus Master Fund Ltd. (the "Lender").

      2.      Recitals.

      2.1     The Lender has made a loan to Debtor (the "Loan").

      2.2     The Loan is evidenced by a certain Secured Convertible Note in the principal amount of $300,000 ("Note")
      and executed by Debtor as the "Borrower" thereof, for the benefit of Lender as the "Holder" thereof.

      2.3     In order to induce Lender to make the Loan, and as security for Debtor's performance of its obligations under the Note and as security for the repayment of the Loan and any and all other sums due from Debtor to Lender whether arising under the Note issued pursuant to a Subscription Agreement entered into between Debtor and Lender relating to the Note (the "Subscription Agreement"), or pursuant to other written instruments and agreements entered into by the Debtor and Lender, whether before or after the date hereof, and further specifically including all of the Debtor's obligations arising under the Note and the Subscription Agreement relating thereto (collectively, the "Obligations"), Shareholders for good and valuable consideration, receipt of which is acknowledged, have agreed to grant to the Lender, a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth.

      Defined Terms.  The following defined terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined:  Accounts, Chattel Paper, Documents, Equipment, General
      Intangibles, Instruments, Inventory and Proceeds.

      3.      Grant of General Security Interest in Collateral.

      3.1     As security for the Obligations, Shareholders hereby grant the Lender a security interest in the Collateral.

      3.2     "Collateral" shall mean all of the following property of the Shareholders:  the common stock of the Debtor as set forth on Schedule A hereto, together with medallion signature guaranteed stock powers ("Security Shares").
      Such additional Collateral shall include, but not be limited to, all the Shareholders right, title and interest in and to the Security Shares, together with the proceeds of any sale, exchange, liquidation or other disposition, whether voluntary or involuntary, and including but not limited to any securities, Instruments, and all benefits and entitlements evidenced by or arising out of the Security Shares and all other securities, Instruments and other property (whether real or personal, tangible or intangible) issued or accepted in substitution for, or in addition to, the foregoing, and all dividends, interest, cash, instruments, distributions, income, securities and any other property (whether real or personal, tangible or intangible) at any time received, receivable or otherwise distributed in respect of, or in exchange for, the foregoing, whether now owned or hereafter acquired, and any and all improvements, additions, replacements, substitutions and any and all Proceeds arising out of or derived from the foregoing.

      3.3     The Lender is hereby specifically authorized to transfer any Collateral into the name of the Lender and to take any and all action deemed advisable to the Lender to remove any transfer restrictions affecting the Collateral.

      4.      Perfection of Security Interest.

      Shareholders shall execute and deliver to the Lender UCC-1 Financing Statements ("Financing Statements") assigning to the Lender security interests in Shareholders' right, title and interest in and to the Collateral.  Debtor and
      Shareholders hereby authorize the Lender to file such Financing Statements at the Debtor's expense, in such filing locations as the Lender deems appropriate.

      5.      Distribution on Liquidation.

      5.1     If any sum is paid as a liquidating distribution on or with respect to the Collateral, Shareholders shall accept same in trust for the Lender and shall deliver same to the Lender to be applied to the Obligations then due, in accordance with the terms of the Note.

      5.2     Prior to any Event of Default (as defined herein), Shareholders shall be entitled to exercise all voting power pertaining to any of the Collateral, provided such exercise is not contrary to the interests of the Lender and does not impair the Collateral.

      6.      Further Action By Debtor; Covenants and Warranties.

      6.1     Lender at all times shall have a perfected security interest in the Collateral which shall be prior to any other unperfected interest therein. Subject to the security interest described herein, Shareholders have and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims.
      Lender's security interest in the Collateral constitutes and will continue to constitute a first, prior and indefeasible security interest in favor of Lender.  Shareholders will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.)
      reasonably requested by Lender to establish, maintain and continue the perfected security interest of Lender in the
      Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the costs of any searches deemed necessary by Lender from time to time to establish and determine the validity and the continuing priority of the security interest of Lender, and also pay all other claims and charges that in the opinion of Lender might prejudice, imperil or otherwise affect the Collateral or its security interest therein.

      6.2     Shareholders will not sell, transfer, assign or pledge those items of Collateral and Debtor and Shareholders will not allow any such items to be sold, transferred, assigned or pledged, without the prior written consent of Lender.
      Although Proceeds of Collateral are covered by this Security Agreement, this shall not be construed to mean that Lender consents to any sale of the Collateral.

      6.3     Debtor and Shareholders will, at all reasonable times, allow Lender or its representatives free and complete access to all of Debtor 's and Shareholders' records which in any way relate to the Collateral, for such inspection and examination as Lender deems necessary.

      6.4     Debtor and Shareholders, at their sole cost and expense, will protect and defend this Security Agreement, all of the rights of Lender hereunder, and the Collateral against the claims and demands of all other parties.

      6.5     Debtor and Shareholders will promptly notify Lender of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that might in any way affect or impair any of the rights of Lender under this Security Agreement.

      6.6     Shareholders, at their own expense, will obtain and maintain in force insurance policies covering losses or damage to those items of Collateral which constitute physical personal property, if any.  The insurance policies to be obtained by Shareholders shall be in form and amounts reasonably acceptable to Lender.  Shareholders shall make the Lender a loss payee thereon. Lender is hereby irrevocably appointed Debtor's and Shareholders'
      attorney-in-fact to endorse any check or draft that may be payable to Shareholders, so that Lender may collect the proceeds payable for any loss under such insurance.  The proceeds of such insurance, less any costs and expenses incurred or paid by Lender in the collection thereof, shall be applied either toward the cost of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

      6.7     Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by Debtor, and all amounts expended by Lender in so doing shall become part of the Obligations secured hereby, and shall be immediately due and payable by Debtor and Shareholders to Lender upon demand and shall bear interest at 18% per annum from the dates of such expenditures until paid.

      6.8     Upon the request of Lender, Debtor will furnish within five (5) days thereafter to Lender, or to any proposed assignee of this Security Agreement, a written statement in form satisfactory to Lender, duly acknowledged, certifying the amount of the principal and interest then owing under the Obligations, whether any claims, offsets or defenses exist against the Obligations or against this Security Agreement, or any of the terms and provisions of any other agreement of Debtor securing the Obligations.  In connection with any assignment by Lender of this Security Agreement,
      Shareholders hereby agree to cause the insurance policies required hereby to be carried by Shareholders, if any, to be endorsed in form satisfactory to Lender or to such assignee, with loss payable clauses in favor of such assignee, and to cause such endorsements to be delivered to Lender within ten (10) calendar days after request therefore by Lender.

      6.9     The Debtor and Shareholders will, at Debtor's expense, make, execute, endorse, acknowledge, file and/or deliver to the Lender from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Lender may reasonable require.

      6.10    Shareholders, each as to himself, represents and warrants that he is the true and lawful exclusive owner of the
      Collateral, free and clear of any liens and encumbrances and acquired the Security Shares for purposes of calculating the holding period for purposes of Rule 144 under the Securities Act of 1933 ("Rule 144") on the dates set forth on
      Schedule A.  Shareholders make the foregoing representation to the Lender and any transfer agent of the Company's common stock as if originally made to such transfer agent.

      6.11    Shareholders hereby agree not to divest themselves of any right under the Collateral absent prior written approval of the Lender.

      6.12    Debtor and Shareholders will cooperate and provide such certificate, resolutions, representations, legal opinions and all other matters necessary to facilitate a transfer or sale of any part of the Collateral pursuant to Rule 144.  Debtor and Shareholders are unaware of any impediment to the resale of the security by the Lender pursuant to Rule 144.  Debtor and Shareholders will take no action that would impede or limit the
      Lender's ability to resell all the Security Shares pursuant to Rule 144.  For so long as any Security Shares are subject to this Security Agreement, the Shareholders will not sell any security of the Debtor which sale would be aggregate with sales by the Lender pursuant to Rule 144.

      7.      Power of Attorney.
      Shareholders hereby irrevocably constitute and appoint the Lender as the true and lawful attorney of Debtor and
      Shareholders, with full power of substitution, in the place and stead of Debtor and Shareholders and in the name of Debtor and Shareholders or otherwise, at any time or times, in the discretion of the Lender, to take any action and to execute any instrument or document which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement which Debtor or Shareholders fail to take or fail to execute within five (5) business days of the Lender's reasonable request therefor.  This power of attorney is coupled with an interest, is irrevocable and shall not be affected by any subsequent disability or incapacity of Debtor or Shareholders.

      8.      Performance By The Lender.

      If Debtor or Shareholders fail to perform any material covenant, agreement, duty or obligation of Debtor or Shareholders under this Agreement, the Lender may, at any time or times in its discretion, take action to effect performance of such obligation.  All reasonable expenses of the Lender incurred in connection with the foregoing authorization shall be payable by Debtor and Shareholders as provided in Paragraph 12.1 hereof.  No discretionary right, remedy or power granted to the Lender under any part of this Agreement shall be deemed to impose any obligation whatsoever on the
      Lender with respect thereto, such rights, remedies and powers being solely for the protection of the Lender.

      9.      Event of Default.

      An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined in the Note or Subscription Agreement.  Upon and after any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Lender, for the benefit of the Lender, and the Lender may dispose of Collateral as provided below.  A default by Debtor or
      Shareholders of any of their obligations pursuant to this Agreement including but not limited to the obligations set forth in Section 6 of this Agreement, or a misrepresentation by Debtor or Shareholders of a material fact stated herein, shall be deemed an Event of Default hereunder and an event of default as defined in the Obligations.

      10.     Disposition of Collateral.

      10.1    Upon and after any Event of Default which is then continuing,

      (a)     The Lender may exercise its rights with respect to each and every component of  the Collateral, without regard to the existence of any other security or source of payment for the Obligations or any other component of the Collateral.
      In addition to other rights and remedies provided for herein or otherwise available to it, the Lender shall have all of the rights and remedies of a lender on default under the Uniform Commercial Code then in effect in the State of New York.

      (b)     If any notice to Shareholders of the sale or other disposition of Collateral is required by then applicable law, five (5) days' prior notice (or, if longer, the shortest period of time permitted by then applicable law) to Shareholders of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made, shall constitute reasonable notification.

      (c)     The Lender is authorized, at any such sale, if the Lender deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Lender deems advisable to ensure such compliance.  Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

      (d)     All cash proceeds received by the Lender in respect of any sale, collection or other enforcement or disposition of
      Collateral, shall be applied (after deduction of any amounts payable to the Lender pursuant to Paragraph 12.1 hereof)
      against the Obligations.   Upon payment in full of all Obligations, Shareholders shall be entitled to the return of all
      Collateral, including cash, which has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Lender incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto).  Any assignment of Collateral by the Lender to Shareholders shall be without representation or warranty of any nature whatsoever and wholly without recourse.  The Lender may purchase the Collateral and pay for such purchase by offsetting any sums owed to such Lender by Debtor or Shareholders arising under the
      Obligations or any other source.

      (e)     No exercise by the Lender of any right hereby given it, no dealing by the Lender with Debtor, Shareholders or any other person, and no change, impairment or suspension of any right or remedy of the Lender shall in any way affect any of the obligations of Debtor or Shareholders hereunder or any Collateral furnished by Shareholders or give Debtor or Shareholders any recourse against the Lender.

      10.2    The Security Shares shall be released to the Shareholders upon the sooner of (i) complete satisfaction of the
      Obligations, or (ii) the timely compliance by the Debtor of its registration obligations set forth in Section 10.1(iv)
      of the Subscription Agreement.  Notwithstanding anything contained in this Security Agreement, or in the Subscription
      Agreement to the contrary, the Security Shares that have not been released pursuant to this Security Agreement shall be released and returned promptly to the Shareholders upon the effectiveness of the SB-2 registration statement required to be filed by the Company pursuant to Section 10.1(iv) of the Subscription Agreement, provided that no Event of Default has occurred, otherwise the Security Shares shall remain subject to this Agreement until the complete satisfaction of the Obligations.

      10.3    The Shareholders collectively may substitute with the Lender prior to the occurrence of an Event of Default a sum of money equal to the greater of (i) the Mandatory Payment as defined in Section 9.2 of the Subscription Agreement, or (ii) all sums due, payable or accruing on the Obligations through the Maturity Date of the Note as substitute Collateral and receive the Security Shares in lieu thereof.  Said sum of money will be held as Collateral pursuant to this Security
      Agreement, and shall be deposited in an interest bearing account for the benefit of the Shareholders provided each of the Shareholders provide to the Lender a taxpayer identification number and other documents reasonably requested by
      Lender.

      11.     Waiver of Automatic Stay.  The Debtor and Shareholders acknowledge and agree that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Debtor or Shareholders, or if any of the Collateral
      (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Lender should be entitled to, among other relief to which the Lender may be entitled under the Note, Security
      Agreement, Subscription Agreement and any other agreement to which the Debtor, Shareholders, or Lender are parties,
      (collectively "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Lender to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law.  THE DEBTOR AND SHAREHOLDERS EXPRESSLY WAIVE THE BENEFIT OF
      THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362.  FURTHERMORE, THE DEBTOR AND SHAREHOLDERS EXPRESSLY ACKNOWLEDGE
      AND AGREE THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE
      (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY
      WAY THE ABILITY OF THE LENDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE
      LAW.  The Debtor and Shareholders hereby consent to any motion for relief from stay which may be filed by the Lender in any bankruptcy or insolvency proceeding initiated by or against the Debtor and Shareholders, and further agree not to file any opposition to any motion for relief from stay filed by the Lender.  The Debtor and Shareholders represent, acknowledge and agree that this provision is a specific and material aspect of this Agreement, and that the Lender would not agree to the terms of this Agreement if this waiver were not a part of this Agreement.
      The Debtor and Shareholders further represent, acknowledge and agree that this waiver is knowingly, intelligently and voluntarily made, that neither the Lender nor any person acting on behalf of the Lender has made any representations to induce this waiver, that the Debtor and Shareholders have been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel selected by the Debtor and Shareholders and that the Debtor and Shareholders have had the opportunity to discuss this waiver with counsel.  The Debtor and Shareholders further agree that any bankruptcy or insolvency proceeding initiated by the Debtor or Shareholders will only be brought in courts within the geographic boundaries of New York State.

      12.     Miscellaneous.

      12.1    Expenses.  Debtor and Shareholders shall severally pay to the Lender, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys' fees, legal expenses and brokers' fees, which the
      Lender may incur in connection with (a) sale, collection or other enforcement or disposition of Collateral; (b)
      exercise or enforcement of any the rights, remedies or powers of the Lender hereunder or with respect to any or all of the Obligations; or (c) failure by Debtor or Shareholders to perform and observe any agreements of Debtor or Shareholders contained herein which are performed by the Lender.

      12.2    Waivers, Amendment and Remedies.  No course of dealing by the Lender and no failure by the Lender to exercise, or delay by the Lender in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Lender.  No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by Debtor or Shareholders therefrom, shall, in any event, be effective unless contained in a writing signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  The rights, remedies and powers of the Lender, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Lender from time to time in such order as the Lender may elect.

      12.3    Notices.  Any notice or other communications under the provisions of this Agreement shall be given in writing and delivered to the recipient in person, by reputable overnight courier or delivery service, by facsimile machine (receipt conformed) with a copy sent by first class mail on the date of transmission, or by registered or certified mail, return receipt requested, directed to its address set forth below (or to any new address of which a party hereto shall have informed the other by the giving of notice in the manner provided herein):

      To Debtor:
      Conectisys Corp.
      24307 Magic Mountain Parkway, Suite 41
      Valencia, CA 91355
      (661) 295-5981 (Telecopier)

      To Shareholders:
      To the addresses and telecopier numbers
      Set forth on Schedule A hereto

      To Lender:
      LAURUS MASTER FUND, LTD.
      A Cayman Island corporation
      C/o Onshore Corporate Services Ltd.
      P.O. Box 1234 G.T.
      Queensgate House, South Church Street
      Grand Cayman, Cayman Islands
      Fax: 345-949-9877

      And for Informational
      Purposes Only, copy to:
      Barbara R. Mittman
      Grushko & Mittman, P.C.
      551 Fifth Avenue, Suite 1601
      New York, New York 10176
      Fax: (212) 697-3575

      Any party may change its address by written notice in accordance with this paragraph.

      12.4    Term: Binding Effect.  This Agreement shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon Debtor and Shareholders, and their successors and assigns; and
      (c) inure to the benefit of the Lender, for the benefit of the Lender and their respective heirs, legal representatives, successors in title and permitted assigns.

      12.5    Captions.  The captions of Paragraphs, Articles and Sections in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

      12.6    Governing Law; Venue; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction.  Any legal action or proceeding against the Debtor and Shareholders with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District
      of New York, and, by execution and delivery of this Agreement, each of the Debtor and Shareholders hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The Debtor and Shareholders hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

      12.7    Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

      "DEBTOR"
      CONECTISYS CORP.
      a Colorado corporation

      By: _________________________________
         Robert A. Spigno
         Its: CEO

      "SHAREHOLDERS"

      ___________________________________
      Robert A. Spigno

      ___________________________________
      Lawrence P. Muirhead

      ___________________________________
      Patricia A. Spigno

      "THE LENDER"

      ___________________________________
      LAURUS MASTER FUND LTD.

      This Security Agreement may be executed by facsimile signature and delivered by confirmed facsimile transmission.

      SCHEDULE A TO SECURITY AGREEMENT

      DEPOSITOR                      DEPOSITED SECURITY SHARES      STOCK CERTIFICATE NUMBERS   ACQUISITION DATE *
      Robert A. Spigno                2,630,742 common shares                 6976                  9-30-99
      24307 Magic Mountain Parkway    (no par value per share)                6697                  11-8-99
      Suite 41                            Conectisys Corp.                    6800                  5-25-00
      Valencia, CA 91355of                                                    6812                  7-31-00
      (661) 295-5981 (Telecopier)

      Patricia A. Spigno              1,458,059 common shares                 6824                  9-30-99
      24307 Magic Mountain Parkway    (no par value per share)                6696                  11-8-99
      Suite 41of Conectisys Corp                                              6815                  7-31-00
      Valencia, CA 91355
      (661) 295-5981 (Telecopier)     .

      Lawrence P.  Muirhead            684,407 common shares                  6719                   2-2-00
      24307 Magic Mountain Parkway    (no par value per share)                6747                   3-6-00
      Suite 41of Conectisys Corp                                              6813                  7-31-00
      Valencia, CA 91355                                                      6869                  9-29-00
      (661) 295-5981 (Telecopier)     .

      * Each of the deposited Security Shares was initially issued on the Acquisition Date and fully paid for as of the
      Acquisition Date.

      EXHIBIT 5.1 - OPINION RE LEGALITY

      ARNOLD Y. STEINBERG, P.C.
      ATTORNEY AND COUNSELOR AT LAW
      1420 CENTER AVENUE
      SUITE 1711
      PITTSBURGH, PA 15219
      Telephone (412) 434-1190
      Telecopier (412) 434-1195

      May 1, 2001
      Conectisys Corporation
      Attn: Robert A. Spigno
      24307 Magic Mountain Parkway, Suite 41
      Valencia, CA 91355
      Dear Mr. Spigno;

      The Company has retained me in connection with the preparation and filing of its Registration Statement on Form
      SB-2 with the Securities and Exchange Commission (the "Registration Statement"), with respect to 4,411,765 shares of the Company's no par value common stock (the "Common Stock").

      You have requested an opinion as to whether the Common Stock to be issued on the terms set forth in the
      Registration Statement will be validly issued, fully paid and non-assessable.

      In connection with this opinion, I have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, instruments and documents of the Company, certificates of public officials and of officers of the Company, and such other certificates, documents and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions I have, when relevant facts were not independently established, relied upon such certificates of public officials and of such officers, such other certificates, documents and records, and upon the representations of such parties. In addition, we have assumed: (i) the genuineness of all signatures on all documents seen or reviewed by us, (ii) the authenticity of documents submitted to us as originals, and (iii) the conformity with the original and certified copies of all documents submitted to us as copies and the authenticity of the originals thereof. I have also examined such matters of law and such additional matters of fact, as
      I consider necessary or appropriate in connection with the opinions hereinafter expressed.

      In addition, I have examined such other corporate records and documents and have made such other examinations, as I have deemed relevant.  Any information or other factual matters I inquired about were provided by the Company.

      Based upon the foregoing, I am of the opinion that the Common Stock to be issued pursuant to the Registration
      Statement is validly authorized and that, when issued in accordance with the terms set forth therein, the Common
      Stock will be validly issued, fully paid and non-assessable.

      Further, I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

      Very truly yours,

      /s/ ARNOLD Y. STEINBERG, P.C.
       Arnold Y. Steinberg

      EXHIBIT 10.1 - PRIVATE EQUITY LINE OF CREDIT AGREEMENT

      PRIVATE EQUITY LINE OF CREDIT AGREEMENT
      BY AND AMONG
      CERTAIN INVESTORS
      AND
      CONECTISYS CORP.
      ________________________________________________________________
      DATED AS OF APRIL ____, 2001
      ________________________________________________________________

      This PRIVATE EQUITY LINE OF CREDIT AGREEMENT is entered into as of the ___ day of April, 2001 (this "Agreement"),
      by and between the various investors identified on Schedule A   hereto (each an "Investor" or "Investors"), and
      Conectisys Corp., a corporation organized and existing under the laws of the State of Colorado (the "Company").

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to each Investor, from time to time as provided herein, and each Investor shall purchase
      his Proportionate Share of up to $15,000,000    of the Common Stock (as defined below).

      NOW, THEREFORE, the parties hereto agree as follows:

      ARTICLE I

      CERTAIN DEFINITIONS

      Section 1.1     "Average Daily Price" shall be the price based on the
      VWAP.

      Section 1.2     "Bid Price" shall mean the closing bid price (as
      reported by Bloomberg,  L.P.) of the Common Stock on the Principal
      Market.

      Section 1.3     "Capital Shares" shall mean the Common Stock and any
      shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of
      earnings and    assets of the Company.

      Section 1.4     "Closing" shall mean one of the closings of a purchase
      and sale of the Common Stock pursuant to Section 2.1.

      Section 1.5     "Closing Date" shall mean, with respect to a Closing the
      thirteenth (13th) Trading Day following the Optional Purchase Date related to such Closing and the second Trading Day following the Valuation Period, provided all conditions to such Closing have been satisfied on or before such Trading Days.

      Section 1.6     "Commitment Amount" shall mean the $15,000,000 up to
      which the Investors have agreed to provide to the Company in order to purchase Put Shares pursuant to the terms and conditions of this
      Agreement.

      Section 1.7     "Commitment Period" shall mean the period commencing on
      the earlier to occur of (i) the Effective Date or (ii) such earlier date as the  Company and the Investor may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investors shall have purchased Put Shares pursuant to this
      Agreement for an aggregate Purchase Price of $15,000,000, (y) the date this Agreement is terminated pursuant to Section 2.5, or (z) the date occurring thirty-six (36) months from the date of commencement of the Commitment Period.

      Section 1.8     "Common Stock" shall mean the Company's common stock, no
      par value per share.

      Section 1.9     "Common Stock Equivalents" shall mean any securities
      that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common
      Stock or any such convertible or exchangeable securities.

      Section 1.10    "Condition Satisfaction Date" See Section 7.2.

      Section 1.11    "Damages" shall mean any loss, claim, damage, liability,
      costs and expenses (including,  without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

      Section 1.12    "Effective Date" shall mean the date on which the SEC
      first declares effective a Registration Statement registering resale of the Registrable Securities as set forth in Section 7.2(a).

      Section 1.13    "Exchange Act" shall mean the Securities Exchange Act of
      1934, as amended and the regulations promulgated thereunder.

      Section 1.14    "Finder" See Section 14.2.

      Section 1.15    "Investment Amount" shall mean the dollar amount (within
      the range specified in  Section 2.2) to be invested by the Investor to purchase Put Shares with respect to any Optional Purchase Date as notified by the Company to the  Investor in accordance with Section 2.2 hereof.

      Section 1.16    "Legend" See Section 9.1.

      Section 1.17    "Low Volume Day"  See Section 2.2(f).

      Section 1.18    "Material Adverse Effect" shall mean any effect on the
      business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company or to the
      Company and such other entities controlling or controlled by the
      Company, taken  as a whole, and/or any condition, circumstance, or
      situation that would    prohibit or otherwise interfere with the ability
      of the  Company to enter into and perform its obligations under any of
      (a) this Agreement and (b) the Registration Rights Agreement.

      Section 1.19    "Maximum Put Amount" shall mean the lesser of (i) Five
      Hundred Thousand Dollars ($500,000), unless waived in writing by
      Investor; or (ii) ten percent (10%) of the Average Daily Prices for the twenty-two Trading Days immediately preceding the Optional Purchase Date multiplied by the reported daily trading volume of the  Common Stock on
      the Principal Market for each such Trading Day.   The Maximum Put Amount
      represents the  aggregate of all Proportionate Shares of all Investors.

      Section 1.20    "NASD" shall mean the National Association of Securities
      Dealers, Inc.

      Section 1.21    "Optional Purchase Date" shall mean the Trading Day
      during the Commitment Period that an Optional Purchase Notice to sell
      Common Stock to the Investor is deemed delivered pursuant to Section
      2.2(b) hereof.

      Section 1.22    "Optional Purchase Notice" shall mean a written notice
      to the Investor setting forth the Investment Amount that      the
      Company intends to sell to the Investor.

      Section 1.23    "Outstanding" when used with reference to Common Shares
      or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

      Section 1.24    "Person" shall mean an individual, a corporation, a
      partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      Section 1.25    "Principal Market" shall mean the Nasdaq National
      Market, the Nasdaq Small-Cap Market, the NASDAQ OTC Bulletin Board, the
      American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.
      As of the date of this Agreement, the OTC Bulletin Board is the
      Principal Market.

      Section 1.26    "Proportionate Share" shall mean the proportion of the
      Commitment Amount agreed to be purchased by each Investor as set forth on Schedule A.

      Section 1.27    "Purchase Price" as used in this Agreement shall mean
      the following:  For each Trading Day during a Valuation Period (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement) the Purchase Price shall be
      84% of the VWAP.

      Section 1.28    "Put" shall mean each occasion the Company elects to
      exercise its right to tender an Optional Purchase Notice requiring the Investor to purchase a discretionary amount as determined by the
      Company and as limited by this Agreement of the Company's Common Stock, subject to the terms of this Agreement, which tender must be given to each Investor for such Investor's Proportionate Share.

      Section 1.29    "Put Shares" shall mean all shares of Common Stock
      issued or issuable pursuant to a Put that has occurred or may occur in accordance with the terms and conditions of this Agreement.

      Section 1.30    "Registrable Securities" shall mean the Put Shares and
      the Warrant Shares until the Registration Statement has been declared effective by the SEC and all Put Shares and Warrant Shares have been disposed of pursuant to the Registration Statement.

      Section 1.31    "Registration Rights Agreement" shall mean the agreement
      regarding the filing of the Registration  Statement for the resale of the Registrable Securities, entered into between the Company and the Investors as of the Subscription Date.

      Section 1.32    "Registration Statement" shall mean a registration
      statement on Form SB-2 (if use of such form is then available to the
      Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC  for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this
      Agreement and the Registration Rights Agreement, and in accordance with
      the intended method of distribution of such securities), for    the
      registration of the     resale by the Investor and Warrant Recipient of
      the Registrable Securities under the Securities Act.

      Section 1.33    "Regulation D" shall mean Regulation D of the Securities
      Act.

      Section 1.34    "SEC" shall mean the Securities and Exchange Commission.

      Section 1.35    "Section 4(2)" shall mean Section 4(2) of the Securities
      Act.

      Section 1.36    "Securities Act" shall mean the United States Securities
      Act of  1933, as amended, and the regulations promulgated thereunder.

      Section 1.37    "SEC Documents" shall mean the Company's latest Form 10-
      KSB as of the time in question, all Forms 10-QSB and 8-K filed  thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration
      Rights Agreement.

      Section 1.38    "Subscription Date" shall mean the date on which this
      Agreement is executed and delivered by the parties hereto.

      Section 1.39    "Trading Cushion" shall mean, at any time, the mandatory
      thirty  (30) calendar days between Optional Purchase Dates and seven
      (7) Trading Days after the most recent Closing Date.

      Section 1.40    "Trading Day" shall mean any day during which the New
      York Stock Exchange shall be open for business.

      Section 1.41    "Valuation Event" shall mean an event in which the
      Company at any time during a Valuation Period takes any of the following actions:

      (a)     subdivides or combines its Common Stock;

      (b)     pays a dividend in its Capital Stock or makes any other
      distribution of its Capital Shares;

      (c)      issues any additional Capital Shares ("Additional Capital
      Shares"), otherwise than as provided in the foregoing Subsections
      (a) and (b) above, at a price per share less, or for other consideration lower, than the Bid Price in effect on the Trading Day immediately prior to such issuance, or without consideration;

      (d)     issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the  price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;

      (e)     issues any securities convertible into or exchangeable for
      Capital Shares and the consideration per share for which
      Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

      (f)     makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally  available for dividends under applicable law or  any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e);
      or

      (g)     takes any action affecting the number of Outstanding Capital
      Shares, other than an action described in any of the foregoing
      Subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of the Investor at the time of a Put or Closing Date.

      Section 1.42    "Valuation Period" shall mean the period of twenty-two
      (22) Trading Days during which the Purchase Price of the
      Common Stock is determined, which period shall be with respect to the
      Purchase Prices on any Optional Purchase Date, the twenty-two (22)
      Trading Days following the day on which an Optional Purchase Notice is deemed to be delivered; provided, however, that if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such
      Valuation Event and end on the fifth Trading Day thereafter.

      Section 1.43    "VWAP" shall mean the daily volume weighted average
      price of the Common Stock on the Principal Market as reported by
      Bloomberg, L.P. using the AQR function.

      Section 1.44    "Warrants" shall mean the common stock purchase warrants
      of the  Company described in Section 13.1, a form of which is annexed hereto as Exhibit E.  Each Warrant shall evidence the right of the holder to purchase one Warrant Share.

      Section 1.45    "Warrant Exercise Compensation"  See Section 13.

      Section 1.46    "Warrant Recipient"  See Section 13.1 and Schedule 13.

      Section 1.47    "Warrant Shares" shall mean the Common Stock issuable
      upon exercise of the Warrants.

      ARTICLE II

      PURCHASE AND SALE OF COMMON STOCK

      Section 2.1     Puts.  Upon the terms and conditions set forth herein
      (including, without limitation, the provisions  of Article III hereof), on any Optional Purchase Date the Company may exercise a Put by the delivery of an Optional Purchase Notice. The number of  Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the relevant portions of the Investment Amount specified in the
      Optional Purchase Notice by the corresponding Purchase Prices for each
      Trading Day during the Valuation Period.

      Section 2.2     Mechanics.

      (a)     Optional Purchase Notice. At any time during the Commitment
      Period, the Company may deliver an Optional Purchase Notice to the Investor, subject to the conditions set forth in Section 7.2;
      provided, however, the Investment Amount for each Put as designated by the Company in the applicable Optional Purchase Notices shall be neither less than $250,000 in the aggregate to all Investors nor more than the Maximum Put Amount.  The Optional Purchase Notice shall state the commencement date of the Valuation Period.

      (b)     Date of Delivery of Optional Purchase Notice. An Optional
      Purchase Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after
      12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day. No Optional Purchase Notice may be deemed delivered on a day that is not a Trading Day.

      (c)     Determination of Put Shares Issuable.  The Purchase Price shall be based on the Average Daily Price on each separate Trading Day during the Valuation Period. The number of Put Shares to be purchased by each Investor with respect to such Investor's Proportionate Share shall be determined on a daily basis during each Valuation Period and settled on the Closing Date. The portion of Investment Amount for which Put
      Shares may be issued for each Trading Day during the Valuation Period may not exceed one-twenty-second (1/22nd)of the Investment Amount.

      (d)     Maximum Optional Purchase Notices/Amount.  There shall be a maximum of thirty-six (36) Optional Purchase Notices given during the term of this Agreement.  Subject to the terms and conditions of this Agreement, the Company shall have the right to issue each Optional Purchase Notice for an Investment Amount up to the Maximum
      Put Amount.

      (e)     Trading Halt Limitations.   Unless the Investor elects in
      writing to the contrary, the Investor is not require to purchase Put
      Shares for any Trading Day during which trading of the Common Stock is suspended or halted for three or more hours or for any day during which any of the events described in Section 6.8 has occurred or is continuing.  In such case, one-twenty-second (1/22nd) of the
      Investment Amount shall be withdrawn from the Investment Amount for each such Trading Day.  The Investor must notify the Company by facsimile or otherwise, no later than 6:15 P.M., New York time, on the eleventh
      (11th) and twenty-second (22nd) Trading Day of the Valuation Period of the days for which the foregoing elections are made.

      (f)     Volume Limitation.  If the daily volume of shares of Common
      Stock traded on any Trading Day during the Valuation    Period
      is fewer than 100,000 shares of Common Stock ("Low Volume Day), the
      Investor (each for himself only) shall not be required to purchase the
      Put Shares otherwise to be purchased for such Low Volume Day.  In such case, one-twenty-second (1/22nd) of the Investment Amount shall be
      withdrawn from the Investment Amount for each such      Low Volume Day,
      the Valuation Period will be extended one additional Trading Day for each such Low Volume Day and the withdrawn Investment Amount shall be applied to the corresponding extended day. The maximum number of Low
      Volume  Days for which such extensions shall be permitted is five days.
      Corresponding adjustments will be made to the Closing Dates.  The
      Investor (each for himself only) may elect not to have such amount withdrawn from the Investment Amount and instead purchase Put Shares corresponding to any Low Volume Day.  The Investor's election must be made in writing to the Company no later than the second business day after each such Low Volume Day.

      Section 2.3     Closings. On each Closing Date for a Put the Company
      shall deliver to the Investor or to escrow one  or more certificates, at the Investor's option, representing the Put Shares to be purchased by the Investor pursuant to Section 2.1 herein, after the Optional Purchase
      Date and on or prior to such Closing Date, registered in the name of the
      Investor or, at the Investor's option, deposit such certificate(s) into such account or accounts previously designated by the Investor.  The
      Investor shall deliver to escrow the Investment Amount specified in the
      Optional Purchase Notice by wire transfer of immediately available funds to an account designated by the Company on or before the Closing
      Date.  In addition, on or prior to the Closing Date, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.  Payment of funds to the
      Company and delivery of the certificates to the Investor shall occur out of escrow in accordance with the escrow agreement referred to in
      Section 7.2(p) following (x) the Company's deposit into escrow of the certificates representing the Put Shares and (y) the Investor's deposit into escrow of the Investment Amount; provided, however, that to the extent the Company has not paid the fees, expenses and disbursements of the Investor's counsel in accordance with Section 13.1, the amount of such fees, expenses and disbursements shall be paid in immediately available funds drawn out of the deposited funds, at the direction of the Investor, to Investor's counsel with no reduction in the number of
      Put Shares issuable to the Investor on such Closing Date.

      Section 2.4     Liquidated Damages.  In the event the Put Shares are not
      delivered by the Company on a Closing Date, the Company will pay the Investor, as liquidated damages for such failure to deliver, and not
      as a    penalty, five percent (5%) of the applicable Investment Amount for each seven (7) day period, or part thereof following such failure, in cash, until such Put Shares have been delivered.  The Escrow Agent shall be directed to pay such liquidated damages to the Investor out of the Investment Amount delivered by the Investor to the Escrow Agent.

      Section 2.5     Termination of Investment Obligation. The obligation of
      the Investor to purchase shares of Common Stock shall terminate permanently (including with respect to a Closing Date that has not yet occurred) in the event that (i) there shall occur any stop trade order by the SEC or Principal Market or suspension by the SEC of the effectiveness of the Registration Statement for a consecutive five day calendar period or for an aggregate of twenty (20) Trading Days during the Commitment Period, for any reason, or (ii) the Company shall at any time fail to comply with the requirements of Article VI hereof, without regard to any cure period or written notice to cure which may be permitted or required.

      ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF INVESTOR

      Each Investor represents and warrants to the Company that:

      Section 3.1     Intent.   The Investor is entering into this Agreement
      for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any  time in accordance with federal and state securities laws applicable to such disposition.

      Section 3.2     Sophisticated Investor.   The Investor is a
      sophisticated investor (as described in Rule 506(b)(2)(ii) of
      Regulation D) or an accredited investor (as defined in Rule 501 of
      Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

      Section 3.3     Authority.   This Agreement has been duly authorized and
      validly executed and delivered  by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      Section 3.4     Not an Affiliate.   The Investor is not an officer,
      director or to Investor's good faith belief, an "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

      Section 3.5     Absence of Conflicts.   The execution and delivery of
      this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which
      Investor or any of its  assets is bound, (b) conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party
      (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which
      Investor is subject or to which any of its assets, operations or management may be subject.

      Section 3.6     Disclosure; Access to Information.   Investor has
      received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. The Company is subject to the periodic reporting requirements of the Exchange Act, and Investor has had access to copies of any such reports that have been requested by it.

      Section 3.7     Manner of Sale.   At no time was Investor presented with
      or solicited by or through any  leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

      ARTICLE IV

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Investor that:

      Section 4.1     Organization of the Company.   The Company is a
      corporation duly organized and existing in good standing under the laws of the State of Colorado and has all requisite corporate authority to own its properties and to carry on its business as now being conducted.
      Except as set forth in the SEC Documents, the Company does not have any subsidiaries.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

      Section 4.2     Authority.   (i) The Company has the requisite corporate
      power and authority to  enter into and perform its obligations under this Agreement and the Registration Rights Agreement and to issue the
      Put Shares and Warrant Shares; (ii) the execution, issuance and delivery of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all  necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) this Agreement and the
      Registration Rights Agreement have been duly executed   and delivered by
      the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the
      enforcement     of, creditors' rights and remedies or by other equitable
      principles of general application.

      Section 4.3     Capitalization.   The authorized and outstanding capital
      stock of the Company as of the  Subscription Date is set forth on
      Schedule 4.3 hereto. Except as set forth in the SEC Documents or
      Schedule 4.3, as of the Subscription Date, there are no options, warrants or rights to subscribe for securities, rights or obligations convertible into or exchangeable for, or giving any rights to receive any Capital Shares.  All of the outstanding shares of Common
      Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

      Section 4.4     Common Stock.  As of the commencement of and throughout
      the Commitment Period, the Company will have registered its Common
      Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and be in
      full compliance with all reporting requirements of the Exchange Act, and the Company will have maintained all requirements for the continued
      listing or quotation of its Common Stock, and such Common Stock is then listed or quoted on the Principal Market. As of the date hereof, the
      Common Stock is listed for trading on the OTC Bulletin Board.

      Section 4.5     SEC Documents.  The Company has delivered or made
      available to the Investor true and complete copies of the SEC
      Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the
      Company, but which has  not been so disclosed.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company described above and/or included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the
      extent they may not     include footnotes or may be condensed or summary
      statements) and fairly  present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      Section 4.6     Valid Issuances.  The sale by the Company and resale of
      the Put Shares and Warrant Shares may and will be properly
      accomplished    pursuant to Section 4(2), Regulation D and/or any
      applicable state law.    When issued, the Put Shares shall be duly and
      validly issued, fully paid, and nonassessable.  Neither the sales of the
      Put Shares and Warrant Shares pursuant to, nor the Company's performance of its obligations under, this Agreement or the Registration Rights
      Agreement will (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares or any of the assets of the Company, or (ii) entitle the holders of Outstanding
      Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company. The Put Shares and Warrant Shares shall not subject the Investor or holder to personal liability by reason of the possession thereof.

      Section 4.7     No General Solicitation or Advertising in Regard to this
      Transaction.  Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares or Warrant Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

      Section 4.8     Corporate Documents.   The Company has furnished or made
      available to the Investor true  and correct copies of the Company's
      Articles of Incorporation, as amended and in effect on the date hereof
      (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

      Section 4.9     No Conflicts.  The execution, delivery and performance
      of this Agreement by the Company and the consummation by the
      Company of the transactions contemplated hereby, including, without limitation, the issuance of Common Stock do not and will not (i) result in a violation of the Company's Articles of Incorporation or By-Laws or
      (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any
      "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations)
      applicable to the Company or by which any property or asset of the
      Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse
      Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided that, for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iv), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof other than any SEC,
      NASD, Principal Market or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Principal Market.

      Section 4.10    No Material Adverse Change.   Since the date of the most
      recent  financial statements included in the SEC Documents, no
      Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

      Section 4.11    No Undisclosed Liabilities.   The Company has no
      liabilities or  obligations which are material, individually or in the aggregate, and are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since the date of the most recent financial statements included in the SEC Documents and which, individually or in the aggregate, do not or would not have a Material
      Adverse Effect on the Company.

      Section 4.12    No Undisclosed Events or Circumstances.   Since the date
      of the  most recent financial statements included in the SEC
      Documents, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

      Section 4.13    No Integrated Offering.  Neither the Company, nor any of
      its affiliates, nor any person  acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

      Section 4.14    Litigation and Other Proceedings. Except as may be set
      forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the current management and Board of Directors of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material
      Adverse Effect.

      Section 4.15    No Misleading or Untrue Communication. The Company and
      any Person representing the Company, in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral or written communication in connection with same, which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

      Section 4.16    Material Non-Public Information.  The Company is not in
      possession of, nor has the Company or its agents disclosed to the
      Investor, any   material non-public information that (i) if disclosed,
      would, or could reasonably be expected to have, an effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

      ARTICLE V

      COVENANTS OF THE INVESTOR

      Section 5.1     Compliance with Law.   The Investor's trading activities
      with respect to shares  of the Company's Common Stock will be in compliance with all applicable  state and federal securities laws, rules and regulations and the rules and regulations of the Principal  Market on which the Company's Common Stock is listed.

      ARTICLE VI

      COVENANTS OF THE COMPANY

      Section 6.1     Registration Rights. The Company shall cause the
      Registration Rights Agreement to remain in full force and effect and the
      Company shall comply in all respects with the   terms thereof.

      Section 6.2     Reservation of Common Stock.   As of the date hereof,
      the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common
      Stock for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares and Warrant Shares; such amount of shares  of Common Stock to be reserved shall be calculated based upon the minimum Purchase Price therefor under the terms of this
      Agreement and the amount of shares of   Common Stock issuable upon
      exercise of the Warrant.

      Section 6.3     Listing of Common Stock.  The Company shall maintain the
      listing of the Common Stock on  a Principal Market, and as soon as practicable (but in any event prior to the commencement of the
      Commitment Period) to list the Put Shares and Warrant   Shares.  The
      Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares and Warrant Shares, and shall take such other action as is necessary or desirable in the opinion of the Investor to cause the Common Stock  to be listed on such other Principal Market as promptly as possible. The Company shall take all action necessary to continue the listing and trading of  its Common Stock on a Principal
      Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such Principal Market.

      Section 6.4     Exchange Act Registration.  The Company shall cause its
      Common Stock to continue to be registered under Section 12(g) or 12(b)
      of the Exchange Act, will comply in all respects with its
      reporting and filing obligations under  said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate  or suspend such registration or to terminate or suspend its reporting and filing obligations under said
      Act.  The Company will take all action to continue the listing and
      trading of its Common Stock on the Principal Market and will    comply
      in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market.

      Section 6.5     Legends.   The certificates evidencing the Common Stock
      to be sold by the Investor pursuant to Section 9.1 shall be free of legends.

      Section 6.6     Corporate Existence.  The Company will take all steps
      necessary to preserve and continue the corporate existence of the
      Company.

      Section 6.7     Additional SEC Documents.  The Company will deliver to
      the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

      Section 6.8     Blackout Period.   Subject to the requirements of
      Regulation FD under the Exchange Act, the Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a Registration Statement or related prospectus in respect of an offering of Registrable Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the
      Registration Statement for amendments or supplements to the Registration
      Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the
      Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Optional Purchase Notice during the continuation of any of the foregoing events.

      Section 6.9     Expectations Regarding Optional Purchase Notices. Within
      ten (10) days   after the commencement of each calendar quarter
      occurring subsequent to the commencement of the Commitment Period, the
      Company undertakes to notify the Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Optional Purchase
      Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise
      such amount, or any amount,     or otherwise limit its ability to
      deliver Optional Purchase Notices. The failure by the   Company to
      comply with this provision can be cured by the Company's notifying the
      Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

      Section 6.10    Consolidation; Merger.  The Company shall not, at any
      time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event")
      unless the resulting successor or acquiring entity (if not the
      Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as  the Investor is entitled to receive pursuant to this Agreement.

      Section 6.11    Issuance of Put Shares.  The sale and issuance of the
      Put Shares and Warrant Shares shall be made in accordance with the provisions and  requirements of applicable state law.

      ARTICLE VII

      CONDITIONS TO DELIVERY OF OPTIONAL PURCHASE NOTICES AND CONDITIONS
      TO CLOSING

      Section 7.1     Conditions Precedent to the Obligation of the Company to
      Issue and Sell  Common Stock. The obligation hereunder of the Company to issue and sell  the Put Shares to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

      (a)     Accuracy of the Investor's Representation and Warranties. The
      representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as  of the date of each such Closing as though made at each such time.

      (b)     Performance by the Investor.   The Investor shall have
      performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

      Section 7.2     Conditions Precedent to the Right of the Company to
      Deliver an Optional Purchase Notice and the Obligation of the
      Investor to Purchase Put Shares. The right of   the Company to deliver
      an Optional Purchase Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the date of delivery of such Optional
      Purchase Notice, (ii) for each  day during the Valuation Period; and
      (iii) the applicable Closing Date (each a "Condition Satisfaction
      Date"), of each of the following conditions:

      (a)     Registration of the Common Stock with the SEC. As set forth in the Registration Rights Agreement, the Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities that shall have been declared effective by the SEC prior to the first Optional Purchase Date, but in no event later than the date set forth in the Registration Rights Agreement and shall have filed a prospectus supplement on the first trading day
      after each Closing      Date.

      (b)     Effective Registration Statement.  As set forth in the
      Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each
      Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the
      effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use or withdrawal of the effectiveness of the
      Registration Statement or related prospectus shall exist.

      (c)     Accuracy of the Company's Representations and Warranties. The
      representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor.

      (d)     Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all
      covenants, agreements and conditions required by this Agreement and the
      Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction
      Date.

      (e)     No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

      (f)     Adverse Changes.   Since the date of filing of the Company's
      most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

      (g)     No Suspension of Trading In or Delisting of Common Stock.  The
      trading of the Common Stock (including without limitation the Put
      Shares) shall not have  been suspended by the SEC, the Principal Market or the NASD and the Common Stock (including without limitation the Put
      Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal
      Market.

      (h)     Legal Opinions.  The Company shall have caused to be delivered to the Investor and Finders, within five (5) Trading Days of the effective date of the Registration Statement, an opinion of the
      Company's independent counsel in the form of Exhibit B hereto, addressed to the  Investor and Finders; provided, however, that in the event that such an opinion cannot be delivered by the Company's independent counsel to the  Investor, the Company shall promptly revise the Registration
      Statement and shall not deliver an Optional Purchase Notice.  If an
      Optional Purchase Notice shall  have been delivered in good faith without knowledge by the Company that an opinion of independent counsel can not be delivered as required, at the option of the Investor, either the applicable Closing Date shall automatically be postponed for a period of up to five (5) Trading Days until such an opinion is delivered to the Investor, or such Closing shall otherwise be canceled.
      Liquidated damages determined pursuant to Section 2.4 shall be calculated and payable on the Closing Date.  The Company's independent counsel shall also deliver to the Investor and Finders upon execution of this Agreement an opinion in form and substance reasonably satisfactory to the Investor and Finders addressing, among other things, corporate matters and the exemption from registration under the
      Securities Act of the issuance of the Registrable Securities by the
      Company to the Investor and Finders under this Agreement.

      (i)     Due Diligence.  No dispute between the Company and the Investor shall exist pursuant to Section 8.2(c) as to the adequacy of the disclosure contained in the Registration Statement.

      (j)     Ten Percent Limitation.  On each Closing Date, the number of Put
      Shares  then to be purchased by the Investor shall not exceed the number of such shares  that, when aggregated with all other shares of Common
      Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than
      9.99% of all of such Common Stock as would be outstanding on such
      Closing Date, as determined in accordance with Section 16 of the
      Exchange Act and the regulations promulgated thereunder. For purposes of this Section 7.2(j), in the  event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the
      Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Optional Purchase
      Notice associated with such Closing Date is given, the amount of
      Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any,
      Shares, would own more than 9.99% of the Common Stock following such Closing Date.

      (k)      Cross Default.  The Company shall not be in default of a
      material term, covenant, warranty or undertaking of any other agreement to which the Company and any Investor are parties, nor shall there have occurred an event of default under any such other agreement

      (l)     No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing such
      Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading
      Days following the Trading Day on which such Notice is deemed delivered).

      (m)     Trading Cushion. The Trading Cushion shall have elapsed since the immediately preceding Optional Purchase Date and Closing Date.

      (n)     Shareholder Vote. The issuance of shares of Common Stock with respect to the applicable Closing, if any, and issuance of the
      Warrants and Warrant Shares shall not violate the shareholder approval requirements of the Principal Market or the laws of any jurisdiction to which the Company is subject.

      (o)     Escrow Agreement.  The parties hereto shall have entered into a mutually approved escrow agreement for the Purchase Price due hereunder and the Company shall have agreed to pay the fees and expenses of the
      Escrow Agent and not be in default of any such payments.

      (p)     Voting Restrictions.  The Investors shall not be subject to voting or other restrictions arising under any applicable "anti-
      takeover" laws, rules or regulations.

      (q)     Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor  to confirm the Company's satisfaction of the conditions  set forth in this Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit C hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

      ARTICLE VIII

      DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION

      Section 8.1     Due Diligence Review.  The Company shall make available
      for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the
      Company), any underwriter participating in any disposition of the
      Registrable Securities on behalf of the Investor pursuant to the
      Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD, Principal Market, or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the
      Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

      Section 8.2     Non-Disclosure of Non-Public Information.

      (a)     The Company represents and warrants that the Company and its officers, directors, employees and agents have not disclosed any non-public information to the Investor or advisors to or
      representatives of the Investor.  The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from
      disclosing, unless prior to disclosure of such information the
      Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review.  The Company may, as a condition to disclosing any non-
      public  information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

      (b)     The Company acknowledges and understands that the Investor is entering into this Agreement and the Registration Rights Agreement at the  request of the Company and in good faith reliance on the
      Company's representation set forth in Section 4.16 that neither it nor its agents have disclosed to the Investor any material non-public information.

      (c)     Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the
      Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, in violation of Regulation
      FD of the Exchange Act provided, subject to its compliance with
      Regulation FD of the Exchange Act, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the
      Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the
      Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading.  Nothing contained in this Section
      8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration
      Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

      Section 8.3     Confidentiality.  The Company agrees that it will not
      publicly or privately disclose the identities of the Investors, Warrant
      Recipients or Finders unless expressly agreed to in writing by the
      Investor or otherwise required  by law.

      ARTICLE IX

      LEGENDS

      Section 9.1     Legends.  Unless otherwise provided below, each
      certificate representing Registrable Securities will bear the following legend (the "Legend"):

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
      UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
      ACT"),  OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN
      RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
      SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS
      SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED,
      SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR
      OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION
      STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT
      IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS
      CERTIFICATE IS  THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY
      SET FORTH IN A PRIVATE EQUITY LINE OF CREDIT AGREEMENT AMONG
      CONECTISYS CORP. AND CERTAIN INVESTORS DATED APRIL ____, 2001. A COPY
      OF THE  PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS
      MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

      Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent)
      instructions in substantially the form  of Exhibit D hereto.  Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights
      Agreement.  It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the
      Investor to issue certificates evidencing such Registrable
      Securities free of the  Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:

      (a)     at any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the
      extent accompanied by a notice requesting the issuance of       new
      certificates free of the Legend to replace those surrendered, or prior to issuance of a certificate; provided that (i) the Registration
      Statement shall then be effective; (ii) the Investor confirms to the transfer agent  that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the
      Company; and (iii) the  Investor or sales agent confirms to the transfer agent that the  Investor or sales agent has complied with the prospectus delivery requirement; and

      (b)     at any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by  a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor is permitted to dispose of such
      Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act or (ii) the Investor has sold, pledged or otherwise  transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities  in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradeable securities.
      Any of  the notices referred to above in this Section 9.1 may be sent by facsimile to the Company's transfer agent.

      Section 9.2     No Other Legend or Stock Transfer Restrictions. No
      legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfers orders," so called, "stock transfer restrictions," or other restrictions have been or shall be
      given   to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX.

      Section 9.3     Investor's Compliance.  Nothing in this Article IX shall
      affect  in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the
      Common Stock.

      ARTICLE X

      CHOICE OF LAW/VENUE

      Section 10.1    Choice of Law/Venue.   This Agreement and the
      Registration Rights Agreement shall be governed by and construed in
      accordance with the laws of the State   of New York without regard to
      principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement  or the Registration Rights Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York.  Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith
      and shall be deemed modified to conform with such statute       or rule
      of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

      ARTICLE XI

      ASSIGNMENT; ENTIRE AGREEMENT, AMENDMENT; TERMINATION

      Section 11.1    Assignment.  Neither this Agreement nor any rights of
      the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, and be binding upon, any transferee of any of the
      Common Stock or Warrants purchased or acquired by the Investor or
      Warrant Recipient hereunder with respect to the Common Stock held by such person  unless such Common Stock is free from restrictions on further transfer of such Common Stock, and (b) the Investor's and
      Warrant Recipient's obligations and corresponding rights set forth in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the
      Investor or Warrant Recipient) effective upon written notice to the
      Company.  The Company shall have the right to require any transferee to execute a counterpart of this Agreement unless  the Common Stock held by such transferee is free from further restrictions on transfer.

      Section 11.2    Termination.  This Agreement shall terminate thirty-six
      (36) months after the commencement of the Commitment Period; provided, however, that the provisions of Articles VI, VIII, IX, X, XI, XII and XIII shall survive  the termination of this Agreement.

      Section 11.3    Entire Agreement, Amendment.  This Agreement and the
      Registration Rights Agreement constitute the full and entire
      understanding   and agreement between the parties with regard to the
      subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto.

      ARTICLE XII

      NOTICES; INDEMNIFICATION

       Section 12.1   Notices.   All notices, demands, requests, consents,
       approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be
       (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv)
       transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such
       mailing, whichever shall first occur.  The addresses   for such
       communications shall be:

      If to Conectisys Corp.:

      Conectisys Corp.
      24307 Magic Mountain Parkway
      Suite 41
      Valencia, CA 91355
      Telecopier: (661) 295-5981

      If to the Investor:

      To the address and telecopier number set forth on Schedule A hereto with a copy to (which communication shall not constitute notice):

      Barbara R. Mittman, Esq.
      551 Fifth Avenue,
      Suite 1601
      New York, New York 10176
      Telecopier: (212) 697-3575

      Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number  to the other party hereto.

      Section 12.2    Indemnification.

      (a)     The Company agrees to indemnify and hold harmless the Investor, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the
      Investor within the meaning of Section 15 of the Securities Act or
      Section 20 of the Exchange      Act, together with the Controlling
      Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which the Investor, its partners, Affiliates, officers,
      directors, employees, and duly authorized agents, and   any such
      Controlling Person becomes subject to,  resulting from, arising out of or relating to any misrepresentation, breach of warranty or
      nonfulfillment of or failure to perform any covenant    or agreement on
      the part of Company contained in this Agreement in any event as such
      Damages are incurred.

      (b)     The Investor agrees to indemnify and hold harmless the Company, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the
      Investor within the meaning of Section 15 of the Securities Act or
      Section 20 of the Exchange Act, together with the Controlling
      Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which the Company, its partners, Affiliates, officers,
      directors, employees, and duly  authorized agents, and any such
      Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part  of
      Investor contained in this Agreement in an aggregate amount not to exceed one-third of each such Investor's Proportionate Share.

      Section 12.3    Method of Asserting Indemnification Claims.  All claims
      for indemnification by any Indemnified Party (as defined below) under
      Section 12.2 will be asserted and resolved as follows:

      (a)     In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 12.2 (an
      "Indemnified Party") might seek indemnity under Section 12.2 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Investor or any affiliate of the
      Company (a "Third Party Claim"), the Indemnified Party  shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the  nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 12.2 against any person (the
      "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with
      reasonable promptness to the Indemnifying Party.  If the Indemnified
      Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the
      Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party.  The
      Indemnifying    Party will notify the Indemnified Party as soon as
      practicable within the period ending thirty (30) calendar days
      following receipt by the Indemnifying Party of either   a Claim Notice
      or an Indemnity Notice (as defined below)(the "Dispute Period")
      whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 12.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party
      Claim.

      1.      If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the
      Indemnified Party with respect to the Third Party Claim pursuant to this
      Section 12.3(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party
      Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the
      Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief which affects the Indemnified Party, other than the payment of monetary damages, or that provides for the payment of monetary damages as to which the
      Indemnified Party will not be indemnified in full pursuant to Section
      12.2). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause
      1, file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party
      Claim that the Indemnifying Party elects to contest. The Indemnified
      Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause 1, and except as provided in the preceding sentence, the
      Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party
      Claim at any time if it irrevocably waives its right to indemnity under
      Section 12.2 with respect to such Third Party Claim.

      2.      If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 12.3(a), or if the
      Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying
      Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all
      appropriate proceedings, which proceedings will be prosecuted by the
      Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld).  The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof;
      provided, however, that if requested by the Indemnified Party, the
      Indemnifying Party will, at the sole cost and expense of the
      Indemnifying Party, provide reasonable cooperation to the Indemnified
      Party and its counsel in contesting any Third Party Claim which the
      Indemnified Party is contesting.  Notwithstanding the foregoing provisions of this clause 2, if the Indemnifying Party has notified the
      Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the
      Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause 3 below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause 2 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation.  The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause 2, and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

      3.      If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the
      Indemnified Party with respect to the Third Party Claim under
      Section 12.2 or fails to notify the Indemnified Party within the
      Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the
      Indemnifying Party under Section 12.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on
      demand.   In the event any Indemnified Party should have a      claim
      under Section 12.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 12.2
      specifying the nature   of and basis for such claim, together with the
      amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity
      Notice") with reasonable promptness to the Indemnifying Party.  The failure by any  Indemnified Party to give the Indemnity Notice shall not impair  such party's rights hereunder except to the extent that the
      Indemnifying Party demonstrates that it has been irreparably prejudiced thereby.  If the Indemnifying Party  notifies the Indemnified
      Party that it does not  dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the
      Indemnified Party within the Dispute Period whether the
      Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the
      Indemnifying Party under Section 12.2 and the Indemnifying Party shall
      pay the amount of such Loss to the Indemnified Party    on demand.

      Section 12.4    Underwriter Liability.  Nothing contained in this
      Agreement or any document delivered herewith shall require or imply that the Investor is or be an Underwriter as defined in the
      Exchange Act or Securities Act, nor a "statutory underwriter." The
      Investor shall not be required to take any action or assume any liability or obligation which would or could impose Underwriter or
      "statutory underwriter" status  or liability on the Investor.

      ARTICLE XIII

      FEES-EXPENSES-WARRANTS

      Section 13.1    Warrants.  The parties identified on Schedule 13 hereto
      ("Warrant Recipients") shall receive one Warrant for every two dollars
      ($2.00) of Commitment Amount provided by the Investor.  A form of
      Warrant is annexed hereto as Exhibit E.  The Purchase Price (as defined in the  Warrant) shall be equal to one hundred and twenty percent (120%)
      of the  lowest Bid Price during the portion of the Valuation Period in connection with which the Warrants are issuable.  The Warrants will be exercisable for four years from the Issue Date as defined in the Warrant.  The Warrant Recipients are granted the registration rights set forth in the Registration Rights Agreement with respect to the Warrant Shares but only insofar as any Registration Statement or amendment to a  Registration Statement is filed after the issuance of the Warrants or obligation to issue the Warrants has accrued.  The
      Company's obligations to the Warrant Recipients is binding even if the
      Registration Rights Agreement is not signed by the Warrant Recipients.
      The Warrants must be delivered  to the Warrant Recipients or an agreed upon escrow agent on each Closing Date. All the representations, undertakings and covenants made by the  Company relating to the Put
      Shares and the holder of the Put Shares are also made by the Company to and  for the benefit of the Warrant Recipients and in relation to the
      Warrant Shares.

      Section 13.2    Timely Delivery.  In the event any Warrants are not
      timely delivered, the Investor shall have no further obligation to purchase Put Shares pursuant to this Agreement.

      Section 13.3    Fees and Expenses.   Each of the Company and the
      Investor agrees to pay  its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the reasonable fees, expenses and disbursements of  the Investor's counsel in an amount of $3,000 which shall be payable on or before the
      Subscription Date, $5,500 in connection with each       of the first and
      second  Closings and $1,000 for each Closing thereafter.

      Section 13.4    Finders.   Each of the parties hereto represents that it
      has had no dealings in  connection with this transaction with any finder or broker who will demand payment of any fee or commission from the
      Company or Investor except as described on      Schedule 13 ("Finder").
      The Company agrees to pay to the Finder a fee equal to  ten percent
      (10%) ("Finder's Fee") of the Investment Amount received by     the
      Company as set forth on Schedule 13 hereto and ten percent (10%) of the cash proceeds of Warrant exercise ("Warrant Exercise Compensation").
      Said sum shall be paid out of the escrow account established for deposit of Investment Amounts and within five Trading Days of the
      Company's receipt of Warrant exercise proceeds.  A default by the
      Company of the Company's obligations to the Finders and Warrant
      Recipients shall be deemed a default under the Agreement, shall terminate the Investor's obligation to comply with any Optional
      Purchase Notices and be deemed an Event of Default under      the
      Convertible Notes provided such default is not due to a failure by an escrow agent to comply with his obligations. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold  the other harmless from any and all liabilities to any other persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions.

      Section 13.5    Transfer.  At the election and in the sole discretion of
      any Finder or Warrant Recipient, the right to receive Finder's  Fees and
      Warrant Exercise Compensation may be transferred to the Investor or
      Warrant Recipient who's investment gives rise to such payment.
      Upon such transfer, the Investor may take a credit equal to the
      Finder's Fee against the Investment Amount that gives rise to the
      Finder's Fee.  The transferee of Warrant Exercise Compensation may take a credit against the Purchase Price equal to the Warrant
      Exercise Compensation.  A Warrant Recipient, at his sole discretion, may transfer either before or after issuance, all or some of the Warrants to the Investor whose investment gives rise to the requirement to issue the Warrants.  The transferee of  the Warrants will receive all the rights and benefits granted to the Warrant Recipients pursuant to this Agreement, the Registration Rights Agreement and any other agreement relating to the Warrants.

      ARTICLE XIV

      MISCELLANEOUS

      Section 14.1    Counterparts.  This Agreement may be executed in
      multiple counterparts,  each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.  This Agreement may be delivered by telecopier transmission which such copy shall be deemed an original executed Agreement.

      Section 14.2    Entire Agreement.   This Agreement, the Exhibits hereto,
      the documents delivered in connection herewith, and the Registration
      Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter  hereof.  The terms and conditions of all Exhibits to this
      Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

      Section 14.3    Survival; Severability.   The representations,
      warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this
      Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full
      force   and effect without said provision; provided that such
      severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

      Section 14.4    Title and Subtitles.   The titles and subtitles used in
      this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      Section 14.5    Reporting Entity for the Common Stock.  The reporting
      entity relied upon for the determination of the Closing Price, VWAP, trading price or trading volume of the Common Stock on any given Trading
      Day     for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto.  The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

      Section 14.6    Remedies for Breach.  The Company and each Investor
      acknowledges that the other party's remedy at law for the breach of the provisions provided in this Agreement is inadequate.  Therefore, the
      Company and each Investor agrees that a breach  or violation of this
      Agreement by the Company, on the one hand, and the Investors, on the other hand, will entitle the other party, as a matter of right, to an injunction or other equitable relief, issued by any court or arbitration panel of competent jurisdiction, restraining any further or continued breach or violation of this Agreement.  Such right
      to an   injunction will be cumulative and in addition to, and not in lieu of, any other remedies to which the Company and the Investors may show themselves justly entitled.

      Section 14.7    Publicity.  Except as required by applicable law,
      neither the Company nor the Investor shall issue any press release or otherwise make any public statement or announcement with respect to this
      Agreement or the transactions contemplated hereby or the existence of this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

      Section 14.8    Confidentiality.  Investor agrees to maintain the
      confidentiality of all information about the Company received   from any
      officer, employee or agent of the Company, until such time as that confidential information is released to the public generally as contemplated by Regulation FD of the Exchange Act other than as a result of any disclosure by Investor.

      [THIS SPACE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Private Equity
      Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

      CONECTISYS CORP.

      By:

      _______________________________________
      Robert A. Spigno, CEO

      _________________________________________
      KESHET L.P. - Investor

      __________________________________________
      LAURUS MASTER FUND LTD. - Investor

      SCHEDULE A

      INVESTOR                            SHARE OF COMMITMENT AMOUNT            PROPORTIONATE SHARE OF
                                                                               COMMITMENT AMOUNT
      KESHET L.P.                               $5,000,000                            1/3
      An Isle of Man Limited
      PartnershipRagnall House,
      18 Peel RoadDouglas,
      Isle of Man1M1   4L2,
      United Kingdom
      Fax:011-44-1625-661594

      THE KESHET FUND, L.P.                     $5,000,000                            1/3
      A New York Limited Partnership
      135 West 50th Street,
      Suite 1700
      New York, NY  10020
      Fax: 212-541-4434

      LAURUS MASTER FUND, LTD.                  $5,000,000                            1/3
      A Cayman Islands Corporation
      C/o Onshore Corporate Services Ltd.
      P.O. Box 1234
      G.T.Queensgate House
      South Church Street
      Grand Cayman, Cayman Islands
      Fax: 345-949-9877

                     TOTAL                     $15,000,000.00                        100%

      EXHIBIT B

      FORM OF OPINION OF THE COMPANY'S INDEPENDENT COUNSEL WITHIN 5 TRADING
      DAYS FOLLOWING EFFECTIVE DATE OF REGISTRATION STATEMENT

      TO:

      We have acted as counsel to __________________, a ___________
      corporation (the "Company"), in connection with the Private Equity Line
      of Credit       Agreement between the Company and you, dated as of
      ______________, 2001    (the "Line of Credit Agreement"), pursuant to
      which the       Company will issue to you from time to time shares of
      Common Stock, $____ par value (the "Put Shares") and the Registration
      Rights Agreement between you and the Company, dated     __________, 2001
      (the "Registration Rights Agreement," and together with the Line of
      Credit Agreement, the "Agreements").  This opinion is rendered to you pursuant to Section 7.2(h) of the Line of Credit Agreement.
      Capitalized terms used without definition in this opinion have the meanings given to them in the Line of Credit Agreement.

      In connection with this opinion, we have assumed the authenticity of all records, documents, and instruments submitted to us as  originals, the genuineness of all signatures, the legal capacity of natural
      persons and the conformity to the originals     of all records,
      documents, and instruments submitted to us as copies.  We have also assumed that there are no facts or circumstances relating to you that
      might prevent   you from enforcing any of the rights to which our
      opinion relates.  We have based our opinion upon our review of the following records, documents and instruments:

      (a)     The Articles of Incorporation of the Company, as amended to date
      (the "Articles"), certified by  the Secretary of State [the jurisdiction of incorporation] as of ____________, 2001 and  certified to us by an
      officer of the Company as       being complete and in full force and
      effect as of the date of this opinion;

      (b)     The Bylaws of the Company certified to us by an officer of the
      Company as being complete and in full force and effect as of the date of this opinion (the "Bylaws");

      (c)     Records certified to us by an officer of the Company as
      constituting all records of proceedings and actions of the Board of
      Directors and the shareholders of the Company relating to the transactions contemplated by the Agreement;

      (d)     The Agreements;

      (e)     A certificate related to the good standing of the Company issued by the  Secretary of State of the State of [the jurisdiction of incorporation] dated __________, 2001;

      (f)     A Certificate of the Chief Executive Officer of the Company as
      to certain factual matters (the "Officer's Certificate");

      (g)     The SEC Documents.

      With your consent, we have based our opinion expressed in paragraph 1 below as to the good standing of the Company solely upon the documents enumerated in (e) and (f) above.

      Where our opinion relates to our "knowledge," such knowledge is based upon our examination of the records, documents, instruments, and certificates enumerated or described above and the actual knowledge of attorneys in this firm who are currently involved in substantive legal representation of the Company on matters related to the
      Agreements.  With your consent, we have not examined any records of any court, administrative tribunal or other similar entity in connection
      with our opinion expressed in paragraph 2 of Part III below.    We have
      assumed for purposes of our opinion to the effect that the Put Shares are fully paid and that the consideration for such Put Shares will be received by  the Company in accordance with the Line of Credit
      Agreement.

      We express no opinion as to any anti-fraud provisions of applicable federal or state securities laws, any tax, anti-trust, land use, export, safety, environmental or hazardous materials laws, rules or regulations.

      This opinion is limited to the federal laws of the United States of
      America and the laws of the States of [jurisdiction of
      incorporation] and New York.  We disclaim any opinion as to the laws of any other jurisdiction and we further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental  body.

      Based upon the foregoing and our examination of such questions of law as we have deemed  necessary or appropriate for the purpose of this opinion, and subject to the limitations and qualifications expressed below, it is our opinion that:

      1.      The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of [jurisdiction of incorporation] and has all requisite power and authority to  carry on its business and to own, lease  and operate its properties and assets as described in the SEC Documents.  To our knowledge the Company does not have any subsidiaries other than as set forth in the SEC Documents.

      2.      To our knowledge, except as described in the SEC Documents, there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or to our knowledge, any  officer or director of the Company in his or her capacity as such, nor to our knowledge  has the Company received any written threat of any such claims, actions, suits, proceedings or investigations.

      3.      To our knowledge, except as described in the Company's
      representations and warranties contained in Article IV of the
      Line of Credit Agreement, there are no outstanding options, warrants, calls or commitments  of any character whatsoever relating to, or securities,  rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understanding, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

      4.      Subject to the accuracy of your representations in Article III of the Line of Credit Agreement on the date hereof and on the date of issuance of any Put Shares, Warrant Shares, and the statement in the
      Officer's Certificate that the Company has not offered or sold, and will not offer or sell, any Put Shares by means of advertising or public solicitation, the issuance of the Put Shares and Warrant Shares in conformity with the terms of the Line of Credit Agreement constitutes transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended. The Put Shares when issued in compliance with the Line of Credit Agreement, and the Warrant Shares when issued in compliance with the Line of Credit
      Agreement and Registration Rights Agreement, will be duly
      authorized, validly issued, fully paid, and non-assessable and free of preemptive rights set forth in the Articles, Bylaws and any
      agreement filed as an exhibit to the SEC Documents, provided,   however,
      that the Put Shares and Warrant Shares  may be subject to restrictions on transfer under state and federal securities laws, but only to the extent set forth in the Line of Credit Agreement.

      5.      The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements and to issue the Put Shares, Warrants and Warrant Shares.

      Each of the Agreements has been duly authorized, executed and delivered by the Company and the consummation by it of the transactions contemplated thereby has been duly authorized by all necessary corporate action and no further consent or authorization of the Company's board of directors or shareholders is required. Each of the
      Agreements has been duly executed and delivered on the part     of the
      Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditors' rights, (ii) to general principles of equity, whether such enforcement is considered in a
      proceeding in   equity or at law, and (iii) to limitations imposed by
      applicable law or public policy on the enforceability of the indemnification provisions contained in the Agreements.

      6.      The execution, delivery and performance of and compliance with the respective terms of each of the Agreements, and issuance of the Put
      Shares and Warrant Shares in accordance with the Line of Credit
      Agreement, will not violate any provision of the Articles or Bylaws or any law applicable to the Company.

      7.      The holders of the Common Stock and Warrant Shares will not be subject to the provisions of the States of [states of
      incorporation and principal office location] anti-takeover statutes.

      In connection with the registration of the Put Shares and Warrant
      Shares, we advised the Company as to the requirements   of the
      Securities Act and the applicable Rules and Regulations and rendered other legal advice and assistance in the course of preparation of the Registration Statement and Prospectus, including review and discussion of the contents thereof.  On the basis of the
      information that was developed in the course of the performance of such services considered in the light of our understanding of the Securities Act, including the requirements of Forms S-3 and SB-2, we have no reason  to believe that (i) the Registration Statement (other than the financial statements and related statements and
      schedules, as to which we express no belief) as of its Effective
      Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the
      Prospectus (other than the financial statements and related statements and schedules, as to which we express no belief) as of the
      Effective Date of the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The limitations inherent in the independent verification of factual matters and the character of
      determinations involved in the registration process are such, however, that except as set forth in this opinion letter we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

      Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

      A.      The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws  relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

      B.      Limitations imposed by state law, federal law or general
      equitable principles upon the specific  enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief  or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

      C.      This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA
      Section of Business Law (1991). As a consequence, it is subject to a number  of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, including the General Qualifications and the Equitable
      Principles Limitation, and this opinion letter should be read in conjunction therewith.

      This opinion is rendered as of the date first written above, is solely for your benefit in connection with the Agreement and may not be relief upon or used by, circulated, quoted, or referred to nor may any copies hereof by delivered to any other person without our prior written consent.  We disclaim any obligation to update this opinion letter or to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                          Very truly yours,

      EXHIBIT C

      COMPLIANCE CERTIFICATE  __________________________________

      The undersigned, _______________, hereby certifies, with respect to the shares of Common Stock of _____________________ (the "Company") issuable in connection with the  Optional Purchase Notice, dated  (the "Notice"), delivered pursuant to Article II of the Private Equity  Line of Credit
      Agreement, dated _____________, 2001, by and among the Company and certain Investors (the "Agreement"), as follows:

      1.      The undersigned is the duly elected ______________________________ of the Company.

      2.      The representations and warranties of the Company set forth in the Agreement are true and correct in all material respects as though made on and as of the date hereof.

      3.      The Company has performed in all material respects all covenants and agreements  to be performed by the Company on or prior to the
      Closing Date related to the Notice and has complied in all material respects with all obligations and conditions contained in the
      Agreement.

      4.      The amount of Common Stock remaining registered in an effective registration statement on behalf of each Investor as of this date is set forth on the schedule hereto.

      5.      The purchase price of the Common Stock previously issued to each of the  Investors is set forth on the schedule hereto.

      The undersigned has executed this Certificate this ____ day of ________,
      2001.

      ____________________________________

      By:______________________________________
      Name:
      Title:

      EXHIBIT D

      INSTRUCTIONS TO TRANSFER AGENT _____________________________________

      [TRANSFER AGENT]

      Dear Sirs:

      Reference is made to the Private Equity Line of Credit Agreement (the
      "Agreement"), dated as of ________________, 2001 among certain
      Investors (the "Investor")and _____________________ (the
      "Company").  Pursuant to the Agreement, subject to the terms and conditions set forth in the Agreement the Investor has agreed to purchase from the Company and the Company has agreed to sell to the
      Investor from time to time during the term of the Agreement shares of Common Stock of the Company, $____ par value (the "Common Stock").
      As a condition to the effectiveness of the Agreement, the Company has agreed to issue to you, as the transfer agent for the Common Stock
      (the "Transfer Agent"), these instructions relating to the Common Stock to be issued to the Investor (or a permitted assignee) pursuant to the
      Agreement. All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

      1.      ISSUANCE OF COMMON STOCK WITHOUT THE LEGEND

      Pursuant to the Agreement, the Company is required to prepare and file with the Commission, and maintain the effectiveness of, a
      registration statement  or registration statements registering the resale of the Common Stock to be acquired by the Investor under the
      Agreement. The Company will advise the Transfer Agent in writing of the effectiveness of any such registration statement promptly upon its being declared effective. The Transfer Agent shall be entitled to rely on such advice  and shall assume that the effectiveness of such registration statement remains in effect unless the Transfer Agent is otherwise advised in writing by the Company and shall not be required to independently confirm the continued effectiveness of such registration statement. In the  circumstances set forth in the following two paragraphs, the Transfer Agent shall deliver to the Investor certificates representing Common Stock not bearing the Legend without requiring further advice or instruction or additional documentation from the Company or  its counsel or the Investor or its counsel or any other party (other than as described in such paragraphs).

      At any time after the effective date of the applicable registration statement (provided that the Company has not informed the Transfer
      Agent in writing that such registration statement is not
      effective) upon any surrender of one or more certificates evidencing
      Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, the Transfer Agent shall deliver to  the
      Investor the certificates representing the Common Stock not bearing the Legend, in such names and denominations as the Investor shall request, provided that:

      (a)     in connection with such event, the Investor (or its permitted
      assignee) shall confirm in writing to the       Transfer Agent that (i)
      the Investor confirms to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a transferee that is not  an affiliate of the Company; and (ii) the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement;

      (b)     the Investor (or its permitted assignee) shall represent that it is permitted to dispose thereof with limitation as to amount of manner of sale pursuant to Rule 144(k) under the Securities Act; or

      (c)     the Investor, its permitted assignee, or either of their brokers confirms to the transfer agent  that (i) the Investor has held the shares of Common Stock for at least one year, (ii) counting the shares surrendered as being sold upon the date the unlegended Certificates would be delivered to the Investor (or the Trading Day immediately following if such date  is not a Trading Day), the Investor will not have sold more than the greater of (a) one percent (1%) of the total number of outstanding shares of Common Stock or (b) the average weekly trading volume of the Common Stock for the preceding four weeks during the three months ending upon such delivery date
      (or the Trading Day immediately  following if such date is not a Trading
      Day), and (iii) the Investor has complied with  the manner of sale and notice requirements of Rule 144 under the Securities Act.

      Any advice, notice or instructions to the Transfer Agent required or permitted to be given hereunder may be transmitted via facsimile to the Transfer Agent's facsimile  number of __________.

      2.      MECHANICS OF DELIVERY OF CERTIFICATES REPRESENTING COMMON STOCK

      In connection with any Closing pursuant to which the Investor acquires
      Common Stock under the Agreement, the Transfer Agent shall deliver certificates representing Common Stock (with or without the Legend, as appropriate) as promptly as practicable, but in no event later  than three business days, after such Closing.

      3.      FEES OF TRANSFER AGENT; INDEMNIFICATION

      The Company agrees to pay the Transfer Agent for all fees incurred in connection with these Irrevocable Instructions. The Company agrees to indemnify the Transfer Agent and its officers, employees and agents, against any losses, claims, damages or  liabilities, joint or several, to which it or they become subject based upon the performance by the Transfer Agent of its duties in accordance with the Irrevocable
      Instructions.

      4.      THIRD PARTY BENEFICIARY

      The Company and the Transfer Agent acknowledge and agree that the
      Investor is an express third party beneficiary of these Irrevocable
      Instructions and shall be entitled to rely upon, and enforce, the provisions hereof.

      [THE COMPANY]

       By:_______________________________________
        Name:
        Title:

       AGREED:

      [TRANSFER AGENT]

      By:_______________________________

      Schedule 4.3

      CAPITALIZATION

            The following table sets forth the capitalization of the Company at April 30, 2001.

      Common Stock issued and Outstanding as of April 30 2001:
      29,916,182

      The Common Stock

      The Company is authorized to issue 250,000,000 shares of no par value Common Stock.

      ConectiSys Corporation's holders of Common Stock are each
      entitled to cast one vote for each Share held   of record on all
      matters presented to shareholders.  Cumulative  voting is not allowed; hence, the holders of a majority of the
      outstanding Common Stock can elect all directors. There
      are however 140,020 shares of Class A Preferred Stock, $1.00 par value, outstanding and up to One (1) million shares is
      authorized that can be issued with super voting rights of
      100 to  1 (100 votes for each share of Class A Preferred Stock).

      Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds
      legally available therefore and, in the event of liquidation, to
      share   pro rata in any distribution of the Company's assets
      after payment of liabilities.  The Board of Directors in
      not obligated to declare a dividend and it is not
      anticipated that dividends will be paid until the Company is in profit.

      Holders of Common Stock do not have preemptive rights to
      subscribe to additional shares  if issued by the Company.  There are no  conversion, redemptions, sinking fund or similar
      provisions regarding the Common Stock.   All of the outstanding
      Shares of Common Stock are fully paid and non-assessable and all of the  Shares of Common Stock offered thereby will be, upon issuance, fully paid and non-assessable.

      Holders of Shares of Common Stock will have full rights to vote on all matters brought before shareholders for their approval, subject to preferential rights of holders of any series
      of Preferred Stock.  The holders of Common Stock will
      have no conversion, preemptive or other subscription rights.

      As of April 24, 2001, there were over 3000 shareholders of record of the Company's common stock.

      The Preferred Stock

      The Company's Board of Directors is currently authorized to issue 50,000,000 shares of Preferred Stock; the Board of
      Directors has authorized the issuance of 1,000,000 shares
      of Class A Preferred Stock with 100 to 1 voting rights.
      At the present time there is 140,020 shares of Class A Preferred
      Stock issued and outstanding, all of which is owned by  the CEO of the Company, Robert A. Spigno.

      Further the Board of Directors has authorized the issuance of
      1,000,000 shares of Class B Preferred Stock, which is
      convertible at any time at the rate of 10 shares of Common
      Stock for each share of Class B Preferred Stock. Such
      Preferred Stock may have the effect of delaying or
      preventing a change in control of the Company without further shareholder action and may adversely affect the rights and powers, including voting rights, of the holders of Common Stock.

      Reserved:

      The Company has options outstanding to purchase 6,805,459 shares of restricted stock and 1,000,000 shares of Class B Preferred
      Stock, which is convertible at a rate of 10 to 1 into
      restricted Common Stock or 10,000,000 shares of restricted
      Common Stock. The Company has a total of 16,805,459 Options for restricted common stock including the Options for Class B
      Preferred Stock.

      The Company has 1,513,055 warrants to purchase one (1) share of restricted Common Stock each at $2.00 per share; 513,000 are exercisable until November 1, 2001, 446,305 are exercisable until September 1, 2002 and the remainder 599,250 are
      exercisable until March 3, 2003.

      The Company has 1,000,000 warrants to purchase one (1) share of restricted Common Stock each at $0.192 per share exercisable until April 11, 2005.

      The Company has 100,000 shares of common stock options to
      various Consultants at a 15% discount to the markets that are exercisable until September 1, 2001.

      The Company has 1,000,000 shares of Class B Preferred Stock
      Options to purchase one (1) share of Class B Preferred
      Stock, which is convertible to ten (10) shares of restricted
      Common Stock, at a price of $5.00 per share of Class B Preferred
      Stock or if converted $.50 per share of restricted common
      stock; These Options    are exercisable until November 1, 2001.

      The Company has 9,980 shares of Class A Preferred Stock Options to purchase one (1) share of Class A Preferred Stock, at a price of $1.00 per share; These Options are exercisable until December
      1, 2001 and are vested with the Company's President and CEO,
      Robert A. Spigno.

      The Company has an additional 4,143,654 options to purchase one
      (1) of restricted Common Stock held by various Directors and
      Officers of the Company as indicated below:

        Common Stock          No. Options       Exercise Price         Expiration Date
        Robert A. Spigno        1,443,654          $.3864                 12/2/00
        Rodney W. Lighthipe       100,000          $.38                   3/11/02
        Lawrence Muirhead       2,000,000          $.50                  12/31/02
        Patricia Spigno           500,000          $.38                   8/31/04
        Melissa Weger             100,000          $.38                  12/31/02

        Class A Preferred Stock

                                No. Options     Exercise Price          Expiration Date
        Robert A. Spigno           9,980           $1.00                   12/2/01

        Capitalization Totals:

        Common Stock issued and Outstanding as of April 30, 2001         29,916,182
        Warrants & Options Outstanding                                   16,805,459
        Reserved shares for the Credit Agreement                         50,000,000
        Total shares outstanding & reserved                              96,721,641

        Shares of Common Stock Authorized                               250,000,000

        Shares of Preferred Stock Authorized                              2,000,000

      SCHEDULE 13

      FINDERS                         CASH FINDERS FEE (1)                                 WARRANT EXERCISE COMPENSATION (2)
      LAURUS CAPITAL MANAGEMENT, LLC  Cash Finder's Fees payable in connection with        Warrant Exercise Compensation payable
      135 West 50th Street,           investments by Laurus Master Fund LLC of             in connection with investments by
      Suite 1700                      which Laurus Capital Management LLC is the           Laurus Master Fund LLC
      New York, NY 10020              Funds Manager.
      Fax: 212-541-4434

      ALON ENTERPRISES LTD.           Cash Finder's Fees payable in connection with        Warrant ExerciseCompensation payable in
      An  Isle of Man                 investments by Keshet L.P. and The Keshet Fund L.P.  connection with investments by  Keshet L.P.
      CorporationRagnall House,                                                            and The Keshet Fund L.P.
      18 Peel RoadDouglas,
      Isle of Man 1M1 4L2,
      United
      Kingdom
      Fax: 011-44-1625-661594

      TOTAL                                   10%                                                           10%

      (1)     Total Finder's Fee represents 10% of the Commitment Amount.

      (2)     Warrant Exercise Compensation is equal to 10% of the aggregate cash proceeds received by the Company from cash based Warrant exercise.

      WARRANT RECIPIENTS                                                            PROPORTIONATE SHARE OF WARRANTS *

      LAURUS MASTER FUND, LTD.                                                      Warrants issuable in connection with
      A Cayman Islands Corporation                                                  investments by Laurus Master Fund Ltd.
      C/o Onshore Corporate Services Ltd.
      P.O. Box 1234 G.T.Queensgate House, South Church Street
      Grand Cayman, Cayman Islands
      Fax:345-949-9877

      TALBIYA B. INVESTMENTS LTD.                                                   Warrants issuable in connection with
      An Isle of Man Corporation                                                    investments by Keshet L.P., The Keshet Fund L.P.,
      Ragnall House, 18 Peel RoadDouglas,                                           Nesher Ltd., and Talbiya B. Investments Ltd.
      Isle of Man 1M1  4L2,
      United Kingdom
      Fax: 011-44-1625-661594

      TOTAL                                                                                            100%

      * One Warrant shall be issued for each $2.00 of Commitment Amount provided by the Investors.

      EXHIBIT 10.2 - REGISTRATION RIGHTS AGREEMENT
      (PART OF PELC AGREEMENT)

      REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of
      April ___, 2001, is made and entered into among Conectisys Corp., a Colorado corporation (the "Company"), and the Investors who are signatories hereto ("Investor" or "Investors") for their benefit and for the benefit of the Warrant Recipients.

      WHEREAS, the Company and the Investor have entered into that certain
      Private Equity Line of Credit Agreement, dated as of the date hereof
      (the "Investment Agreement"), pursuant to which the Company will issue, from time to time, to the Investor up to $15,000,000 worth of Common
      Stock;

      WHEREAS, pursuant to the terms of, and in partial consideration for, the
      Investor's agreement to enter into the Investment Agreement, the Company has agreed to provide the Investor and Warrant Recipients with certain registration rights with respect to the Registrable Securities (as defined in the Investment Agreement);

      NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the
      Investment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Investment Agreement):

      ARTICLE I REGISTRATION RIGHTS

      Section 1.1  FORM SB-2 REGISTRATION STATEMENTS.

      (a)      Filing of Form SB-2 Registration Statements. Subject to the
      terms and conditions of this Agreement, the Company shall file with the
      SEC within forty-five (45) days following the Subscription Date a registration statement on Form SB-2 under the Securities Act (the
      "Registration Statement") for the registration of the resale by the
      Investor and Warrant Recipients of Registrable Securities.

      (b)      Effectiveness of the Registration Statement. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC by no later than ninety (90) days after the Subscription Date and to insure that the Registration Statement remains in effect throughout the term of this Agreement as set forth in
      Section 4.2, subject to the terms and conditions of this Agreement.

      (c)      Failure to Obtain Effectiveness of Registration Statements.  In
      the event the Company fails for any reason to obtain the effectiveness of a Registration Statement within the time period set forth in Section
      1.1(b), the Company shall pay to the Investors, collectively, within
      WHEREAS, the Company and the Investor have entered into that certain
      Private Equity Line of Credit Agreement, dated as of the date hereof
      (the "Investment Agreement"), pursuant to which the Company will issue, from time to time, to the Investor up to $15,000,000 worth of Common
      Stock;

      WHEREAS, pursuant to the terms of, and in partial consideration for, the
      Investor's agreement to enter into the Investment Agreement, the Company has agreed to provide the Investor and Warrant Recipients with certain registration rights with respect to the Registrable Securities (as defined in the Investment Agreement);

      NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein and in the
      Investment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Investment Agreement):

      ARTICLE II REGISTRATION PROCEDURES

      Section 2.1  FILINGS; INFORMATION. The Company will effect the registration and sale of such Registrable Securities in accordance with the intended methods of disposition thereof. Without limiting the foregoing, the Company in each such case will do the following as expeditiously as possible, but in no event later than the deadline, if any, prescribed therefor in this Agreement:

      (a)     The Company shall prepare and file with the SEC a registration statement on Form SB-2 (if use of such form is then available to the
      Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such Registrable
      Securities); use reasonable best efforts to cause such filed
      Registration Statement to become and remain effective (pursuant to Rule
      415 under the Securities Act or otherwise); prepare and file with the
      SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective during the term of this Agreement;
      prepare and file within one day after each Closing Date any prospectus supplement required under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all
      Registrable Securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement.

      (b)      The Company shall file all necessary amendments to the
      Registration Statement in order to effectuate the purpose of this
      Agreement and the Investment Agreement.

      (c)      If so requested by the managing underwriters, if any, or the holders of a majority in aggregate amount of the Registrable Securities being actually issued, the Company shall (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders agree should be included therein, and (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the
      Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 2.1(c)(ii) that would, in the opinion of counsel for the Company, violate applicable law.

      (d)      In connection with the filing of a Registration Statement, the
      Company shall enter into such agreements and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such
      Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable
      Securities and the underwriters, if any, with respect to the business of the Company (including with respect to businesses or assets acquired or to be acquired by the Company), and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling holders of such Registrable Securities and the underwriters, if any, than those set forth herein (or such other provisions and procedures acceptable to the holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration
      Statement and the managing underwriters, if any); and (iii) deliver such documents and certificates as may be reasonably requested by the holders of a majority in aggregate principal amount of the Registrable
      Securities being sold, their counsel and the managing underwriters, if any, to evidence the continued validity of their representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

      (e)     Five Trading Days prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein), the Company shall deliver to the seller of Registrable
      Securities and counsel representing the seller of Registrable
      Securities, in accordance with the notice provisions of Section 4.8, copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by such parties, and thereafter deliver to the seller of Registrable Securities and its counsel, in accordance with the notice provisions of Section
      4.8, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement
      (including each preliminary prospectus) and such other documents or information as the Investor or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities.

      (f)     After the filing of the Registration Statement, the Company shall promptly notify the Investor of any stop order issued or threatened by the SEC in connection therewith and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

      (g)     The Company shall use its reasonable best efforts to (i)
      register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the Investor may reasonably (in light of its intended plan of distribution) request, and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the
      Investor to consummate the disposition of the Registrable Securities;
      provided that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (g), subject itself to taxation in any such jurisdiction, or consent or subject itself to general service of process in any such jurisdiction.

      (h)     The Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of a Registration
      Statement or related prospectus in respect of an offering of Registrable
      Securities: (i) receipt of any request for additional information by the
      SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii)
      the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the
      Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from  qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration
      Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration
      Statement, related prospectus or documents so that, in the case of the
      Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated
      therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the
      Investor any such supplement or amendment to the related prospectus.

      (i)     The Company shall enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (whereupon the
      Investor may, at its option, require that any or all of the representations, warranties and covenants of the Company also be made to and for the benefit of the Investor).

      (j)    The Company shall make available to the Investor (and will deliver to Investor's counsel), subject to restrictions imposed by the
      United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, its counsel or auditors and wil l also make available for inspection by the Investor and any attorney, accountant or other professional retained by the Investor (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the
      Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with such
      Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the
      Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such
      Inspectors' obligation not to disclose such Records; and, provided further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the
      Inspectors, upon advice of counsel, are compelled to disclose such
      Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. The Investor agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public. The Investor further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the
      Records deemed confidential.

      (k)     The Company shall deliver, in accordance with the notice
      provisions of Section 4.8, to the Investor a signed counterpart, addressed to the Investor, of (1) an opinion or opinions of counsel to the Company, in such form reasonably acceptable to the Investor, and (2)
      to the extent required by law or reasonably necessary to effect a sale of Registrable Securities in accordance with prevailing business practices at the time of any sale of Registrable Securities pursuant to a Registration Statement, a comfort letter or comfort letters from the
      Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Investor therefor reasonably requests.

      (l)     The Company shall otherwise comply with all applicable rules and regulations of the SEC, including, without limitation, compliance with applicable reporting requirements under the Exchange Act.

      (m)     The Company shall appoint a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

      (n)     The Company may require the Investor to promptly furnish in writing to the Company such information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the SEC or the National
      Association of Securities Dealers.  The Investor agrees to provide such information requested in connection with such registration within ten
      (10) business days after receiving such written request and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of the Registration Statement directly caused by the
      Investor's failure to timely provide such information.

      Section 2.2    REGISTRATION EXPENSES.   In connection with each
      Registration Statement, the Company shall pay all registration expenses incurred in connection with the registration thereunder (the
      "Registration Expenses"), including, without limitation: (i) all registration, filing, securities exchange listing and fees required by the National Association of Securities Dealers, (ii) all registration, filing, qualification and other fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable
      Securities), (iii) all word processing, duplicating, printing, messenger and delivery expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable
      Securities, (vi) reasonable fees and disbursements of counsel for the
      Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any special audits or comfort letters or costs associated with the delivery by independent certified public accountants of such special audit(s) or comfort letter(s) requested pursuant to Section 2.1(l) hereof), (vii)
      the fees and expenses of any special experts retained by the Company in connection with such registration, (viii) premiums and other costs of policies of insurance against liabilities arising out of any public offering of the Registrable Securities being registered, and (ix) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting fees, discounts, transfer taxes or commissions, if any, attributable to the sale of
      Registrable Securities, which shall be payable by each seller of
      Registrable Securities pro rata on the basis of the number of
      Registrable Securities of each such seller that are included in a registration under this Agreement.

      ARTICLE III INDEMNIFICATION AND CONTRIBUTION

      Section 3.1  INDEMNIFICATION BY THE COMPANY.     The Company agrees to
      indemnify and hold harmless each seller of Registrable Securities, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each Person or entity, if any, who controls the seller of
      Registrable Securities within the meaning of Section 15 of the
      Securities Act or Section 20 of the Exchange Act, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling Person or entity (collectively, the
      "Controlling Persons"), from and against any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of investigating and defending any such claim) (collectively, "Damages"), joint or several, and any action or proceeding in respect thereof to which the seller of Registrable Securities, its partners, Affiliates, officers, directors, employees and duly authorized agents, and any such
      Controlling Person may become subject under the Securities Act or otherwise as incurred and, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the
      Registrable Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by the seller of
      Registrable Securities expressly for use therein, and shall reimburse the seller of Registrable Securities, its partners, Affiliates, officers, directors, employees and duly authorized agents, and each such
      Controlling Person for any legal and other expenses reasonably incurred by the seller of Registrable Securities, its partners, Affiliates, officers, directors, employees and duly authorized agents, or any such
      Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings;
      provided, however, that the Company shall not be liable to the seller of
      Registrable Securities to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (A) the seller of Registrable Securities failed to send or deliver a copy of the final prospectus delivered by the Company to the seller of Registrable Securities with or prior to the delivery of written confirmation of the sale by the seller of
      Registrable Securities to the Person asserting the claim from which such
      Damages arise, and (Bi) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission.

      Section 3.2  INDEMNIFICATION BY SELLER OF REGISTRABLE SECURITIES.
      Each Seller of Registrable Securities agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company, or entity, if any, who controls the Company within the meaning of
      Section 15 of the Securities Act or Section 20 of the Exchange Act, and
      each officer of the Company who signs the Registration Statement, the
      Company's directors, together with the partners, Affiliates, officers, directors, employees and duly authorized agents of such controlling
      Person or entity (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, costs and expenses
      (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of investigating and defending any such claim) (collectively, "Damages"), joint or several, and any action or proceeding in respect thereof to which the Company and Controlling
      Person may become subject under the Securities Act or otherwise as incurred and, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any
      Registration Statement or prospectus relating to the Registrable
      Securities or any preliminary prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, only insofar as the same are based upon information furnished in writing to the Company by the seller of
      Registrable Securities expressly for use therein, and shall reimburse the Company and each such Controlling Person for any legal and other expenses reasonably incurred by the Company, or any such Controlling
      Person, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; provided, however, that the seller of Registrable Securities shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by the seller under such Registration Statement bears to the total public offering price of all securities offered thereunder, but not in any event to exceed the net proceeds received by the seller of
      Registrable Securities from the sale of Registrable Securities covered by such registration statement.

      Section 3.3  CONDUCT OF INDEMNIFICATION PROCEEDINGS.    Promptly after
      receipt by any person or entity in respect of which indemnity may be sought pursuant to Section 3.1 or 3.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person or entity against whom such indemnity may be sought (the "Indemnifying
      Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; in the event an Indemnified Party shall fail to give such notice as provided in this Section 3.3 and the
      Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the indemnification provided for in Section 3.1 and 3.2 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the
      Indemnifying Party; provided, that the failure to notify the
      Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 3.1 or 3.2. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying
      Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the
      Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified
      Party for any legal or other expenses subsequently incurred by the
      Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the
      Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such
      Indemnified Party unless (i) the Indemnifying Party and the Indemnified
      Party shall have mutually agreed to the retention of such counsel or
      (ii) in the reasonable judgment of the Company and such Indemnified
      Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys together with appropriate local counsel) at any time for all Indemnified Parties, or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified
      Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such
      Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

      Section 3.4  OTHER INDEMNIFICATION.  Indemnification similar to that specified in the preceding paragraphs of this Article 3 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.
      The provisions of this Article III shall be in addition to any other rights to indemnification, contribution or other remedies which an
      Indemnified Party may have pursuant to law, equity, contract or otherwise.

      Section 3.5  CONTRIBUTION.  If the indemnification provided for in this
      Article III is unavailable to the Indemnified Parties in respect of any
      Damages referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages as between the Company on the one hand and the Investor on the other, in such proportion as is appropriate to reflect the relative fault of the
      Company and of the Investor in connection with such statements or omissions, as well as other equitable considerations. The relative fault of the Company on the one hand and of the Investor on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 3.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an
      Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.5, the Investor shall in no event be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the seller of Registrable
      Securities were sold to the public (less underwriting discounts and commissions) exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
      Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      Section 3.6    UNDERWRITER LIABILITY.  Nothing contained in this
      Agreement or any document delivered herewith shall require or imply that the Investor is or be an Underwriter as defined in the Exchange Act or
      Securities Act, nor a "statutory underwriter."  The Investor shall not be required to take any action or assume any liability or obligation which would or could impose Underwriter or "statutory underwriter"
      status or liability on the Investor.

      ARTICLE IV MISCELLANEOUS

      Section 4.1  NO OUTSTANDING REGISTRATION RIGHTS. The Company represents and warrants to the seller of Registrable Securities that there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the
      Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction that would conflict or be inconsistent with any provision of this Agreement or the
      Investment Agreement.  The Company further represents and warrants that upon issuance, the Registrable Securities will not have been issued or sold in violation of any preemptive or other similar rights of holders of any securities of the Company or any other person.

      Section 4.2  TERM. The registration rights provided to the holders of
      Registrable Securities hereunder shall terminate at such time as all Put
      Shares and Warrant Shares (i) have been disposed of pursuant to the
      Registration Statement, (ii) have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met,
      (iii) have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (iv) may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the holder of Registrable Securities; provided, however, that such registration rights shall not terminate sooner than two years following the end of the Commitment Period. Notwithstanding the
      foregoing, paragraphs (c) and (d) of Section 1.1, Article III, Section
      4.8, and Section 4.9 shall survive the termination of this Agreement.

      Section 4.3  RULE 144. The Company covenants that it will file all reports required to be filed by it under the Securities Act and the
      Exchange Act and that it will take such further action as holders of
      Registrable Securities may reasonably request, all to the extent required from time to time to enable the seller of Registrable
      Securities to sell Registrable Securities without registration under the
      Securities Act within the limitation of the exemptions provided by (a)
      Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. If at any time the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule
      144. Upon the request of the seller of Registrable Securities, the
      Company will deliver to the seller of Registrable Securities a written statement as to whether it has complied with such requirements.

      Section 4.4  CERTIFICATE. The Company will, at its expense, forthwith upon the request of any holder of Registrable Securities, deliver to such holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number
      (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of each class of Stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the
      Company has filed the reports required to be filed under the Exchange
      Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

      Section 4.5  AMENDMENT AND MODIFICATION. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by the parties to this Agreement. The provisions of this
      Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the holders of a majority of the then outstanding Registrable Securities. Notwithstanding the foregoing, the waiver of any provision hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and does not directly or indirectly affect the rights of other holders of
      Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

      Section 4.6  SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement
      and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Investor and Warrant Recipients may assign their rights under this Agreement to any subsequent holder the Registrable
      Securities, provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this
      Agreement as a condition to such holder's claim to any rights hereunder.
      The Investor may unequivocally assign its rights hereunder to any other
      Investor or a subsidiary of itself or of another Investor without the consent of the Company. This Agreement, together with the Investment
      Agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

      Section 4.7  SEPARABILITY. In the event that any provision of this
      Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this
      Agreement.

      Section 4.8  NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

      If to Conectisys Corp.:

      Conectisys Corp.
      24307 Magic Mountain Parkway, Suite 41
      Valencia, CA 91355
      Telecopier: (661) 295-5981

      If to the Investor:

      To the address and telecopier number set forth on the signature page hereto with a copy to (which communication shall not constitute notice):

      Barbara R. Mittman, Esq. 551 Fifth Avenue, Suite 1601 New York,
      New York 10176 Telecopier: (212) 697-3575

      Either party hereto may from time to time change its address or facsimile number for notices under this Section 4.8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

      Section 4.9  GOVERNING LAW.  This Agreement shall be subject to the same choice of law, venue and jurisdiction as the Investment Agreement and construed under the laws of the State of New York, without giving effect to provisions regarding conflicts of law or choice of law.

      Section 4.10  HEADINGS.  The headings in this Agreement are for convenience of reference only and shall not constitute a part of this
      Agreement, nor shall they affect their meaning, construction or effect.

      Section 4.11  COUNTERPARTS.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

      Section 4.12  FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

      Section 4.13  REMEDIES.  In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

      Section 4.14    THIRD PARTY BENEFICIARIES.  The Warrant Recipients are
      expressly made third-party beneficiaries of the agreements contained in this Agreement.

      [THIS SPACE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Registration
      Rights Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                        CONECTISYS CORP.

                        By:__________________________________
                            Robert A. Spigno, CEO

      _________________________________________    ______________________________________
      KESHET L.P. - Investor                       THE KESHET FUND L.P. - Investor
      An Isle of Man Limited Partnership           New York Limited Partnership
      Ragnall House, 18 Peel Road                  135 West 50th Street, Suite 1700
      Douglas, Isle of Man                         New York, NY 10020
      1M1 4L2, United Kingdom                      Fax: 212-541-4434
      Fax: 011-44-1625-661594

      _________________________________________
      LAURUS MASTER FUND LTD. - Investor
      A Cayman Islands Corporation
      C/o Onshore Corporate Services Ltd.
      P.O. Box 1234 G.T.
      Queensgate House, South Church Street
      Grand Cayman, Cayman Islands
      Fax: 345-949-9877

      EXHIBIT 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in the Registration Statement on Form SB-2/A for ConectiSys Corporation our report dated December 19, 2000, relating to the consolidated audited statements of financial condition of ConectiSys
        Corporation, as of September 30, 2000. We also consent to the reference to us under the caption "Interest of Named
        Experts and Counsel".

        HURLEY & COMPANY
        By: /s/ Michael Hurley
        Granada Hills, California
        June 15, 2001